As filed with the Securities and Exchange Commission on December 31, 2013
Registration No. 333-183912
333-175541
333-171184

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 ON
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________
ADCARE HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Georgia	8051	31-1332119
(State or other jurisdiction of incorporation or organization)	(Preliminary Standard Industrial Classification Code Numbers)	(I.R.S. Employer Identification Number)

1145 Hembree Road
Roswell, Georgia 30076
(678) 869-5116
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald W. Fleming
Chief Financial Officer
AdCare Health Systems, Inc.
1145 Hembree Road
Roswell, Georgia 30076
(678) 869-5116 ext. 122
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lori A. Gelchion, Esq.
Rogers & Hardin LLP
2700 International Tower
229 Peachtree Street, N.E.
Atlanta, Georgia 30303
(404) 522-4700

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
___________________________
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ¨

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ¨

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                 Accelerated filer ☐

Non-accelerated filer ☐             Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus contained in this Post-Effective Amendment No. 1 to Form S-3 on Form S-1 (this “Post-Effective Amendment”) will be used as a combined prospectus in connection with the following registration statements (collectively, the “Prior Registration Statements”):

•
Registration Statement on Form S-3 originally filed with the Securities and Exchange Commission (the “SEC”) on December 15, 2010 (File No. 333-171184), as amended by Pre-Effective Amendment No. 1 thereto filed with the SEC on January 13, 2011, registering the resale by the selling shareholders identified therein of 3,428,581 shares of common stock issuable upon conversion of the Registrant’s unsecured 10% subordinated convertible promissory notes issued in October 2010 (the “2010 Notes”);

•
Registration Statement on Form S-3 originally filed with the SEC on July 14, 2011 (File No. 333-175541), as amended by Amendment No. 1 thereto filed with the SEC on July 18, 2011, registering the resale by the selling shareholders identified therein of: (i) 1,020,828 shares of common stock issuable upon conversion of the Registrant’s unsecured 10% subordinated convertible promissory notes issued in March, April and May 2011 (the “2011 Notes”); and (ii) 250,000 shares of common stock issuable upon exercise of a warrant issued to a placement agent in connection with the offer and sale of the 2011 Notes (the “2011 Placement Agent Warrant”); and

•
Registration Statement on Form S-3 originally filed with the SEC on September 14, 2012 (File No. 333-183912) registering the resale by the selling shareholders identified therein of: (i) 2,158,265 shares of common stock issuable upon conversion of the Registrant’s unsecured 8% subordinated convertible promissory notes issued in July 2012 (the “2012 Notes” and, together with the 2011 Notes and the 2010 Notes, the “Notes”); (ii) 100,000 shares of common stock issuable upon exercise of a warrant issued to a placement agent in connection with the offer and sale of the 2012 Notes (the “2012 Placement Agent Warrant”); (iii) 300,000 shares of common stock issuable upon exercise of a warrant issued to an affiliate of such placement agent in connection with certain bridge financing (the “Bridge Warrant” and, together with the 2011 Placement Agent Warrant and the 2012 Placement Agent Warrant, the “Warrants”)); and (iv) 50,000 shares of common stock issued to such placement agent in connection with the offer and sale of the 2012 Notes.

In addition to the shares of common stock discussed above, pursuant to Rule 416 under the Securities Act, the Prior Registration Statements also registered an indeterminate number of shares of common stock issuable upon conversion of the Notes and exercise of the Warrants in connection with stock splits, stock dividends, recapitalization or similar events.
Due to certain late SEC filings during 2013, the Registrant is no longer eligible to use a Registration Statement on Form S-3. This Post-Effective Amendment is being filed to amend each of the Prior Registration Statements into a registration statement on Form S-1 to maintain the registration of the securities previously registered on each of the Prior Registration Statements. Pursuant to Rule 429 under the Securities Act, the prospectus included in this Post-Effective Amendment is a combined prospectus for each of the Prior Registration Statements (Nos. 333-171184, 333-175541 and 333-183912), and this Post-Effective Amendment also constitutes a Post-Effective Amendment No. 1 to each of the Prior Registration Statements (Nos. 333-171184, 333-175541 and 333-183912). Such Post-Effective Amendment No. 1 shall hereafter become effective concurrently with the effectiveness of this Post-Effective Amendment in accordance with Section 8(c) of the Securities Act.

As a result of stock dividends declared and paid by the Registrant in 2011 and 2012, the number of shares of common stock for which the Notes and Warrants are currently convertible or exercisable, as applicable, has increased since the original issuance of the Notes and Warrants, with such increased number of shares being registered on the Prior Registration Statements pursuant to Rule 416. Accordingly, this Post-Effective Amendment continues the registration of: (i) 2,229,491 shares of common stock issuable upon conversion of the 2010 Notes; (ii) 1,114,675 shares of common stock issuable upon conversion of the 2011 Notes; (iii) 275,625 shares of common stock issuable upon exercise of the 2011 Placement Agent Warrant; (iv) 2,267,003 shares of common stock issuable upon conversion of the 2012 Notes; (v) 105,000 shares of common stock issuable upon exercise of the 2012 Placement Agent Warrant; (vi) 315,000 shares of common stock issuable upon exercise of the Bridge Warrant; and (vii)  52,500 shares of common stock issued to the placement agent in connection with the offer and sale of the 2012 Notes.
No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of each of the Prior Registration Statements. Pursuant to Rule 429(b) under the Securities Act, the prospectus included in this Post-Effective Amendment is a combined prospectus for each of the Prior Registration Statements (Nos. 333-171184, 333-175541 and 333-183912), and this Post-Effective Amendment also constitutes a Post-Effective Amendment No. 1 to each of the Prior Registration Statements (Nos. 333-171184, 333-175541 and 333-183912) .
The Registrant hereby amends this Registration Statement on such dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling shareholders may not sell these securities pursuant to this prospectus until the registration statement of AdCare Health Systems, Inc. filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 31, 2013
PRELIMINARY PROSPECTUS
6,359,294 SHARES OF COMMON STOCK
OF
ADCARE HEALTH SYSTEMS, INC.
This prospectus relates to the resale, from time to time, by the selling shareholders identified in this prospectus under “Selling Shareholders” of up to:

•
2,229,491 shares of common stock issuable upon conversion of our unsecured 10% subordinated convertible promissory notes, with a current conversion price of $3.73 per share (the “2010 Notes”), issued by us in October 2010 (the “2010 Offering”);

•
1,114,675 shares of common stock issuable upon conversion of our unsecured 10% subordinated convertible promissory notes, with a current conversion price of $4.80 per share (the “2011 Notes”), issued by us in March, April and May 2011 (the “2011 Offering”);

•
275,625 shares of common stock issuable upon exercise of a warrant issued to a placement agent in connection with the 2011 Offering, with a current exercise price of $4.81 per share (the “2011 Placement Agent Warrant”);

•
2,267,003 shares of common stock issuable upon conversion of our unsecured 8% subordinated promissory notes, with a current conversion price of $3.97 per share (the “2012 Notes” and, together with the 2011 Notes and the 2010 Notes, the “Notes”), issued by us in July 2012 (the “2012 Offering”);

•
105,000 shares of common stock issuable upon exercise of a warrant issued to a placement agent in connection with the 2012 Offering, with a current exercise price of $3.81 per share (the “2012 Placement Agent Warrant”);

•
315,000 shares of common stock issuable upon exercise of a warrant issued to an affiliate of the placement agent in the 2012 Offering in connection with a certain bridge financing, with a current exercise price of $3.81 per share (the “Bridge Warrant” and, together with the 2012 Placement Agent Warrant and the 2011 Placement Agent Warrant, the “Warrants”); and

•	52,500 shares of common stock issued to a placement agent in connection with the 2012 Offering.

The shares are being offered by the selling shareholders identified in this prospectus under “Selling Shareholders.” We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares by the selling shareholders. The selling shareholders will bear all commissions and discounts, if any, attributable to the sale of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares.
The selling shareholders may sell the shares of the common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.”  The prices at which the selling shareholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.
The common stock is traded on the NYSE MKT under the symbol “ADK.” On December 26, 2013, the last reported sale of the common stock on the NYSE MKT was $4.27 per share.
You should read carefully both this prospectus and any prospectus supplement together with the additional information described in this prospectus under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2013

___________________________
You should rely only on the information contained or incorporated by reference into this prospectus and in any applicable prospectus supplement. We have not authorized any other person to provide you with different information. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference into this prospectus are accurate only as of the date such information is presented. Our business, financial condition, results of operations and financial condition may have subsequently changed. You should also read this prospectus together with the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
This prospectus may be supplemented from time to time to add, update or change the information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the Internet website maintained by the Securities and Exchange Commission (the “SEC”) or at the SEC’s offices as further discussed under “Where You Can Find More Information.”
___________________________
Except as otherwise indicated or unless the context requires, as used in this prospectus, references to “AdCare,” “we,” “us” and “our” refer to AdCare Health Systems, Inc., a Georgia corporation, and its consolidated subsidiaries.

PROSPECTUS SUMMARY
This summary highlights certain information contained elsewhere in this prospectus or in the documents incorporated by reference into this prospectus. It may not contain all of the information that is important to you or that you should consider before investing in our securities. Before making an investment decision, you should read this entire prospectus carefully, including “Risk Factors” and the documents incorporated by reference into this prospectus, which are described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
The Company
Overview
We own and manage skilled nursing facilities and assisted living facilities in the states of Alabama, Arkansas, Georgia, Missouri, North Carolina, Ohio, Oklahoma, and South Carolina. As of September 30, 2013, we own, lease and manage 47 facilities consisting of 43 skilled nursing facilities, three assisted living facilities and one independent living/senior housing facility which total approximately 4,781 beds/units. Our facilities provide a range of health care services to patients and residents, including, but not limited to, skilled nursing and assisted living services, social services, various therapy services and other rehabilitative and healthcare services for both long-term residents and short-stay patients. As of September 30, 2013, of the total 47 facilities, we owned and operated 26 facilities, leased and operated nine facilities, managed 11 facilities for third parties and had one consolidated variable interest entity.
Our skilled nursing and assisted living facilities provide services to individuals needing long-term care in a nursing home or assisted living setting. We provide a full complement of administrative services as well as consultative services that permit our local facility leadership teams to better focus on the delivery of healthcare services. We also provide these services to unaffiliated third party long-term care operators and/or owners with whom we enter into management contracts. We currently provide these services to two unaffiliated facility owners. Each of our facilities is led by highly dedicated individuals who are responsible for key operational decisions at their facilities. Facility leaders and staff are trained and motivated to pursue superior clinical outcomes, high patient and family satisfaction, operating efficiencies and financial performance at their facilities. In addition, our facility leaders are enabled and motivated to share real-time operating data and otherwise benchmark clinical and operational performance against their peers in other facilities in order to improve clinical care, maximize patient satisfaction and augment operational efficiencies, promoting the sharing of best practices.
Much of our historical growth can be attributed to our expertise in acquiring under-performing facilities and transforming them into market leaders in clinical quality, staff competency, employee loyalty and financial performance. We intend to continue to grow our revenue and earnings by:

•	focusing on efficiencies in our operations and internal growth;

•	increasing the proportion of sub-acute patients within our skilled nursing facilities;

•	expanding clinical programs within our existing facilities;

•	continuing to acquire additional facilities in existing and new markets; and

•	evaluating and potentially targeting the acquisition of complementary businesses which provide services to skilled nursing facilities.

Growth Strategy
Our objective is to be the provider of choice for health care and related services to the elderly in the communities in which we operate. We intend to grow our business through numerous initiatives.
We expect to continue to increase occupancy rates and revenue per occupied unit at our facilities. We believe that our current operations serve as the foundation on which we can build a large fully-integrated senior living company. We intend to target attractive geographic markets by using our existing infrastructure and operating model to provide a broad range of high quality care in a cost-efficient manner.
Organic Growth. We intend to focus on improving our operating margins within all of our facilities. We continually seek to maintain and improve our operating margins by:

•	increasing the proportion of higher revenue sub-acute health care services delivered at our skilled nursing facilities;

•	attracting new residents through the on-site marketing programs focused on residents and family members;

•
actively seeking referrals from professional community outreach sources, including area religious organizations, senior social service programs, civic and business networks, as well as the medical community; and

•	continually refurbishing and renovating our facilities.
Pursue Strategic Acquisitions. We believe that our current infrastructure and extensive contacts within the industry will continue to provide us with the opportunity to evaluate numerous acquisition opportunities. We believe there is a significant opportunity for growth with a private to public arbitrage and opportunity to increase our operating margins by evaluating and potentially targeting the acquisition of complementary businesses which provide services to skilled nursing facilities.
Fragmentation in the Industry Provides Acquisition and Consolidation Opportunities. The senior living industry is highly fragmented and we believe that this provides significant acquisition and consolidation opportunities. We believe that the limited capital resources available to many small, private operators impede their growth and exit prospects. We believe that we are well positioned to strategically approach small private operators and offer them exit strategies which are not currently available as well as the ability to grow their business.
Emphasize Employee Training and Retention. We devote special attention to the hiring, screening, training, supervising and retention of our employees and caregivers. We have adopted comprehensive recruiting and screening programs for management positions that utilize corporate office team interviews and background and reference checks. We believe our commitment to, and emphasis on, quality hiring practices, employee training and retention differentiates us from many of our competitors.
Positioned for Growth. As part of our growth strategy, we endeavor to acquire independently owned, often times family operated, skilled nursing facilities. We then utilize our proven clinical management and marketing programs to increase the proportion of more clinically complex sub-acute patients. These patients generate higher revenue per patient day. In many situations these patients are also more profitable. Additionally we are able to leverage our enhanced purchasing power and increase operating profit by providing more cost effective supplies and ancillary services. These management practices also assist in providing quality care to our patients and residents.
Pursue Management Contracts. We intend to pursue management opportunities for senior living communities. We believe that our management infrastructure and proven operating track record will allow us to take advantage of increased opportunities in the senior living market for new management contracts for third-party operators.
Operating Strategy
Our operating philosophy is to provide affordable, quality care to our patients and residents. We execute this strategy by empowering and supporting our local leadership teams at the facilities. These facility teams are supported by seasoned regional staff that provide consultative assistance from both a clinical and operations perspective. Additionally, we provide centralized back office administrative services to the facilities such as accounting, payroll and accounts payable processing, purchasing, and information technology support. Centralizing these non-patient centric activities is more efficient and cost effective and frees up facility staff to focus on patient care.
Increase Revenues and Profitability at Existing Facilities. Our strategy includes increasing facility revenues and profitability levels through increasing occupancy levels, increasing the percentage of sub-acute patients, maximizing reimbursement rates as appropriate, providing additional services to our current residents, and containing costs. Ongoing initiatives to promote higher occupancy levels and appropriate payor and case mixes at our senior living facilities include corporate programs to promote specialized care and therapy services as well as initiatives to improve customer service and develop safety programs to improve worker compensation insurance rates.
Offer Services Based on Level of Care. Our range of products and services is continually expanding to meet the evolving needs of our patients and residents. We have developed a variety of special clinical programs and care offerings that are responsive to particular geographic markets.
Improve Operating Efficiencies. We actively monitor and manage our operating costs. By having an established portfolio of properties, we believe that we have a platform to achieve operating efficiencies through economies of scale in the purchase of bulk items, such as food, and in the spreading of fixed costs, such as corporate overhead, over a larger revenue base, and the ability to provide more effective management supervision and financial controls.
Increase Occupancy Through Emphasis on Marketing Efforts. We emphasize strong corporate support for the marketing of our various local facilities. At a local level, our sales and marketing efforts are designed to promote higher occupancy levels and optimal payor mix. Management believes that the long-term care industry is fundamentally a local industry in which both patients and residents and the referral sources for them are based in the immediate local geographic area of the facility.
Promote an Internally-Developed Marketing Program. We focus on the identification and provision of services needed by the community. We assist each facility administrator in analysis of local demographics and competition with a view toward complementary service development. Our belief is that this locally based marketing approach, coupled with strong corporate monitoring and support, provides an advantage over regional competitors.
Operate the Facility Based Management Model. We hire an administrator/manager and director of nursing for each of our skilled nursing facilities and provide them with autonomy, responsibility and accountability. We believe this allows us to attract and retain higher quality administrators and directors of nursing. This leadership team manages the day-to-day operations of each facility, including oversight of the quality of care, delivery of resident services, and monitoring of the financial performance and marketing functions. We actively recruit personnel to maintain adequate staffing levels at our existing facilities and provide financial and budgeting assistance for our administrators, directors of nursing and department managers.
The Offering

Common stock offered by us	None

Common stock offered by selling shareholders(1)	The prospectus covers the resale, from time to time, by the selling shareholders identified in this prospectus under “Selling Shareholders” of up to:

• 2,229,491 shares of common stock issuable upon conversion of the 2010 Notes;

• 1,114,675 shares of common stock issuable upon conversion of the 2011 Notes;

• 275,625 shares of common stock issuable upon exercise of the 2011 Placement Agent Warrant;

• 2,267,003 shares of common stock issuable upon conversion of the 2012 Notes;

• 105,000 shares of common stock issuable upon exercise of the 2012 Placement Agent Warrant;

• 315,000 shares of common stock issuable upon exercise of the Bridge Warrant; and

• 52,500 shares of our common stock issued to a placement agent in connection with the 2012 Offering.

Common stock outstanding immediately prior to the offering, as of December 26, 2013	16,016,373 shares (2)

Common stock outstanding immediately after the offering	22,375,667 shares (3)

Use of Proceeds
We will not receive any proceeds from the resale by the selling shareholders of the common stock offered by this prospectus. We will receive proceeds from the exercise of the Warrants, if they are exercised on a cash basis. We intend to use any proceeds from the exercise of the Warrants for working capital and other general corporate purposes.

Risk Factors
An investment in our securities involves a high degree of risk and could result in a complete loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors identified in this prospectus under “Risk Factors” beginning on page 6.

___________________________

(1)
Pursuant to registration rights agreements we entered into in connection with the issuance and sale of the Notes, we agreed to register for resale 120% of the shares of the common stock issuable upon conversion of the Notes.

(2)
Excludes: (i) 1,804,866 shares of common stock issuable upon exercise of outstanding options, at a current weighted-average exercise price of $4.55 per share of common stock; and (ii) 379,718 shares of the common stock reserved for issuance under our existing equity incentive plans.

(3)	Assumes the conversion of all Notes and exercise of all Warrants.
Corporate Information
Our principal executive offices are located at 1145 Hembree Road, Roswell, Georgia 30076, and our telephone number is (678) 869-5116. We maintain an Internet website at www.adcarehealth.com. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference into this prospectus, including the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013, and September 30, 2013. The risks and uncertainties described in this prospectus and the documents incorporated by reference into this prospectus are not the only ones we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business, results of operations or financial condition. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference into this prospectus actually occurs, then our business, results of operations and financial condition could be adversely affected in a material way. This could cause the market price of the common stock to decline, perhaps significantly, and you may lose part or all of your investment.
Additional Risks Related to the Offering
The price of the common stock has fluctuated and is subject to volatility.
The market price of the common stock has fluctuated and could fluctuate significantly in the future as a result of various factors and events, many of which are beyond our control. These factors may include:

•	variations in our operating results;

•	changes in our financial condition, performance and prospects;

•	changes in general economic and market conditions;

•	the departure of any of our key executive officers and directors;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, or transactions;

•	press releases or negative publicity relating to us or our competitors or relating to trends in health care;

•	government action or regulation, including changes in federal, state, and local health-care regulations to which we are subject;

•	the level and quality of securities analysts' coverage for our stock;

•	changes in financial estimates or recommendations by securities analysts with respect to us or our competitors; and

•	future sales of the common stock.
Furthermore, the stock market in recent years has experienced sweeping price and volume fluctuations that often have been unrelated to the operating performance of affected companies. These market fluctuations may also cause the price of the common stock to decline.

In the event of fluctuations in the price of the common stock, shareholders may be unable to resell shares of the common stock at or above the price at which they purchased such shares. Additionally, due to fluctuations in the price of the common stock, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on past results as an indication of future performance.
Sales of a significant number of shares of the common stock in the public markets, or the perception that such sales could occur, could depress the market price of the common stock and impair our ability to raise capital.
Sales of a substantial number of shares of the common stock or other equity-related securities in the public markets, including the issuance of the common stock upon exercise of options or warrants or conversion of Notes could depress the market price of the common stock. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.
We do not currently pay cash dividends on the common stock and do not anticipate doing so in the future.
We have never declared or paid any cash dividends on the common stock. We intend to retain any future earnings after payment of dividends on our 10.875% Series A Cumulative Redeemable Preferred Shares (the “Series A Preferred Stock”) to fund our operations and, therefore, we currently do not anticipate paying any cash dividends on the common stock in the foreseeable future.
We could be prevented from paying dividends on the common stock.
We are a holding company, and we have no significant operations. We rely primarily on dividends and other distributions from our subsidiaries to us so we may, among other things, pay dividends on the common stock, if and to the extent declared by the Board of Directors. The ability of our subsidiaries to pay dividends and other distributions to us depends on their earnings and is restricted by the terms of certain agreements governing their indebtedness. If our subsidiaries are in default under any such agreement, then they may not pay dividends or other distributions to us.
In addition, we may only pay dividends on the common stock if we have funds legally available for the payment of dividends and such payment is not restricted or prohibited by law, the terms of any shares with higher priority with respect to dividends or any documents governing our indebtedness. No cash dividends may be declared or paid on the common stock unless full cumulative dividends on the Series A Preferred Stock have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment, for all past dividend periods. In addition, one of our mortgage loans prohibits the payment of dividends on our stock if we fail to comply with certain financial covenants or if a default or event of default under the loan agreement has occurred. Moreover, another one of our mortgage loans requires the consent of the lender and the guarantor prior to the payment of any dividends on our stock. As such, we could become unable, on a temporary or permanent basis, to pay dividends on our stock, including the common stock. In addition, future debt, contractual covenants or arrangements we or our subsidiaries enter into may restrict or prevent future dividend payments.
The payment of any future dividends on the common stock will be at the discretion of the Board of Directors and will depend, among other things, on the earnings and results of operations of our subsidiaries, their ability to pay dividends and other distributions to AdCare under agreements governing their indebtedness, our financial condition and capital requirements, any debt service requirements and any other factors the Board of Directors deems relevant.

In preparing our consolidated financial statements for recent periods, our management determined that our disclosure controls and procedures and internal control over financial reporting were ineffective. If they continue to be ineffective, then it could result in material misstatements in our financial statements, among other things.
As of December 31, 2012, our management determined that our disclosure controls and procedures and internal control over financial reporting were ineffective due to material weaknesses in our ability to appropriately account for complex or non-routine transactions and in the quality and sufficiency of our financial and accounting resources. Our management has also determined that our disclosure controls and procedures were not effective as of September 30, 2013.
We have implemented, or plan to implement, remedial measures designed to address the ineffectiveness of our disclosure controls and procedures and internal control over financial reporting. If these remedial measures are insufficient to address the ineffectiveness of our disclosure controls and procedures and internal control over financial reporting, or if material weaknesses in our internal control over financial reporting are discovered or occur in the future, then we may fail to meet our future SEC reporting obligations on a timely basis, our consolidated financial statements may contain material misstatements, we could be required to restate our prior period financial results, our operating results may be harmed, we may be subject to class action litigation, and the common stock and the Series A Preferred Stock could be removed from listing on the NYSE MKT. Any failure to address the ineffectiveness of our disclosure controls and procedures could also adversely affect the results of the periodic management evaluations regarding the effectiveness of our internal control over financial reporting and our disclosure controls and procedures that are required to be included in our SEC filings. Internal control deficiencies and ineffective disclosure controls and procedures could also cause investors to lose confidence in us and our reported financial information and, therefore, could adversely impact our ability to borrow money and readily access the capital markets to obtain required liquidity.
We give no assurance that the measures we have taken, or plan to take in the future, will remediate the ineffectiveness of our disclosure controls and procedures or that any material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or adequate disclosure controls and procedures. In addition, even if we are successful in strengthening our controls and procedures and internal control over financial reporting, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our consolidated financial statements.
Takeover defense provisions may adversely affect the market price of the common stock.
Various provisions of Georgia corporation law and of our corporate governance documents may inhibit changes in control not approved by the Board of Directors and may have the effect of depriving our investors of an opportunity to receive a premium over the prevailing market price of the common stock in the event of an attempted hostile takeover. In addition, the existence of these provisions may adversely affect the market price of the common stock. These provisions include:

•	a requirement that special meetings of shareholders be called by the Board of Directors, the Chairman, the President, or the holders of shares with voting power of at least 25%;

•	a classified Board of Directors; and

•	availability of “blank check” preferred stock.

Furthermore, we have elected to be governed by the “business combination” and “fair price” provisions of the Georgia Business Corporation Code (the “GBCC”) that could be viewed as having the effect of discouraging an attempt to take control of us. The business combination provisions would prohibit us from engaging in various business combination transactions with any interested shareholder for a period of five years after the date of the transaction in which the person became an interested shareholder unless certain designated conditions are met. The fair price provision generally restricts us from entering into certain Business Combinations (as defined in the GBCC) with an interested shareholder unless the transaction is unanimously approved by the continuing directors who must constitute at least three members of the board of directors at the time of such approval; or the transaction is recommended by at least two-thirds of the continuing directors and approved by a majority of the shareholders excluding the interested shareholder. For more information on these provisions of the GBCC and our other takeover defense provisions see “Description of Capital Stock— Certain Provisions of our Articles of Incorporation and Bylaws and the GBCC.”

FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus and the information incorporated by reference into this prospectus, or in other written or oral statements made by us, other than statements of historical fact, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to matters such as our industry, business and acquisition strategies, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. We have used the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “will,” “future” and similar terms and phrases to identify forward-looking statements.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our business, results of operations and financial condition.
Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, the following:

•	the impact of regulatory and licensing changes in the healthcare industry;

•	changes in the healthcare industry due to economic and political influences;

•	delays in reimbursement, or changes to reimbursement levels, under current Medicaid and Medicare programs;

•	changes to our mix of payment sources among our current and future patients;

•	our ability to complete and successfully integrate future facility or business acquisitions;

•	our ability to obtain financing in the future in order to fund future facility or business acquisitions;

•	our ability to compete in a competitive industry;

•	our ability to retain and replace qualified nurses, health care professionals and other key personnel;

•	litigation risks;

•	environmental compliance costs and liabilities associated with our facilities;

•	the potential for us to experience additional operating losses;

•	our need to make capital expenditures to maintain and improve our facilities;

•	the potential for increased interest costs on our existing and future debt; and

•	the other factors discussed in our filings with the SEC.

Any one of these factors or a combination of these factors could materially affect our future results of operations and could influence whether any forward-looking statements ultimately prove to be accurate. Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward looking statements. We do not intend to update these statements unless we are required by the securities laws to do so.

USE OF PROCEEDS
All proceeds from the resale of the shares of the common stock offered by this prospectus will belong to the selling shareholders who offer and sell their shares. We will not receive any proceeds from the resale of the shares of the common stock by the selling shareholders. We may receive proceeds from the exercise of the Warrants, if they are exercised on a cash basis. We intend to use any proceeds from any such exercise for working capital and other general corporate purposes. We make no assurance that any Warrant will ever be exercised.

MARKET PRICE OF THE COMMON STOCK
The common stock is listed on the NYSE MKT under the symbol “ADK.” The following table sets forth the high and low sales prices per share of the common stock on the NYSE MKT, in each case for the periods indicated.

2013	High	Low
First Quarter	$5.12	$3.66
Second Quarter	$6.26	$3.85
Third Quarter	$4.98	$3.82
Fourth Quarter (through December 26, 2013)	$4.50	$3.62
2012
First Quarter	$4.89	$3.68
Second Quarter	$3.96	$3.32
Third Quarter	$4.70	$3.47
Fourth Quarter	$5.35	$3.89
2011
First Quarter	$5.09	$3.90
Second Quarter	$6.31	$4.66
Third Quarter	$6.69	$4.15
Fourth Quarter	$4.71	$3.70

On December 26, 2013, the last closing sale price reported on the NYSE MKT for the common stock was $4.27 per share.
We have never declared or paid any cash dividends with respect to the common stock. Our ability to pay dividends will depend upon our future earnings and net worth. We are restricted by Georgia law from paying dividends on the common stock if we are not able to pay our debts as they become due in the normal course of business or if our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of the shareholders whose preferential rights are superior. In addition, no cash dividends may be declared or paid on the common stock unless full cumulative dividends on the Series A Preferred Stock have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payments, for all past dividend periods. Furthermore: (i) one of our mortgage loans prohibits the payment of dividends on our stock if we fail to comply with certain financial covenants or if a default or event of default under the loan agreement has occurred; and (ii) another one of our mortgage loans requires the consent of the lender and the guarantor prior to payment of dividends on our stock.
Except for payment of dividends on the Series A Preferred Stock, we currently intend to retain any future earnings to fund the operation and growth of our business. We do not anticipate paying cash dividends on the common stock in the foreseeable future.

DIRECTOR AND EXECUTIVE COMPENSATION
Director Compensation
Director Compensation and Reimbursement Arrangements. Effective July 1, 2012, our independent directors are paid $6,000 per month plus an additional (i)  $1,500 per month, if serving as a chairperson of one of the committees of the Board of Directors; and (ii) $500 per month, if serving on more than one committee.
On November 12, 2013, the Compensation Committee of the Board of Directors adopted a program, which was also approved by the entire Board of Directors, to replace certain cash compensation otherwise payable to our directors with equity compensation, thereby reducing the amount of cash compensation payable by us (the “Cash Compensation Reduction Program”). The Cash Compensation Reduction Program provides that: (i) director fees otherwise payable in cash to our independent directors for service on the Board of Directors will be paid 50% in cash and 50% in options to purchase common stock granted pursuant to the 2011 Stock Incentive Plan; and (ii) $50,000 of the compensation otherwise payable in cash to Mr. Tenwick for his service as Chairman of the Board of Directors will be paid in options to purchase common stock granted pursuant to the 2011 Stock Incentive Plan. The options will be granted on November 12th of each year in respect of compensation for the following calendar year and will have an exercise price equal to the fair market value (as defined in the 2011 Stock Incentive Plan) of the common stock on the date of grant. The options will vest with respect to 1/12 of the underlying shares of common stock on the last day of each month of the following calendar year, with vesting to be accelerated upon a change of control (as defined in the 2011 Stock Incentive Plan) as provided for in the 2011 Stock Incentive Plan and each option will have a value equal to the amount of cash compensation such option is intended to replace in respect of compensation for the following calendar year, with such value to be determined as of the date of grant and in accordance with the Black-Scholes-Merton option-pricing model. The Cash Compensation Reduction Program is applicable commencing with compensation payable in respect of the year ending December 31, 2014.
Non-employee directors are reimbursed for travel and other out-of-pocket expenses for travel in connection with their duties as directors.
Director Compensation Table. The following table sets forth information regarding compensation paid to our non-employee directors during the year ended December 31, 2013. Directors who are employed by us or subject to consulting agreements with us do not receive any compensation for their activities related to serving on the Board of Directors.

Name (a)(1)	Fees earned or paid in cash (b)	Stock awards (c)	Option awards (d)(2)(3)	Non‑equity incentive plan compensation (e)	Change in pension value and non‑ qualified deferred compensation earnings (f)	All other compensation (g)	Total
Christopher F. Brogdon	—	—	—	—	—	$335,000(4)	$335,000
Michael J. Fox	$22,750	—	$39,000(5)	—	—	—	$61,750
Peter J. Hackett	$101,600	—	$48,000(6)	—	—	—	$149,600
Jeffrey L. Levine*	$80,800	—	—	—	—	—	$80,300
Joshua J. McClellan*	$67,500	—	—	—	—	—	$67,000
Philip S. Radcliffe	$101,600	—	$48,000(6)	—	—	—	$149,600
Laurence E. Sturtz	$83,200	—	$48,000(6)	—	—	—	$131,200
David A. Tenwick	$125,167	—	$50,000(7)	—	—	—	$175,167
Gary L. Wade*	$66,000	—	—	—	—	—	$66,000

*	Each of Messrs. Levine, McClellan and Wade have resigned as directors of the Company effective January 1, 2014.

(1)
Mr. Gentry is an employee of the Company, as well as a named executive officer, and does not receive any director compensation. Mr. Brogdon has entered into a Consulting Agreement with the Company and does not receive any director compensation. See “Director and Executive Compensation-Director Compensation-Brogdon Consulting Agreement.”

(2)
The amounts set forth in Column (d) reflect the full aggregate grant date fair value of the awards. For a description of the assumptions used to determine fair value, see Note 2 to the Summary Compensation Table in “Directors and Executive Compensation-Executive Compensation-Summary Compensation Table.”

(3)
The number of outstanding exercisable and unexercisable options and warrants, and the number of unvested shares of restricted stock held by each of our directors (excluding Mr. Gentry) as of December 31, 2013 are shown below:

	Number of Shares Subject to Outstanding Options or Warrants as of December 31, 2013		Number of Shares of Unvested Restricted Stock as of December 31, 2013
Director	Exercisable	Unexercisable
Christopher F. Brogdon	557,288	105,000†	31,500
Michael J. Fox	0	21,667††	0
Peter J. Hackett	14,204	26,667†††	31,500
Jeffrey L. Levine	29,947	0	31,500
Joshua J. McClellan	10,500	0	31,500
Philip S. Radcliffe	37,588	26,667†††	31,500
Laurence E. Sturtz	57,582	26,667†††	31,500
David A. Tenwick	362,888	27,778††††	31,500
Gary L. Wade	246,035	0	31,500
____________
† Represents an option granted to purchase 105,000 shares of common stock with an exercise price of $7.62 per share, which vests September 24, 2014.

†† Represents an option granted pursuant to the Cash Compensation Reduction Program to purchase 21,667 shares of common stock with an exercise price of $4.06 per share, which vests 1/12 during each month for the year ending December 31, 2014.

††† Represents an option granted pursuant to the Cash Compensation Reduction Program to purchase 26,667 shares of common stock with an exercise price of $4.06 per share which vests 1/12 during each month for the year ending December 31, 2014.

†††† Represents an option granted pursuant to the Cash Compensation Reduction Program to purchase 27,778 shares of common stock with an exercise price of $4.06 per share which vests 1/12 during each month for the year ending December 31, 2014.

(4)
Represents (i) $135,000 paid to or earned by Mr. Brogdon in 2013 pursuant to his Consulting Agreement with the Company; and (ii) $200,000 paid to Mr. Brogdon as a bonus in respect of his services during 2012. See “Director and Executive Compensation-Director Compensation-Brogdon Consulting Agreement.”

(5)	Represents an option granted pursuant to the Cash Compensation Reduction Program in respect of 2014 compensation to purchase 21,667 shares of common stock with an exercise price of $4.06 per share.

(6)	Represents an option granted pursuant to the Cash Compensation Reduction Program to purchase 26,667 shares of common stock with an exercise price of $4.06 per share.

(7)	Represents an option granted pursuant to the Cash Compensation Reduction Program in respect of 2014 compensation to purchase 27,778 shares of common stock with an exercise price of $4.06 per share.
Brogdon Consulting Agreement.  Mr. Brogdon served as our Chief Acquisition Officer from September 2009 through December 2012, although we did not enter into an employment agreement with him. We entered into a three-year Consulting Agreement with Mr. Brogdon, dated December 31, 2012 (the “Brogdon Agreement”). If the Brogdon Agreement is not terminated prior to December 31, 2015, then it will renew automatically for successive one-year terms until it is terminated. As compensation for his services under the Brogdon Agreement, Mr. Brogdon shall receive: (i) $10,000 per month in year one; (ii) $15,000 per month in year two; and (iii) $20,000 per month in year three of the Brogdon Agreement. In addition, Mr. Brogdon shall receive a success fee of $20,000 for each completed transaction; provided, however, that barring a majority vote of the Board of Directors, such success fees shall not exceed $80,000 in year one, $120,000 in year two and $160,000 in year three of the Brogdon Agreement. In addition, no success fee shall be paid for transactions involving leased facilities or transactions in which the overall consideration is less than $2,500,000. The Brogdon Agreement may be terminated by us at any time without “cause” upon: (1) a vote of the majority of the Board of Directors; and (2) thirty (30) days written notice to Mr. Brogdon; provided, however, that we shall provide severance pay to Mr. Brogdon in an amount equal to eighteen (18) months of Mr. Brogdon’s maximum total compensation (including success fees). If after the “change in control” of the Company occurs, and Mr. Brogdon: (x) resigns for any reason; (y) is terminated by the Company without cause within six (6) months of the occurrence of the change in control; or (z) is terminated by the entity acquiring a controlling interest in the Company without cause, then the Company shall provide severance pay to Mr. Brogdon in an amount equal to three (3) years of his maximum total compensation (including success fees). For definitions of “cause,” “good reason” and “change of control” see “Director and Executive Compensation-Executive Compensation-Employment Agreements-Applicable Terms.”
Executive Compensation
Executive Officers. The following table sets forth certain information with respect to our current executive officers as of December 26, 2013. Our executive officers serve at the discretion of the Board of Directors, subject to applicable employment agreements.

Name	Age	Position
Boyd P. Gentry	54	President, Chief Executive Officer and Director
David Rubenstein	47	Chief Operating Officer
Ronald W. Fleming	55	Senior Vice President, Chief Financial Officer and Corporate Secretary
Summary Compensation Table. The following table sets forth the compensation paid to, earned by or accrued for our principal executive officer and our two other most highly compensated executive officers whose total compensation exceeded $100,000 for the year ended December 31, 2013 (collectively, our “named executive officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
(A)	(B)	(C)	(D)	(E)	(F)	(I)	(J)
Boyd Gentry, President and Chief Executive Officer	2013	$447,917	—	—	$379,820(3)	$6,825(4)	$834,562
	2012	$408,043	$50,000	$100,800(5)	$227,080(6)	$3,595(7)	$789,518

David Rubenstein, Chief Operating Officer	2013	$325,000	$25,000	—	$25,000(8)	$1,080(9)	$376,080
	2012	$297,678	—	—	—	—	$297,678

Ronald W. Fleming, Chief Financial Officer	2013	$163,146	$80,000	$129,000(10)	$233,907(11)	$1,686 (12)	$607,739
	2012	—	—	—	—	—	—

(1)	Bonuses for 2013 have not yet been finally determined. If a bonus is awarded for 2013, then the Company will file a Form 8-K reporting such award.

(2)
The amounts set forth in Columns (E) and (F) reflect the full aggregate grant date fair value of the awards. The Company uses the Black-Scholes-Merton option-pricing model for estimating the fair values of employee share options, employee and nonemployee warrants and similar instruments with the following key assumptions: (i) Expected Dividend Yield-the Company has not historically paid cash dividends on its common stock, and does not expect to pay cash dividends on its common stock in the near future. Accordingly, our expected dividend yield is zero; (ii) Expected Volatility-the Company estimates the expected volatility factor using the Company’s historical stock price volatility; (iii) Risk-Free Interest Rate-the Company bases the risk-free interest rate on the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equivalent to the expected term of the options and warrants being valued; (iv) Expected Term-the Company currently uses a simplified method for calculating the expected term based on the vesting and contractual expiration dates. For non-employee warrants awarded to certain service providers or financing partners, the Company uses the contractual life of the warrants as the expected term, as the Company does not have sufficient experience with the service providers or financing partners to determine when they could be expected to exercise their warrants. The assumptions used in calculating the fair value of employee stock options and warrants using the Black-Scholes-Merton option-pricing model are set forth in the following table:

	2013	2012
Dividend Yield	0.0%	0.0%
Expected Volatility	43.5%-63.2%	40.0%-46.1%
Risk-Free Interest Rate	0.12%-0.88%	0.25%-1.05%
Expected Term	5.2 years	4.0-6.5 years

The assumptions used in calculating the fair value of non-employee stock options and warrants using the Black-Scholes-Merton option-pricing model are set forth in the following table:

	2013	2012
Dividend Yield	0.0%	0.0%
Expected Volatility	46.9%-51.7%	38.5%-47.8%
Risk-Free Interest Rate	0.07%-0.328%	0.25%-0.72%
Expected Term	2.0-5.2 years	3-10 years

(3)
Represents: (i) an option to purchase 125,000 shares of common stock with an exercise price of $4.90 per share, which vest as follows: 41,662 shares on January 2, 2014, 41,663 shares on January 2, 2015, and 41,675 shares on January 2, 2016; and (ii) an option granted pursuant to the Cash Compensation Reduction Program in respect of 2014 compensation to purchase 27,778 shares of common stock with an exercise price of $4.06 per share, which vests 1/12 during each month for the year ending December 31, 2014.

(4)	Represents: (i) matching contribution to the Company’s 401(k) plan for Mr. Gentry in the amount of $4,479, and (ii) group term life insurance paid for Mr. Gentry in the amount of $2,346.

(5)
Represents an award of 30,000 shares of restricted common stock, granted on June 1, 2012, which award vests three years after the date of grant. The award was adjusted to represent 31,500 shares of common stock as a result of 5% stock dividend paid in 2012.

(6)
Represents an option to purchase 125,000 shares of common stock with an exercise price of $3.93 per share, which vests 41,662 shares on November 16, 2013, 41,663 shares on November 16, 2014 and 41,675 shares on November 16, 2015.

(7)	Represents matching contributions to the Company's 401(k) plan for Mr. Gentry.

(8)
Represents an option granted pursuant to the Cash Compensation Reduction Program in respect of 2014 compensation to purchase 13,889 shares of common stock with an exercise price of $4.06 per share, which vests 1/12 during each month for the year ending December 31, 2014.

(9)	Represents group term life insurance paid for Mr. Rubenstein in the amount of $1,080.

(10)
Represents an award of 30,000 shares of restricted common stock, granted pursuant to Mr. Fleming’s employment agreement with the Company on December 23, 2013, which award vests as follows: 10,000 shares of May 15, 2014, 10,00 shares of May 15, 2015 and 10,00 shares of May 15, 2016.

(11)
Represents (i) a warrant to purchase 70,000 shares of common stock with an exercise price of $5.90 per share, which vest 23,333 shares on May 15, 2014, 23,333 shares on May 15, 2015 and 23,334 shares on May 15, 2016; and (ii) an option granted pursuant to the Cash Compensation Reduction Program in respect of 2014 compensation to purchase 11,111 shares of common stock with an exercise price of $4.06 per share, which vests 1/12 during each month for the year ending December 31, 2014.

(12)	Represents group term life insurance paid for Mr. Fleming in the amount of $1,686.
Outstanding Equity Awards at Fiscal Year-End Table.  The Outstanding Equity Awards at Fiscal Year-End table below sets forth information regarding the outstanding equity awards held by our named executive officers as of December 31, 2013:

	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END OPTIONS/WARRANTS AWARDS							STOCK AWARDS
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)- Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Earned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested	Market Value of Stock that is Not Vested	Total Number of Unearned Shares, Units or Other Rights that have Not Vested	Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested
Boyd Gentry (1) President, Chief Executive Officer	275,625	—	—	3.75	1/10/2021	—	—	—	—
	41,662	83,338	—	3.93	11/16/2022	—	—	—	—
	—	125,000	—	4.90	1/2/2023	—	—	—	—
	—	27,778	—	4.06	11/12/2023	—	—	—	—
	—	—	—	—	—	—	—	31,500	$136,710

David Rubenstein (2) Chief Operating Officer	69,993	35,007	—	3.93	12/19/2021	—	—	—	—
	34,996	70,004	—	4.58	12/19/2021	—	—	—	—
	—	13,889	—	4.06	11/12/2023	—	—	—	—

Ronald W. Fleming (3) Chief Financial Officer	—	70,000	—	5.90	5/15/2023	—	—	—	—
	—	11,111	—	4.06	11/12/2023	—	—	—	—
	—	—	—	—	—	—	—	30,000	$130,200

(1)
Options vest on the following schedule: 41,663 shares on November 16, 2014 and 41,675 shares on November 16, 2015; 41,662 shares on January 2, 2014, 41,663 shares on January 2, 2015, and 41,675 shares on January 2, 2016; 27,778 shares vest 1/12 each month during the year ending December 31, 2014; 31,500 restricted shares vest on June 1, 2015.

(2)	Warrants vest on the following schedule: 70,004 shares on December 19, 2014, and 35,007 shares on December 19, 2015; 13,889 option shares vest 1/12 each month during the year ending December 31, 2014.

(3)
Warrants vest on the following schedule: 23,331 shares on May 15, 2014, 23,331 shares on May 15, 2015; 23,338 shares on May 15, 2016; 11,111 option shares vest 1/12 each month during the year ending December 31, 2014; restricted shares vest on the following schedule: 10,000 shares on May 15, 2014, 10,000 shares on May 15, 2015, and 10,000 shares on May 15, 2016.

Employment Agreements. We have entered into employment agreements with each of Messrs. Gentry, Rubenstein and Fleming. In addition, each of Messrs. Gentry, Rubenstein and Fleming have agreed to participate in the Cash Compensation Reduction Program. Pursuant to the Cash Compensation Reduction Program, Messrs. Gentry, Rubenstein and Fleming have agreed to accept options to purchase common stock granted pursuant to the 2011 Stock Incentive Plan in lieu of cash compensation otherwise payable to them under their employment agreements in the amounts of $50,000, $25,000 and $20,000, respectively. Similar to the options granted to directors in the Cash Compensation Reduction Program, the options granted to Messrs. Gentry, Rubenstein and Fleming: (i) will be granted on November 12th of each year in respect of compensation for the following calendar year; (ii) will have an exercise price equal to the fair market value (as defined in the 2011 Stock Incentive Plan) of the common stock on the date of grant; (iii) will vest with respect to 1/12 of the underlying shares of common stock on the last day of each month of the following calendar year, with vesting to be accelerated upon a change of control (as defined in the 2011 Stock Incentive Plan) as provided for in the 2011 Stock Incentive Plan; and (iv) will have a value equal to the amount of cash compensation such option is intended to replace in respect of compensation for the following calendar year, with such value to be determined as of the date of grant and in accordance with the Black-Scholes-Merton option-pricing model. The participation of Messrs. Gentry, Rubenstein and Fleming in the Cash Compensation Reduction Program will cease upon a change of control (as defined in their respective employment agreements). Their participation in the Cash Compensation Reduction Program does not reduce or increase their salary for purposes of calculating any post-termination, change in control or severance payments, or any other payments or benefits calculated based upon salary, otherwise payable to them pursuant to their respective employment agreement. The Cash Compensation Reduction Program is applicable commencing with compensation payable in respect of the year ending December 31, 2014.
Boyd P. Gentry.  We have entered into an Employment Agreement with Mr. Gentry (the “Gentry Agreement”). The terms of the Gentry Agreement provide for an initial annual salary of $300,000 per year, subject to annual review by the Compensation Committee thereafter. Pursuant to such review: (i) from January 1, 2012 through July 1, 2012, Mr. Gentry received an annual salary of $330,000; (ii) from July 1, 2012 through December 31, 2012, Mr. Gentry received an annual salary of $400,000; and (iii) effective January 1, 2013, Mr. Gentry receives an annual salary of $450,000. Pursuant to the Cash Compensation Reduction Program and commencing with compensation payable in respect of the year ending December 31, 2014, Mr. Gentry has agreed to accept $50,000 of his salary payable in options to purchase common stock pursuant to the 2011 Stock Incentive Plan in lieu of cash compensation otherwise payable to him as discussed above. The Gentry Agreement also includes an annual performance bonus of up to 100% of the annual salary based on standards to be established by the Compensation Committee.
Pursuant to the Gentry Agreement, Mr. Gentry also received equity compensation in the form of a warrant to purchase 250,000 shares of common stock, with an exercise price equal to $4.13 per share. As a result of certain anti-dilution adjustments, the warrant currently represents the right to purchase 275,626 shares of common stock at an exercise price of $3.75. The warrant vested as to one-third of the underlying shares on each of January 10, 2011, January 9, 2012 and January 9, 2013. If Mr. Gentry resigns his employment for “good reason” or the Company terminates Mr. Gentry’s employment without “cause,” then Mr. Gentry shall be entitled to severance pay in an amount equal to two (2) times the sum of his annual salary plus target bonus, payable in substantially equal installments at least monthly for a period of twenty-four (24) months after his termination date (the “Gentry Initial Severance Period”), plus if such termination occurs within three (3) months before or twenty-four (24) months after the occurrence of a change in control, then Mr. Gentry is entitled to an additional payment equal to the sum of his annual salary plus target bonus, payable at least monthly in substantially equal installments over a period not to exceed twelve (12) months, which period shall begin immediately after the expiration of the Gentry Initial Severance Period. Notwithstanding the foregoing, if Mr. Gentry resigns his employment for any reason upon or within three (3) months after the occurrence of a “change in control,” Mr. Gentry shall be entitled to receive severance pay (in lieu of the severance pay described in the immediately preceding sentence) in an amount equal to three (3) times the sum of annual salary plus target bonus, payable in substantially equal installments at least monthly for thirty-six (36) months after the termination date. For the period for which severance pay is paid (the “Gentry Severance Period”), Mr. Gentry and his family are entitled to continue to be covered under all employee benefit plans of the Company under which executive officers of the Company are covered and at the same cost and under the same terms and conditions as apply to executive officers; provided, however, if the Company is prohibited by applicable law or its insurer from covering Mr. Gentry under any such plan, then the Company is required to pay Mr. Gentry an amount each month during the Gentry Severance Period equal to the Company’s cost of coverage for similarly situated executive officers. For definitions of “cause,” “good reason” and “change of control” see “Executive and Director Compensation-Executive Compensation-Employment Agreements-Applicable Terms.”

David Rubenstein.  We have entered into an Employment Agreement with Mr. Rubenstein (the “Rubenstein Agreement”). The terms of the Rubenstein Agreement include an annual salary of $300,000 per year which increased to $325,000 effective June 30, 2012, an annual performance bonus of up to 75% of the annual salary based on standards to be established by the Compensation Committee and a one-time signing bonus of $150,000. Pursuant to the Cash Compensation Reduction Program and commencing with compensation payable in respect of the year ending December 31, 2014, Mr. Rubenstein has agreed to accept $25,000 of his annual salary payable in options to purchase common stock pursuant to the 2011 Stock Incentive Plan in lieu of cash compensation otherwise payable to him as described above. Pursuant to the Rubenstein Agreement, on December 19, 2011, Mr. Rubenstein received equity compensation in the form of: (i) a warrant to purchase 100,000 shares of common stock, with an exercise price equal to $4.13 per share, which warrant vests as to one-third of the underlying shares on each of the three subsequent anniversaries of the grant date; and (ii) a warrant to purchase 100,000 shares of common stock, with an exercise price equal to $4.97 per share, which warrant vests as to one-third of the underlying shares on each of the second, third and fourth anniversaries of the grant date. As a result of such anti-dilution adjustments, the warrants now represent the right to purchase: (i) 105,000 shares at an exercise price of $3.93 per share; and (ii) 105,000 shares at an exercise price of $4.58 per share. In the event Mr. Rubenstein resigns for a “good reason” or a “change in control” occurs while Mr. Rubenstein is employed by the Company, the warrants immediately become 100% vested.
If, after a minimum of six (6) months of continuous employment with the Company Mr. Rubenstein resigns his employment for “good reason” or the Company terminates Mr. Rubenstein’s employment without “cause” (other than due to his disability), then Mr. Rubenstein shall receive the severance pay and benefits hereafter provided. The severance pay shall be an amount equal to one (1) times the sum of his annual salary payable in substantially equal installments at least monthly for a period of twelve (12) months after his termination date (the “Rubenstein Initial Severance Period”), plus if such termination occurs within three (3) months before or twenty-four (24) months after the occurrence of a change in control of the Company, then Mr. Rubenstein is entitled to an additional one-half (½) times the sum of his annual salary and target bonus, payable in substantially equal installments at least monthly for a period six (6) months, which period shall begin immediately after the expiration of the Rubenstein Initial Severance Period. For the period for which severance pay is paid (the “Rubenstein Severance Period”), Mr. Rubenstein and his family are entitled to continue to be covered under all employee benefit plans of the Company under which executive officers of the Company are covered and at the same cost and under the same terms and conditions as apply to executive officers; provided, however, if the Company is prohibited by applicable law or its insurer from covering Mr. Rubenstein under any such plan, then the Company shall pay to Mr. Rubenstein an amount each month during the Rubenstein Severance Period equal to the Company’s cost of coverage for similarly situated executive officers. For definitions of “cause,” “good reason” and “change of control” see “Director and Executive Compensation-Executive Compensation-Employment Agreements-Applicable Terms.”
Ronald W. Fleming.  We have entered into an Employment Agreement with Mr. Fleming, effective May 15, 2013 and amended as of December 11, 2013 (the “Fleming Agreement”). The terms of the Fleming Agreement include an annual base salary of $270,000 per year, to be subject to review on an annual basis thereafter, and an annual bonus with a target amount equal to at least 75% of the annual salary (provided, however, that the bonus paid for 2013 will be based on the salary actually paid during 2013 and shall not be less than $80,000), based on reasonably expected performance. Pursuant to the Cash Compensation Reduction Program and commencing with compensation payable in respect of the year ending December 31, 2014, Mr. Fleming has agreed to accept $20,000 of his salary payable in options to purchase common stock pursuant to the 2011 Stock Incentive Plan in lieu of cash compensation otherwise payable to him as described above. Pursuant to the Fleming Agreement: (i) on May 15, 2013, Mr. Fleming received equity compensation in the form of a warrant to purchase 70,000 shares of common stock, with an exercise price equal to $5.90 per share, which vests as to one-third of the underlying shares on each of the three subsequent anniversaries of the grant date; and (ii)  on December 23, 2013, Mr. Fleming received 30,000 shares of restricted common stock, which vest as to one-third of the shares on each of May 15, 2014, May 15, 2015 and May 15, 2016.
In the event Mr. Fleming resigns for “good reason” or a “change in control” occurs while Mr. Fleming is employed by the Company, the warrants and the restricted stock immediately become 100% vested. If, after a minimum of six (6) months of continuous employment with the Company Mr. Fleming resigns his employment for “good reason” or the Company terminates Mr. Fleming’s employment without “cause” (other than due to his disability), then Mr. Fleming shall receive severance pay in the form of salary continuation, payable in substantially equal installments at least monthly for a period of twelve (12) months after his termination, plus if such termination occurs within three (3) months before or twenty-four (24) months after the occurrence of a change in control of the Company, then Mr. Fleming is entitled to severance pay in the form of salary continuation, payable in substantially equal installments at least monthly for a period of eighteen (18) months after his termination date, plus an additional sum equal to one-half (½) his target bonus, payable in substantially equal installments at least monthly for a period six (6) months, which period shall begin twelve (12) months following his termination date. For the period for which severance pay is paid (the “Fleming Severance Period”), Mr. Fleming and his family are entitled to continue to be covered under all employee benefit plans of the Company under which executive officers of the Company are covered and at the same cost and under the same terms and conditions as apply to executive officers; provided, however, if the Company is prohibited by applicable law or its insurer from covering Mr. Fleming under any such plan, then the Company shall pay to Mr. Fleming an amount each month during the Fleming Severance Period equal to the Company’s cost of coverage for similarly situated executive officers. For definitions of “cause,” “good reason” and “change of control” see “Director and Executive Compensation-Executive Compensation-Employment Agreements-Applicable Terms.”
Applicable Terms.  For purposes of each of the Gentry Agreement, Rubenstein Agreement and Fleming Agreement the term resignation for “good reason” means the officer’s resignation within ninety (90) days following the Company’s failure to cure a material breach of the agreement within thirty (30) days after the officer gives the Company written notice of such breach within ninety (90) days of the occurrence of such breach. For the purposes of each of the Gentry Agreement, Rubenstein Agreement, Fleming Agreement and Brogdon Agreement, the term “cause” means the officer’s fraud, dishonesty, willful misconduct, or gross negligence in his performance of his duties, or the individual’s conviction for a crime of moral turpitude, or material breach by the individual of the agreement which the individual fails to cure within thirty (30) days after the Company gives the officer written notice of such breach. For purposes of each of the Gentry Agreement, Rubenstein Agreement, Fleming Agreement and Brogdon Agreement, the term “change in control” means one or more sales or dispositions, within a twelve (12) month period, of assets representing a majority of the value of the assets of the Company or the acquisition (whether by purchase or through a merger or otherwise) of common stock of the Company immediately following which the holders of common stock of the Company immediately prior to such acquisition cease to own directly or indirectly common stock of the Company or its legal successor representing more than 50% of the voting power of the common stock of the Company or its legal successor.
Stock Incentive Plans. At our 2011 Annual Meeting of Shareholders held on June 3, 2011, the shareholders adopted the 2011 Stock Incentive Plan. The 2011 Stock Incentive Plan is intended to further the growth and profitability of our Company by providing increased incentives to encourage share ownership on the part of key employees, officers, directors, consultants and advisors who render services to us and any future parent or subsidiary of ours, including our named executive officers. The 2011 Stock Incentive Plan permits the granting of stock options and restricted stock awards (collectively, “Awards”) to eligible participants. At our 2012 Annual Meeting of Shareholders held on June 1, 2012, the shareholders adopted an amendment to the 2011 Stock Incentive Plan that increased the maximum number of shares of Company stock that may be granted under the 2011 Stock Incentive Plan from 1,000,000 to an aggregate of 2,000,000 shares. Subject to the terms of the 2011 Stock Incentive Plan, the Compensation Committee has the sole discretion to determine the persons who will be granted Awards under the 2011 Stock Incentive Plan and the terms and conditions of such Awards, and to construe and interpret the 2011 Stock Incentive Plan. The Compensation Committee is also responsible for making adjustments in outstanding Awards, the shares available for Awards, and the numerical limitations for Awards to reflect transactions such as stock splits and dividends. The Compensation Committee may delegate its authority to one or more directors or officers; provided, however, that the Committee may not delegate its authority and powers: (i) with respect to Section 16 reporting persons; or (ii) in any way which would jeopardize the 2011 Stock Incentive Plan’s qualifying under Section 162(m) of the Internal Revenue Code of 1986 or Rule 16b-3 promulgated under the Exchange Act. The 2011 Stock Incentive Plan allows for the exercise of options through cash, or with the consent of the Compensation Committee: (1) by tendering previously acquired shares; (2) by tendering a full recourse promissory note of the optionee; (3) through a cashless exercise without the payment of cash by reducing the number of shares of common stock that would be obtainable upon the exercise of the option; (4) through a brokerage transaction; or (5) through any combination of the foregoing. The 2011 Stock Incentive Plan provides the issuance of both incentive stock options and nonqualified stock options.
Retirement Programs. Our retirement programs are designed to facilitate the retirement of employees, including our named executive officers, who have performed for us over the long term. We currently maintain a 401(k) plan with a match of 50% of the first 2% of an employee’s contribution as well as non-qualified employee stock purchase program. The terms of these plans are essentially the same for all employees. Our named executive officers participate in the plans on the same basis as all other employees. We do not provide our named executive officers any special retirement benefits.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of certain terms of our capital stock. This summary does not purport to be complete and is in all respects subject to, and qualified in its entirety to references to, the relevant provisions of our Articles of Incorporation and Bylaws and Georgia law. Our Articles of Incorporation and Bylaws are exhibits to the registration statement of which this prospectus form a part, and copies are available from us upon request.
General
As of December 26, 2013, our authorized capital stock consisted of:

•	55,000,000 shares of common stock, no par value, of which 16,016,373 were outstanding; and

•	5,000,000 shares of preferred stock, of which 950,000 shares have been designated as Series A Preferred Stock and all such designated shares are outstanding.
Common Stock
Voting Rights.  Each holder of common stock is entitled to one vote for each share of common stock held of record on the applicable record date on all matters submitted to a vote of shareholders. Except for the election of directors, which is determined by a plurality vote of the votes cast by the shares entitled to vote in the election, or as otherwise may be provided by applicable law or the rules of the NYSE MKT, a corporate action voted on by shareholders generally is approved, provided a quorum is present, if the votes cast within the voting group favoring the action exceed the votes cast opposing the action. Holders of the common stock will not be entitled to cumulate their votes in the election of directors.
Dividend Rights.  Holders of the common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose, subject to any preferential dividend rights or other preferences granted to the holders of any of the outstanding shares of preferred stock.
Rights Upon Liquidation.  In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock will be entitled to share ratably in all remaining assets available for distribution to shareholders after payment of, or provision for, our liabilities, subject to prior distribution rights of shares of preferred stock, if any, then outstanding.
Preemptive Rights.  Holders of common stock do not have any preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities of ours.
Series A Preferred Stock
Dividends. Holders of Series A Preferred Stock are entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 10.875% per annum of the $25.00 per share liquidation preference, equivalent to $2.7187 per annum per share. Dividends on the Series A Preferred Stock accrue daily and are cumulative from, but excluding, the date of original issuance and are payable quarterly in arrears on or about the last calendar day of each March, June, September and December.

Under certain conditions relating to our non-payment of dividends on the Series A Preferred Stock, or if the Series A Preferred Stock is no longer listed on the New York Stock Exchange, the NYSE MKT or The NASDAQ Global, Global Select or Capital Market or any comparable national securities exchange or securities market (each, a “national exchange”) for at least 180 consecutive days, the dividend rate on the Series A Preferred Stock will increase to 12.875% per annum (the “Penalty Rate”).
Penalties as a Result of Failure to Pay Dividends.  If, at any time, there is a dividend default because cash dividends on the outstanding Series A Preferred Stock are accrued but not paid in full for any four consecutive or non-consecutive quarterly periods (a “Dividend Default”), then, until we have paid all accumulated and unpaid dividends on the shares of the Series A Preferred Stock in full: (i) the annual dividend rate on the Series A Preferred Stock will be increased to the Penalty Rate commencing on the first day after the missed fourth quarterly payment; and (ii) the holders of the Series A Preferred Stock will have the voting rights described under “—Voting Rights.” Once we have paid all accumulated and unpaid dividends in full and has paid cash dividends at the Penalty Rate in full for an additional two consecutive quarters the dividend rate will be restored to the stated rate and the foregoing provisions will not be applicable unless we again fail to pay a quarterly dividend during any future quarter.
Penalties as a Result of Failure to Maintain a Listing on a National Exchange.  If we fail for 180 or more consecutive days to maintain a listing of the Series A Preferred Stock on a national exchange (a “Delisting Event”), then: (i) the annual dividend rate on the Series A Preferred Stock will be increased to the Penalty Rate on the 181st day; and (ii) the holders of the Series A Preferred Stock will have the voting rights described under “—Voting Rights.” Such increased dividend rate and voting rights will continue for so long the as Series A Preferred Stock is not listed on a national exchange.
Special Redemption Upon Change of Control.  Following a “Change of Control” of us by a person or entity, we (or the acquiring entity) will be required to redeem the Series A Preferred Stock, in whole but not in part, within 120 days after the date on which the Change of Control has occurred for cash, at the price of $25.00 per share, plus all accrued and unpaid dividends (whether or not earned or declared) to the redemption date.
A “Change of Control” will be deemed to occur when the following have occurred and are continuing:

•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of our stock entitled to vote generally in the election of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any acquisition described in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American depositary receipts representing such securities) listed on a national exchange.

Optional Redemption. We may not redeem the Series A Preferred Stock prior to December 1, 2017, except we will be required to redeem the Series A Preferred Stock following a Change of Control. On and after December 1, 2017, we may redeem the Series A Preferred Stock for cash at our option, from time to time, in whole or in part, at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not earned or declared) to the redemption date.

Ranking. The Series A Preferred Stock will rank: (i) senior to the common stock and any other shares of stock that we may issue in the future, the terms of which specifically provide that such stock ranks junior to the Series A Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (“junior shares”); (ii) equal to any shares of stock that we may issue in the future, the terms of which specifically provide that such stock ranks on parity with the Series A Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (“parity shares”); (iii) junior to all other shares of stock issued by us, the terms of which specifically provide that such stock ranks senior to the Series A Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such issuance would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock) (“senior shares”); and (iv) junior to all our existing and future indebtedness.
Liquidation Preference. If we liquidate, dissolve or wind up our operations, then the holders of the Series A Preferred Stock will have the right to receive $25.00 per share, plus all accrued and unpaid dividends (whether or not earned or declared) to, but excluding, the date of payment, before any payments are made to the holders of the common stock and any other junior shares, if any. The rights of the holders of the Series A Preferred Stock to receive the liquidation preference will be subject to the proportionate rights of holders of each other future series or class of parity shares and subordinate to the rights of senior shares.
Voting Rights.  Holders of the Series A Preferred Stock generally will not have any voting rights, except as otherwise required by law. However, if a Dividend Default or Delisting Event occurs, then the holders of the Series A Preferred Stock (voting together as a class with the holders of all other classes or series of stock we may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election referred to below) will be entitled to vote for the election of two additional directors to serve on the Board of Directors until a “Correction Event,” as described in our Articles of Incorporation, occurs. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock will be required for us to authorize or issue any class or series of senior shares, to amend any provisions of the Articles of Incorporation so as to materially and adversely affect any rights of the Series A Preferred Stock or to take certain other actions.
No Maturity.  The Series A Preferred Stock will not have any stated maturity and will not be subject to any sinking fund or mandatory redemption, except following a Change of Control. Accordingly, absent a Change of Control, the shares of the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem them.
No Conversion.  The Series A Preferred Stock is not, pursuant to its terms, convertible into or exchangeable for any other securities or property.
Other Series of Preferred Stock
Pursuant to our Articles of Incorporation, the Board of Directors has the authority, without further action by shareholders, to issue one or more additional series of preferred stock. The Board of Directors may determine the preferences, limitations and relative rights of: (i) any class of shares before the issuance of any shares of that class; or (ii) one or more series within a class, and designate the number of shares within that series, before the issuance of any shares of that series. In addition, after the Board of Directors has established a series of preferred stock, the Board of Directors may increase or decrease the number of shares contained in the series, but not below the number of shares then issued, or eliminate the series where no shares have been issued. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control without further action by shareholders and may adversely affect the market price of, and the voting and other rights of the holders of, the common stock. These effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock or impairing the liquidation rights of the common stock.
Certain Provisions of our Articles of Incorporation and Bylaws and the GBCC
Our Articles of Incorporation and Bylaws contain provisions that could make more difficult an acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage specific types of coercive takeover practices and inadequate takeover bids as well as to encourage persons seeking to acquire control to first negotiate with us. Although these provisions may have the effect of delaying, deferring or preventing a change in control, we believe that the benefits of increased protection through the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.
Classified Board of Directors.  Our Bylaws provide that the Board of Directors shall be no less than three and no greater than 12 as may be determined by resolution of the Board of Directors from time to time. The Board of Directors has fixed the number of directors at seven. Our Articles of Incorporation provide that the Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, each of which shall be as nearly equal in number of directors as possible. The initial terms of the Class I directors, Class II directors and Class III directors are one year, two years and three years, respectively. After the expiration of the initial terms, successors to the directors in each of Class I, Class II and Class III will have a three-year term, with one class of directors being elected each year.
Shareholder Action Through Written Consent. Our Bylaws require unanimous consent for shareholder action by written consent in lieu of a meeting.
Removal of Directors; Board of Directors Vacancies. Our Articles of Incorporation provide that directors may be removed only for “cause” and only by the affirmative vote of the holders of at least a majority of all votes entitled to be cast in the election of such directors. “Cause” shall mean only: (i) conviction of a felony; (ii) declaration of unsound mind by an order of a court; (iii) gross dereliction of duty; (iv) commission of an action involving moral turpitude; or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action results in an improper substantial personal benefit and a material injury to the corporation. Furthermore, our Bylaws provide that, in the event a director was elected by the shares of one or more classes or series of our stock that are counted together collectively, then that director may only be removed by the majority vote of such voting group.
Our Bylaws provide that any vacancy on the Board of Directors (including vacancies resulting from an increase in the number of directors) may be filled: (i) by a majority of the remaining directors; or (ii) the shareholders. In addition, our Bylaws provide that, if a director is elected to fill a vacancy, then the director shall hold office until the next election of the class for which such director shall have been chosen, provided that any director filling a vacancy by reason of an increase in the number of directors, where such vacancy is filled by the directors, shall serve until the next annual meeting of shareholders and until the election of his successor. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group or the remaining directors elected by that voting may vote to fill the vacancy.

Georgia “Fair Price” Statute.  Sections 14-2-1110 through 14-2-1113 of the GBCC (the “Fair Price Statute”), generally restrict a company from entering into certain Business Combinations (as defined in the GBCC) with an interested shareholder unless the transaction is: (i) unanimously approved by the continuing directors who must constitute at least three members of the board of directors at the time of such approval; or (ii) the transaction is recommended by at least two-thirds of the continuing directors and approved by a majority of the shareholders excluding the interested shareholder.
Georgia “Business Combination” Statute.  Sections 14-2-1131 through 14-2-1133 of the GBCC (the “Business Combination Statute”), generally restrict a company from entering into certain business combinations (as defined in the GBCC) with an interested shareholder for a period of five (5) years after the date on which such shareholder became an interested shareholder unless: (i) the transaction is approved by the board of directors of the company prior to the date the person became an interested shareholder; (ii) the interested shareholder acquires at least 90% of the company’s voting stock in the same transaction (calculated pursuant to GBCC Section 14-2-1132) in which such person became an interested shareholder; or (iii) subsequent to becoming an interested shareholder, the shareholder acquires at least 90% (calculated pursuant to GBCC Section 14-2-1132) of the company’s voting stock and the business combination is approved by the holders of a majority of the voting stock entitled to vote on the matter (excluding the stock held by the interested shareholder and certain other persons pursuant to GBCC Section 14-2-1132).
The GBCC provides that the restrictions set forth in the Fair Price Statute and the Business Combination Statute will not apply unless the bylaws of the company specifically provide that these provisions of the GBCC are applicable to the corporation (and in certain other situations). In our Bylaws, we have elected to be covered by such statutes.

SELLING SHAREHOLDERS
The selling shareholders may use this prospectus for the resale of shares of common stock being registered hereunder for their accounts, although no selling shareholder is obligated to sell any such shares. The following tables set forth certain information regarding the selling shareholders and the shares of common stock beneficially owned by them, which information is known to us as of December 26, 2013. We are not able to estimate the number of shares of common stock that will be held by the selling shareholders after the completion of this offering because the selling shareholders may offer all, some, or none of the shares and because, to our knowledge, there currently are no agreements, arrangements or understandings with respect to the sale of any such shares. See “Plan of Distribution.”
2010 Offering
In October 2010, we sold and issued an aggregate of $11,800,000 in principal amount of the 2010 Notes to the selling shareholders identified in the table below under “2010 Offering.” The 2010 Notes bear interest at rate of 12.0% per annum payable quarterly in cash in arrears and mature on August 29, 2014.  The 2010 Notes are unsecured and subordinated in right of payment to our existing and future senior indebtedness.  The current conversion price of the 2010 Notes is $3.73 per share. The conversion price is subject to adjustment for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event. If at any time on or after the six-month anniversary date of the issuance of the 2010 Notes, the weighted average price of the common stock for any 20 trading days within a period of 30 consecutive trading days equals or exceeds 200% of the conversion price and the average daily trading volume of the common stock during such 20 days exceeds 50,000 shares, then we may, subject to the satisfaction of certain other conditions, redeem the 2010 Notes in cash at a redemption price equal to the sum of 100% of the principal amount being redeemed plus any accrued and unpaid interest on such principal. In addition, the holders of a majority of the aggregate principal amount of the 2010 Notes then outstanding may require us to redeem all or any portion of the 2010 Notes upon a change of control transaction, at a redemption price in cash equal to no less than 110% of the redemption amount. Effective October 26, 2013, the 2010 Notes were amended to, among other things: (i) extend the maturity date from October 26, 2013 until August 29, 2014; (ii) increase the interest rate from 10.0% per annum to 12.0% per annum; (iii) delete the requirement to adjust the conversion price of the 2010 Notes for dilutive equity issuances; and (iv) provide for a cash payment equal to 2.0% of any principal amount which is converted before August 29, 2014.
2011 Offering
In March, April and May 2011, we sold and issued an aggregate of $4,508,700 in principal amount of the 2011 Notes to the selling shareholders identified in the table below under “2011 Offering.” The 2011 Notes bear interest at a rate of 10.0% per annum payable quarterly in cash in arrears and mature on March 31, 2014.  The 2011 Notes are unsecured and subordinated in right of payment to our existing and future senior indebtedness. The current conversion price of the 2011 Notes is $4.80 per share. The conversion price is subject to adjustment for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event. If at any time on or after the six-month anniversary date of the issuance of the 2011 Notes, the weighted average price of the common stock for any 20 trading days within a period of 30 consecutive trading days equals or exceeds 200% of the conversion price and the average daily trading volume of the common stock during such 20 days exceeds 50,000 shares, then we may, subject to the satisfaction of certain other conditions, redeem the 2011 Notes in cash at a redemption price equal to the sum of 100% of the principal amount being redeemed plus any accrued and unpaid interest on such principal. In addition, the holders of a majority of the aggregate principal amount of the 2011 Notes then outstanding may require us to redeem all or any portion of the notes upon a change of control transaction, at a redemption price in cash equal to no less than 110% of the redemption amount. As partial compensation for placement agent services rendered to us in the 2011 Offering, we issued to Cantone Research, Inc. the 2011 Placement Agent Warrant, which was originally to purchase 250,000 shares of common stock at an initial exercise price of $5.30 per share, subject to anti-dilution adjustments. The 2011 Placement Agent Warrant represents the right to purchase 275,625 shares of common stock at an exercise price of $4.81 per share.
2012 Offering
In June 2012, we sold and issued an aggregate of $7,500,000 in principal amount of the 2012 Notes to the selling shareholders identified in the table below under “2012 Offering.” The 2012 Notes bear interest at a rate of 8.0% per annum payable quarterly in cash in arrears and mature on July 31, 2015.  The 2012 Notes are unsecured and subordinated in right of payment to our existing and future senior indebtedness.  The current conversion price of the 2012 Notes is $3.97 per share. The conversion price is subject to adjustment for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event. If at any time on or after the six-month anniversary date of the issuance of the 2012 Notes, the weighted average price of the common stock for any 20 trading days within a period of 30 consecutive trading days equals or exceeds 200% of the conversion price and the average daily trading volume of the common stock during such 20 days exceeds 50,000 shares, then we may, subject to the satisfaction of certain other conditions, redeem the 2012 Notes in cash at a redemption price equal to the sum of 100% of the principal amount being redeemed plus any accrued and unpaid interest on such principal. In addition, the holders of a majority of the aggregate principal amount of the 2012 Notes then outstanding may require us to redeem all or any portion of the 2012 Notes upon a change of control transaction, at a redemption price in cash equal to 110% of the redemption amount. In connection with the 2012 Offering, we issued to: (i) Cantone Research, Inc., as partial compensation for services as placement agent in the 2012 Offering, 50,000 shares of common stock and the 2012 Placement Agent Warrant, which was originally to purchase 100,000 shares of common stock at an initial exercise price of $4.17 per share, subject to anti-dilution adjustments; and (ii) Cantone Asset Management LLC, as partial consideration for certain bridge financing, the Bridge Warrant, which was originally to purchase 300,000 shares of common stock at an initial exercise price of $4.00 per share, subject to anti-dilution adjustments. The 2012 Placement Agent Warrant and the Bridge Warrant currently represent the right to purchase 105,000 shares of common stock and 315,000 shares of common stock, respectively, each at an exercise price of $3.81 per share.

Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to the Offering (1)(2)(3)	Number of Shares Being Offered (2)(3)(4)	Shares of Common Stock Beneficially Owned After the Offering (1)(3)(5)
			Number	Percent
2010 Offering
AQR Funds – AQR Diversified Arbitrage Fund [6]	388,740†	466,488†	0	0.0%
AQR Opportunistic Premium Offshore Fund, L.P. [7]	13,405†	16,086†	0	0.0%
AQR DELTA Master Account, L.P. [8]	375,335†	450,402†	0	0.0%

Attosa Financial LLC [9]	938,338†	1,126,006†	0	0.0%
Anthony J. Cantone [10]	3,905,807 [11]	160,858†	3,744,949	11.3%
High Capital Funding, LLC [12]	8,043†	9,652†	0	0.0%
2011 Offering
Aerial Gymnastics	10,417††	12,500††	0	0.0%
Alan D. Matthes Revocable Trust	4,977 [13]	2,500††	9,614	*
Angelo Gigliotti & Paula J. Gigliotti	7,640 [14]	5,000††	3,473	*
Aronson, Michael	13,140 [15]	6,250††	7,932	*
Barbara Conlin & Robert Conlin	18,571 [16]	10,000††	10,238	*
Barnwell Sr., Robert J.	20,041 [17]	6,250††	14,833	*
Benach, Robert	32,409 [18]	25,000††	11,576	*
Benaderet, David H.[19]	135,758 [20]	37,500††	104,508	*
Benison, Jeff	10,417††	12,500††	0	0.0%
Bernard F. Kolanowski & Mary Beth Kolanowski	3,241 [21]	2,500††	1,558	*
Blackstone, Dorothy	5,208††	6,250††	0	0.0%
Bluth, Mordecai	3,125††	3,750††	0	0.0%
Bob Seifert & Carolyn Seifert	2,083††	2,500††	0	0.0%
Brad Cartier & Mun-Peng Tan	4,167††	5,000††	0	0.0%
Bridges Sr., John	2,083††	2,500††	0	0.0%
Cant, Geoffrey D.	31,146 [22]	3,750††	28,021	*
Cantone Research, Inc. [23]	629,269 [24]	275,625 [25]	353,644	3.8%
Cantone, Maria A.	10,417††	12,500††	0	0.0%
Chaikin, Douglas	16,205[26]	12,500††	5,788	*
Charles Lasley & Rebecca Lasley	13,890[27]	6,250††	8,682	*
Collins, Joe	56,435[28]	25,000††	35,602	*
Conlin, Robert G.	6,019[29]	3,750††	2,894	*
Coppola, Peter	6,250††	7,500††	0	0.0%
Dale W. Miller & Melanie Trevino	10,997 [30]	6,250††	6,720	*
David V. Montieth & Karen B. Montieth	23,762 [31]	12,500††	13,345	*
Dennis, Patrick	16,205 [32]	12,500††	5,788	*
Donnelly, Michael	32,921 [33]	6,625††	27,400	*
Doremus, Raymond	2,083††	2,500††	0	0.0%
Dukat Family Trust	5,208††	6,250††	0	0.0%
Edward H. Gross & Suanne P. Gross	5,208††	6,250††	0	0.0%
Edward Vander Meulen and Carol Vander Meulen	15,251 [34]	6,250††	7,834	*
Embry, Kenneth W.	4,167††	5,000††	0	*
Embry Living Trust	84,653 [35]	75,000††	23,153	*
Ermis, Phil	2,083††	2,500††	0	0.0%
Estate of Morris Emory Franklin, Morris E. Franklin Jr. Executor	4,167††	5,000††	0	0.0%

Falick, Howard	4,167††	5,000††	0	0.0%
Fedder, Joel	16,205 [36]	12,500††	5,788	*
Fiorilli, Matthew	18,229††	21,875††	0	0.0%
Fish, Hamilton	7,121 [37]	2,500††	4,621	*
Franklin Living Trust Richard B.Franklin TTEE, Janie M Franklin TTEE	3,125††	3,750††	0	0.0%
Gaur, Jean	11,575 [38]	12,500††	1,158	*
Gefkin, Christine	32,193 [39]	12,500††	19,693	*
The Goodrich Family Trust[40]	15,460 [41]	6,250††	10,252	*
Gosen, George	4,167††	5,000††	0	0.0%
James J. Young & June A. Young	14,630 [42]	10,000††	6,297	*
Jeffrey A. Gudin & Susan H. Gerber	12,500††	15,000††	0	0.0%
Jeffrey S. Hinkle & Kimberly L. Hinkle	28,078 [43]	10,000††	19,764	*
John T. Bloom Jr & Janet Freenan Bloom	14,208 [44]	6,250††	7,958	*
Jonathan E. Stone & Janet T. Stone	3,125††	3,750††	0	0.0%
Hubert D. Meeks & Mary P. Meeks	3,750††	4,500††	0	0.0%
KC Gamma Opportunity LP	110,417††	132,500††	0	0.0%
Kardon, Carol	2,083††	2,500††	0	0.0%
Keller, George M	2,083††	2,500††	0	0.0%
Kenneth A Kranz TTEE Living Trust UA DTD 07/14/98	4,167††	5,000††	0	0.0%
Kent, Dennis	2,083 [45]	2,500††	2,894	*
Kruljac, Jon B.	19,987 [46]	5,300††	15,570	*
Kullerstand, John F.	4,167††	5,000††	0	0.0%
Langer, Milton F.	3,241 [47]	2,500††	1,158	*
Lotter, Kraig	2,083††	2,500††	0	0.0%
MacRae, Tim	4,398 [48]	2,500††	1,898	*
Martin, Carol	2,083††	2,500††	0	0.0%
Mary F. Sippell & John Sippell	2,083††	2,500††	0	0.0%
Mayster, Gloria M.	5,325 [49]	5,000††	1,158	*
Michael S. Krushinsky & Joyce L. Krushinsky	11,411 [50]	3,750††	8,286	*
McQuaide, Thomas J.	3,750††	4,500††	0	0.0%
Miller, Dale	52,358 [51]	6,250††	47,150	*
Mintz, Gary	17,716 [52]	6,250††	12,508	*
Mizrahi, Hinda	10,427 [53]	6,250††	5,219	*
Money Market Investment Club of Toledo [54]	23,461 [55]	8,750††	16,169	*
Moose Jr., Hoy A.	5,903 [56]	5,000††	1,736	*
Moreland, William	82,813††	99,375††	0	0.0%
Morocco, Daniel	5,324 [57]	5,000††	1,158	*
Muller Patton, Pamela A.	4,167††	5,000††	0	0.0%
Neathrey, Ivan	20,833††	25,000††	0	0.0%

Nedbalek, Bobby	32,409 [58]	25,000††	11,576	*
Neville-Landwehr, Rita A.	22,807 [59]	12,500††	12,391	*
Nolan, John G.	4,167††	5,000††	0	0.0%
P & W Exemption Trust Wallace Hollander	3,241 [60]	2,500††	1,158	*
Paltrowitz, Goldfarb, Schmidt and Milale, MD PA Profit Sharing Plan	5,208††	6,250††	0	0.0%
Papavasiliou, Constantinos	4,167††	5,000††	0	0.0%
Pat S. West & Patricia K. West	2,083††	2,500††	0	0.0%
Dr. Peter H. Ferber & Gloria P. Ferber	6,482[61]	5,000††	2,315	*
Phyllis Kargher & Jonathan Kushner	11,505[62]	6,250††	6,297	*
Ragonese, Patsy	8,102[63]	6,250††	2,894	*
Rahaim, T. Michael	29,356 [64]	5,000††	25,189	*
Reamey, Gordon L.	11,858 [65]	5,000††	7,691	*
Reklau, David L.	5,208††	6,250††	0	0.0%
Rhodes, Carol	19,099 [66]	12,500††	8,682	*
Richardson, Kenneth	8,333††	10,000††	0	0.0%
Robert L. Boxer & Susan S. Rodio	19,886 [67]	8,750††	12,594	*
Roe, Wayne W.	12,732 [68]	12,500††	2,315	*
Santo Zito & Josephine Zito	6,250††	7,500††	0	0.0%
Schleyer, John	7,061 [69]	5,000††	2,894	*
Sharma, Suresh	2,083††	2,500††	0	0.0%
Shayman, Linda R.	6,482 [70]	5,000††	2,315	*
Shelton Steinle & Jeanette Steinle	19,909 [71]	10,000††	11,576	*
Simonian, Edward	3,125††	3,750††	0	0.0%
Stein, Steven	5,208 [72]	6,250††	600	*
Thiry, Donald	20,833††	25,000††	0	0.0%
Thomas R. Gardner TTEE DTD	11,861 [73]	2,500††	9,778	*
Walters, Jeffrey M.	5,208††	6,250††	0	0.0%
Weiss, Gordon J.	10,417††	12,500††	0	0
Weiss, Neil	13,452 [74]	10,000††	5,209	*
Wensley Hobby & Ronella Hobby	10,417††	12,500††	0	0.0%
William B. Telfair & Carole H. Telfair	9,885 [75]	5,000††	5,718	*
William Waack & Suzanne Waack	2,083††	2,500††	0	0.0%
Young, Robert M.	21,342 [76]	12,500††	21,365	*
2012 Offering
Aronson, Michael L.	13,140 [77]	6,045†††	8,102	*
Benaderet, David H [78]	135,758 [79]	90,680†††	60,191	*
Cant, Geoffrey D.	31,146 [80]	12,091†††	21,070	*
Cantone, Anthony J. [81]	3,905,807 [82]	314,868 [83]	3,590,939	11.3%
Cantone Asset Management LLC[84]	1,699,605 [85]	1,976,526 [86]	0	0.0%

Cullimore Jr., Kelvyn H.	2,519†††	3,023†††	0	0.0%
Cantone Research, Inc. [87]	629,269 [88]	105,000 [89]	524,269	3.8%
Fish, Hamilton C.	7,121 [90]	6,045†††	2,083	*
Flying Arrow Estate Partners [91]	8,816†††	10,579†††	0	0.0%
J. Kevin Davis & Melody L. Davis	13,345 [92]	9,068†††	5,788	*
Jeffrey S. Hinkle & Kimberly L. Hinkle	28,078 [93]	18,136†††	12,964	*
Liming, William F.	2,519†††	3,023†††	0	0.0%
Mills, Kenneth	2,519†††	3,023†††	0	0.0%
Money Market Investment Club of Toledo [94]	23,461 [95]	16,625†††	9,607	*
Monte and Janet Anglin Revocable Trust [96]	4,834 [97]	3,023†††	2,315	*
Montieth, David	23,762 [98]	9,068†††	16,205	*
Neville-Landwehr, Rita	22,807 [99]	12,090†††	12,732	*
Phyllis Kargher & Jonathan Kushner	11,506 100	7,557†††	5,208	*
Polakoff, Stephen	12,594†††	15,113†††	0	0.0%
Rahaim, T. Michael	29,356 101	30,227†††	4,167	*
Richardson, Kenneth	15,890 102	9,068†††	8,333	*
Robert L. Boxer & Susan S. Rodio	19,886 103	15,113†††	7,292	*
Sun, Karen	7,557†††	9,068†††	0	0.0%
Suntup, Paul	14,604 104	10,579†††	5,788	*
Sylk, Leonard	12,594†††	15,113†††	0	0.0%
The Goodrich Family Trust 105	15,460 106	6,045†††	10,422	*
Vander Meulen, Edward	13,042 107	3,023†††	10,523	*
Weber, Marc D.	3,778†††	4,534†††	0	0.0%
Young, June A.	14,630 108	7,557†††	8,333	*
Young, Robert M.	31,782 109	7,557†††	25,485	*
*     Represents less than 1% of the issued and outstanding shares of common stock as of December 26, 2013.
†     Represents shares of common stock issuable upon conversion of the 2010 Notes.
††     Represents shares of common stock issuable upon conversion of the 2011 Notes.
†††     Represents shares of common stock issuable upon conversion of the 2012 Notes.

1 For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a selling shareholder is deemed to have beneficial ownership of any shares of common stock that such selling shareholder has the right to acquire within 60 days of December 26, 2013.
2 Shares are beneficially owned directly by the selling shareholder, unless otherwise indicated. Under the terms of the Notes, a selling shareholder holding any such Notes may not convert such Notes to the extent such conversion would cause such selling shareholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% (or 9.99% upon the election of the holder) of our then outstanding shares of common stock following such conversion, excluding for purposes of such determination the number of shares of common stock issuable upon: (i) conversion of the Notes which have not been converted; and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to an analogous limitation on conversion or exercise analogous.

3 In accordance with the terms of the applicable registration rights agreement with the selling shareholders holding the Notes, this prospectus covers the resale of at least 120% of the maximum number of shares of common stock issuable upon conversion of the Notes. Because the conversion price of the Notes may be adjusted, the number of shares that will actually be issued upon conversion of the Notes may be more or less than the number of shares being offered by this prospectus.
4 Based upon 16,016,373 shares of common stock outstanding as of December 26, 2013. For the purposes of computing the percentage of outstanding shares of common stock held by the selling shareholders named above, any shares which any selling shareholder has the right to acquire within 60 days of December 26, 2013, are deemed to be outstanding.
5 Assumes that all shares of common stock being offered and registered hereunder are sold, although the selling shareholders are not obligated to sell any such shares.
6 Clifford S. Asness and John S. Liew have voting and investment control with respect to the shares of common stock registered hereby for the account of AQR Funds - AQR Diversified Arbitrage Fund.
7 Clifford S. Asness and John S. Liew have voting and investment control with respect to the shares of common stock registered hereby for the account of AQR Opportunistic Premium Offshore Fund, L.P
8 Clifford S. Asness and John S. Liew have voting and investment control with respect to the shares of common stock registered hereby for the account of AQR DELTA Master Account, L.P.
9 Anthony J. Cantone, the Managing Member of Attosa Financial LLC, has sole voting and investment control with respect to the shares of common stock registered hereby for the account of Attosa Financial LLC. Attosa Financial LLC is an affiliate of Cantone Research, Inc., a registered broker-dealer. Attosa Financial LLC has represented to us that it purchased the 2010 Notes in the ordinary course of business and at the time of the purchase of the 2010 Notes, it had no agreements or understandings, directly or indirectly, with any person to distribute the 2010 Notes or the shares of common stock issuable upon conversion thereof.
10 Pursuant to a Form 4 filed on July 13, 2012 with the SEC by Anthony J. Cantone, Mr. Cantone reported that he beneficially owns in excess of 10% of the common stock. Accordingly, Mr. Cantone may be deemed to be an “affiliate” of the Company as such term is defined in Rule 405 of the Securities Act. Mr. Cantone is an affiliate of Cantone Research, Inc., a registered broker-dealer. Mr. Cantone has represented to us that he purchased the 2010 Notes in the ordinary course of business and at the time of the purchase of the 2010 Notes, he had no agreements or understandings, directly or indirectly, with any person to distribute the 2010 Notes or the shares of common stock issuable upon conversion thereof. For a description of the arrangements between us and Mr. Cantone, see “Certain Relationships and Related Party Transactions - Related Party Transactions” in our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 29, 2013.
11 Represents: (i) 52,500 shares of common stock held by Mr. Cantone; (ii) 134,048 shares of common stock issuable upon conversion of a 2010 Note; (iii) 1,384,635 shares of common stock issuable upon conversion of a 2012 Note held by an affiliate of Mr. Cantone; (iv) 938,338 shares of common stock issuable upon conversion of a 2010 Note held by an affiliate of Mr. Cantone; (v) 218,640 shares of common stock issuable upon conversion of a 2012 Note held by Mr. Cantone; (vi) warrants held by Mr. Cantone to purchase 201,831 shares of common stock at an exercise price of $3.57 per share; (vii) warrants held by affiliates of Mr. Cantone to purchase 205,190 shares of common stock at an exercise price of $3.57 per share; (viii) the 2011 Placement Agent Warrant held by an affiliate of Mr. Cantone to purchase 275,625 shares of common stock; (ix) a warrant held by an affiliate of Mr. Cantone to purchase 75,000 shares of common stock at $3.96 per share; (x) the Bridge Warrant held by an affiliate of Mr. Cantone to purchase 315,000 shares of common stock; and (xi) the 2012 Placement Agent Warrant held by an affiliate of Mr. Cantone to purchase 105,000 shares of common stock.
12 Frank Hart has voting and investment control with respect to the shares of common stock registered hereby for the account of High Capital Funding, LLC.

13 Represents: (i) 2,083 shares of common stock issuable upon conversion of a 2011 Note; (ii) 2,894 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014; and (iii) 6,720 shares of common stock.
14 Represents: (i) 4,167 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 3,473 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
15 Represents: (i) 5,038 shares of common stock issuable upon conversion of a 2012 Note; (ii) 5,208 shares of common stock issuable upon conversion of a 2011 Note; and (iii) 2,894 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
16 Represents: (i) 8,333 shares of common stock issuable upon conversion of a 2011 Note; and (iii) 10,238 shares of common stock.
17 Represents: (i) 5,208 shares of common stock issuable upon conversion of a 2011 Note; (ii) 2,894 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014; and (iii) 11,939 shares of common stock.
18 Represents: (i) 20,833 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 11,576 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
19 David Benaderet, the Trustee of David Benaderet (Revocable Trust), has sole voting and investment control with respect to the shares of common stock registered hereby for the account of David Benaderet (Revocable Trust).
20 Represents: (i) 75,567 shares of common stock issuable upon conversion of a 2012 Note; (ii) 31,250 shares of common stock issuable upon conversion of a 2011 Note; and (iii) 28,941 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014 issued in the name of David H. Benaderet.
21 Represents: (i) 2,083 shares of common stock issuable upon conversion of a 2011 Note; (ii) 1,158 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014; and (iii) 400 shares of common stock.
22 Represents: (i) 3,125 shares of common stock issuable upon conversion of a 2011 Note; and (iii) 2,894 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014; (iii) 10,076 shares of common stock issuable upon conversion of a 2012 Note; and (iv) 15,051 shares of common stock.
23 Anthony J. Cantone, the President of Cantone Research, Inc., has sole voting and investment control with respect to the shares of common stock registered hereby for the account of Cantone Research, Inc.  Cantone Research, Inc. is a registered broker-dealer and may be deemed to be an underwriter under the federal securities laws.  Cantone Research, Inc. received the securities listed in this table for Cantone Research, Inc.’s account as compensation for placement agent services rendered to us by Cantone Research, Inc. in connection with the 2011 Offering and 2012 Offering.  Cantone Research, Inc. served as a placement agent for our private placement offering of the 2012 Notes, 2011 Notes and the 2010 Notes and received customary compensation in connection therewith.
24 Represents: (i) 75,000 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.96 per share which expires on October 26, 2015; (ii) 173,644 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014; (iii) 105,000 shares of common stock issuable upon exercise of the 2012 Placement Agent Warrant; and (iv) 275,625 shares of common stock issuable upon exercise of the 2011 Placement Agent Warrant.

25 Represents 275,625 shares of common stock issuable upon exercise of the 2011 Placement Agent Warrant.
26 Represents: (i) 10,417 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 5,788 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
27 Represents: (i) 5,208 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 8,682 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
28 Represents: (i) 20,833 shares of common stock issuable upon conversion of a 2011 Note; (ii) 2,894 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014; and (iii) 32,708 shares of common stock.
29 Represents: (i) 3,125 shares of common stock issuable upon conversion of a 2011 Note; (ii) 2,894 shares of our common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
30 Represents: (i) 5,208 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 6,720 shares of common stock.
31 Represents: (i) 10,417 shares of common stock issuable upon conversion of a 2011 Note; (ii) 5,788 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014; and (iii) 7,557 shares of common stock issuable upon conversion of a 2012 Note issued in the name of David Montieth.
32 Represents: (i) 10,417 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 5,788 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
33 Represents: (i) 5,521 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 27,400 shares of common stock.
34 Represents: (i) 2,519 shares of common stock issuable upon conversion of a 2012 Note issued in the name of Edward Vander Meulen; (ii) 5,208 shares of common stock issuable upon conversion of a 2011 Note; (iii) 2,315 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014; and (iv) 3,000 shares of common stock.
35 Represents: (i) 62,500 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 23,153 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
36 Represents: (i) 10,417 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 5,788 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
37 Represents: (i) 5,038 shares of common stock issuable upon conversion of a 2012 Note and (ii) 2,083 shares of common stock issuable upon conversion of a 2011 Note.
38 Represents: (i) 10,417 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 1,158 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.

39 Represents: (i) 10,417 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 5,788 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014; and (iii) 15,988 shares of common stock.
40 Raymond H. Goodrich, the Trustee of Goodrich Family Trust, has sole voting and investment control with respect to the shares of common stock registered hereby for the account of Goodrich Family Trust.
41 Represents: (i) 5,038 shares of common stock issuable upon conversion of a 2012 Note; (ii) 5,208 shares of common stock issuable upon conversion of a 2011 Note; and (iii) 5,214 shares of common stock.
42 Represents: (i) 8,333 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 6,297 shares of common stock issuable upon conversion of a 2012 Note issued in the name of June A. Young.
43 Represents: (i) 15,133 shares of common stock issuable upon conversion of a 2012 Note; (ii) 8,333 shares of common stock issuable upon conversion of a 2011 Note; and (iii) 4,631 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
44 Represents: (i) 5,208 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 9,000 shares of common stock.
45 Represents: (i) 2,083 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 2,894 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
46 Represents: (i) 4,417 shares of common stock issuable upon conversion of a 2011 Note; (ii) 8,622 shares of common stock; and (iii) 6,948 shares of common stock issuable upon exercise of a warrant with an exercise price of $1.73 per share which expires on December 6, 2014.
47 Represents: (i) 2,083 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 1,158 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
48 Represents: (i) 2,083 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 2,315 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
49 Represents: (i) 4,167 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 1,158 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
50 Represents: (i) 3,125 shares of common stock issuable upon conversion of a 2011 Note; (ii) 1,736 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014; and (iii) 6,550 shares of common stock.
51 Represents: (i) 5,208 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 47,150 shares of common stock.
52 Represents: (i) 5,208 shares of common stock issuable upon conversion of a 2011 Note; (ii) 6,720 shares of common stock; and (iii) 5,788 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
53 Represents: (i) 5,208 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 5,219 shares of common stock.

54 Marc Weber, Partner of Money Market Investment Club of Toledo, has sole voting and investment control with respect to the shares of common stock registered hereby for the account of Money Market Investment Club of Toledo.

55 Represents: (i) 7,292 shares of common stock issuable upon conversion of a 2011 Note; (ii) 13,854 shares of common stock issuable upon conversion of a 2012 Note; and (iii) 2,315 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
56 Represents: (i) 4,167 shares of common stock issuable upon conversion of a 2012 Note; and (ii) 1,736 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
57 Represents: (i) 6,150 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 1,158 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
58 Represents: (i) 20,833 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 11,576 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
59 Represents: (i) 10,076 shares of common stock issuable upon conversion of a 2012 Note; (ii) 10,417 shares of common stock issuable upon conversion of a 2011 Note; and (iii) 2,315 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
60 Represents: (i) 2,083 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 1,158 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
61 Represents: (i) 4,167 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 2,315 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
62 Represents: (i) 6,297 shares of common stock issuable upon conversion of a 2012 Note; and (ii) 5,208 shares of common stock issuable upon conversion of a 2011 Note.
63 Represents: (i) 5,208 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 2,894 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
64 Represents: (i) 25,189 shares of common stock issuable upon conversion of a 2012 Note; and (ii) 4,167 shares of common stock issuable upon conversion of a 2011 Note.
65 Represents: (i) 4,167 shares of common stock issuable upon conversion of a 2011 Note; (ii) 5,376 shares of common stock; and (iii) 2,315 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
66 Represents: (i) 10,417 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 8,682 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
67 Represents: (i) 7,292 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 12,594 shares of common stock issuable upon conversion of a 2012 Note.

68 Represents: (i) 10,417 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 2,315 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
69 Represents: (i) 4,167 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 2,894 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
70 Represents: (i) 4,167 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 2,315 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
71 Represents: (i) 8,333 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 11,576 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
72 Represents: (i) 5,208 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 600 shares of common stock.
73 Represents: (i) 2,083 shares of common stock issuable upon conversion of a 2011 Note; (ii) 2,315 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014; and (iii) 7,463 shares of common stock.
74 Represents: (i) 8,333 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 5,209 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
75 Represents: (i) 4,167 shares of common stock issuable upon conversion of a 2011 Note; and (ii) 5,718 shares of common stock.
76 Represents: (i) 6,297 shares of common stock issuable upon conversion of a 2012 Note; (ii) 10,417 shares of common stock issuable upon conversion of a 2011 Note; (iii) 4,630 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014; and (iv) 10,438 shares of common stock.
77 Represents: (i) 5,038 shares of common stock issuable upon conversion of a 2012 Note; (ii) 5,208 shares of common stock issuable upon conversion of a 2011 Note; and (iii) 2,894 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
78 David Benaderet, the Trustee of David Benaderet (Revocable Trust), has sole voting and investment control with respect to the shares of common stock registered hereby for the account of David Benaderet (Revocable Trust).
79 Represents: (i) 75,567 shares of common stock issuable upon conversion of a 2012 Note; (ii) 31,250 shares of common stock issuable upon conversion of a 2011 Note; and (iii) 28,941 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014 issued in the name of David H. Benaderet.
80 Represents: (i) 3,125 shares of common stock issuable upon conversion of a 2011 Note; and (iii) 2,894 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014; (iii) 10,076 shares of common stock issuable upon conversion of a 2012 Note; and (iv) 15,051 shares of common stock.
81 Pursuant to a Form 4 filed on July 13, 2012 with the SEC by Anthony J. Cantone, Mr. Cantone reported that he beneficially owns in excess of 10% of the common stock. Accordingly, Mr. Cantone may be deemed to be an “affiliate” of the Company as such term is defined in Rule 405 of the Securities Act. Mr. Cantone is an affiliate of

Cantone Research, Inc., a registered broker-dealer. Mr. Cantone has represented to us that he purchased the 2012 Notes in the ordinary course of business and at the time of the purchase of the 2012 Notes, he had no agreements or understandings, directly or indirectly, with any person to distribute the 2012 Notes. For a description of the arrangements between us and Mr. Cantone, see “Certain Relationships and Related Party Transactions - Related Party Transactions” in our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 29, 2013.

82 Represents: (i) 52,500 shares of common stock held by Mr. Cantone; (ii) 134,048 shares of common stock issuable upon conversion of a 2010 Note; (iii) 1,384,635 shares of common stock issuable upon conversion of a 2012 Note held by an affiliate of Mr. Cantone; (iv) 938,338 shares of common stock issuable upon conversion of a 2010 Note held by an affiliate of Mr. Cantone; (v) 218,640 shares of common stock issuable upon conversion of a 2012 Note held by Mr. Cantone; (vi) warrants held by Mr. Cantone to purchase 201,831 shares of common stock at an exercise price of $3.57 per share; (vii) warrants held by affiliates of Mr. Cantone to purchase 205,190 shares of common stock at an exercise price of $3.57 per share; (viii) the 2011 Placement Agent Warrant held by an affiliate of Mr. Cantone to purchase 275,625 shares of common stock; (ix) a warrant held by an affiliate of Mr. Cantone to purchase 75,000 shares of common stock at $3.96 per share; (x) the Bridge Warrant held by an affiliate of Mr. Cantone to purchase 315,000 shares of common stock; and (xi) the 2012 Placement Agent Warrant held by an affiliate of Mr. Cantone to purchase 105,000 shares of common stock.
83 Represents: (i) 52,500 shares of common stock held by Mr. Cantone; and (ii) 218,640 shares of common stock upon conversion of a 2012 Note held by Mr. Cantone.
84 Anthony J. Cantone, the Managing Member of Cantone Asset Management LLC, has sole voting and investment control with respect to the shares of our common stock registered hereby for the account of Cantone Asset Management LLC.  Cantone Asset Management LLC is an affiliate of Cantone Research, Inc., a registered broker-dealer. Cantone Asset Management LLC has represented to us that it purchased the 2012 Notes in the ordinary course of business and at the time of the purchase of the 2012 Notes to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute the 2012 Notes.
85 Represents: (i) 1,384,605 shares of common stock issuable upon conversion of a 2012 Note; and (ii) 315,000 shares of common stock issuable upon exercise of the Bridge Warrant.
86 Represents: (i) 1,384,605 shares of common stock issuable upon conversion of a 2012 Note; and (ii) 315,000 shares of common stock issuable upon exercise of the Bridge Warrant.
87 Anthony J. Cantone, the President of Cantone Research, Inc., has sole voting and investment control with respect to the shares of common stock registered hereby for the account of Cantone Research, Inc.  Cantone Research, Inc. is a registered broker-dealer and may be deemed to be an underwriter under the federal securities laws.  Cantone Research, Inc. received the securities listed in this table for Cantone Research, Inc.’s account as compensation for placement agent services rendered to us by Cantone Research, Inc. in connection with the 2011 Offering and 2012 Offering.  Cantone Research, Inc. served as a placement agent for our private placement offering of the 2012 Notes, 2011 Notes and the 2010 Notes and received customary compensation in connection therewith.
88 Represents: (i) 75,000 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.96 per share which expires on October 26, 2015; (ii) 173,644 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014; (iii) 105,000 shares of common stock issuable upon exercise of the 2012 Placement Agent Warrant; and (iv) 275,625 shares of common stock issuable upon exercise of the 2011 Placement Agent Warrant.
89 Represents 105,000 shares of common stock issuable upon exercise of the 2012 Placement Agent Warrant.
90 Represents: (i) 5,038 shares of common stock issuable upon conversion of a 2012 Note; and (ii) 2,083 shares of common stock issuable upon conversion of a 2011 Note.

91 Patricia West, Partner of Flying Arrow Estate Partners, has sole voting and investment control with respect to the shares of common stock registered hereby for the account of Flying Arrow Estate Partners.
92 Represents: (i) 7,557 shares of common stock issuable upon conversion of a 2012 Note; and (ii) 5,788 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
93 Represents: (i) 15,133 shares of common stock issuable upon conversion of a 2012 Note; (ii) 8,333 shares of common stock issuable upon conversion of a 2011 Note; and (iii) 4,631 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
94 Marc Weber, Partner of Money Market Investment Club of Toledo, has sole voting and investment control with respect to the shares of common stock registered hereby for the account of Money Market Investment Club of Toledo.
95 Represents: (i) 13,854 shares of common stock issuable upon conversion of a 2012 Note; (ii) 7,292 shares of common stock issuable upon conversion of a 2011 Note; and (iii) 2,315 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
96 Monte Anglin and Janet Anglin, the Trustees of Monte and Janet Anglin Revocable Trust, have sole voting and investment control with respect to the shares of common stock registered hereby for the account of Monte and Janet Anglin Revocable Trust.
97 Represents: (i) 2,519 shares of common stock issuable upon conversion of a 2012 Note; and (ii) 2,315 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014 issued in the name of Monte Anglin.
98 Represents: (i) 7,557 shares of common stock issuable upon conversion of a 2012 Note; (ii) 10,417 shares of common stock issuable upon conversion of a 2011 Note; and (iii) 5,788 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014
99 Represents: (i) 10,076 shares of common stock issuable upon conversion of a 2012 Note; (ii) 10,417 shares of common stock issuable upon conversion of a 2011 Note; and (iii) 2,315 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014.
100 Represents: (i) 6,297 shares of common stock issuable upon conversion of a 2012 Note; and (ii) 5,208 shares of common stock issuable upon conversion of a 2011 Note.
101 Represents: (i) 25,189 shares of common stock issuable upon conversion of a 2012 Note; and (ii) 4,167 shares of common stock issuable upon conversion of a 2011 Note.
102 Represents: (i) 7,557 shares of common stock issuable upon conversion of a 2012 Note; and (ii) 8,333 shares of common stock issuable upon conversion of a 2011 Note.
103 Represents: (i) 12,594 shares of common stock issuable upon conversion of a 2012 Note; and (ii) 7,292 shares of common stock issuable upon conversion of a 2011 Note.
104 Represents: (i) 8,816 shares of common stock issuable upon conversion of a 2012 Note; and (ii) 5,788 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014 in the name of Alan Suntup & Paul Suntup as joint tenants.
105 Raymond H. Goodrich, the Trustee of Goodrich Family Trust, has sole voting and investment control with respect to the shares of common stock registered hereby for the account of Goodrich Family Trust.

106 Represents: (i) 5,038 shares of common stock issuable upon conversion of a 2012 Note; (ii) 5,208 shares of common stock issuable upon conversion of a 2011 Note; and (iii) 5,214 shares of common stock.
107 Represents: (i) 2,519 shares of common stock issuable upon conversion of a 2012 Note; (ii) 5,208 shares of common stock issuable upon conversion of a 2011 Note; (iii) 2,315 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014; and (iv) 3,000 shares of common stock.
108 Represents: (i) 6,297 shares of common stock issuable upon conversion of a 2012 Note; and (ii) 8,333 shares of common stock issuable upon conversion of a 2011 Note issued in the name of James J. Young & June A. Young as joint tenants.
109 Represents: (i) 6,297 shares of common stock issuable upon conversion of a 2012 Note; (ii) 10,417 shares of common stock issuable upon conversion of a 2011 Note; (iii) 4,630 shares of common stock issuable upon exercise of a warrant with an exercise price of $3.57 per share which expires on March 13, 2014; and (iv) 10,438 shares of common stock.

PLAN OF DISTRIBUTION
We are registering the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants to permit the resale of these shares of common stock by the holders of the Notes and Warrants from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling securityholders of the shares of common stock.  We will bear all fees and expenses incident to our obligation to register the shares of common stock.
The selling shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions.  The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be affected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such method of sale; and

•	any other method permitted pursuant to applicable law.
If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved.)  In connection with sales of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.  The selling shareholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.
The selling shareholders may pledge or grant a security interest in some or all of the convertible notes or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledges or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.  The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name and names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.
The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the applicable registration rights agreements to which they are a party, or the selling shareholders will be entitled to contribution.  We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the applicable registration rights agreement to which they are a party, or we may be entitled to contribution.

LEGAL MATTERS
The validity of the common stock offered by this prospectus has been passed upon for us by Carlile Patchen & Murphy LLP, Columbus, Ohio. Attorneys at Carlile Patchen & Murphy LLP beneficially own 11,000 shares of the common stock.
EXPERTS
The consolidated financial statements of AdCare Health Systems, Inc. and subsidiaries as of December 31, 2012, and for the year then ended, have been incorporated by reference herein and into the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, which report is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated balance sheet of AdCare Health Systems, Inc. and subsidiaries as of December 31, 2011, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended, have been incorporated by reference into this prospectus and the registration statement in reliance upon the report of Battelle Rippe Kingston LLP (formerly Battelle & Battelle LLP), independent registered public accounting firm, which report is incorporated by reference into this prospectus and the registration statement, and upon authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual reports, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.
We maintain an Internet website at www.adcarehealth.com. All of our reports filed with the SEC (including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements) are accessible through the Investor Relations section of our website, free of charge, as soon as reasonably practicable after electronic filing. The reference to our website in this prospectus is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.
We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered hereby. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities being offered. This prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.
We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the year ended December 31, 2012;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013;

•	Amendment No. 1 to our Quarterly Report on Form 10-Q for each of the quarters ended March 31, 2012; June 30, 2012; and September 30, 2012; each filed with the SEC on July 8, 2013;

•	Amendment No. 2 to our Quarterly Report on Form 10-Q for each of the quarters ended March 31, 2012; June 30, 2012; and September 30, 2012; each filed with the SEC on October 22, 2013;

•
our Current Reports on Form 8-K filed with the SEC on each of January 4, 2013; January 7, 2013; January 31, 2013; February 22, 2013; March 6, 2013; March 8, 2013; March 13, 2013; March 20, 2013; April 19, 2013; April 23, 2013; April 29, 2013; May 1, 2013; May 10, 2013; May 21, 2013; May 23, 2013; June 5, 2013; June 7, 2013; June 18, 2013; July 3, 2013; October 3, 2013; October 4, 2013; October 7, 2013; October 18, 2013; October 23, 2013; October 29, 2013; October 31, 2013; November 12, 2013; November 13, 2013; November 15; 2013; November 22, 2013; December 3, 2013; December 9, 2013; December 18, 2013; December 27, 2013; and December 31, 2013;

•	Amendment No. 1 to our Current Report on Form 8-K/A filed with the SEC on July 26, 2013;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 29, 2013; and

•	Supplement No. 1 to our Definitive Proxy Statement on Schedule 14A filed with the SEC on November 15, 2013.
Any statement incorporated by reference in this prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus.
Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference into this prospectus, without charge, by written or oral request directed to AdCare Administrative Services, 1145 Hembree Road, Roswell, Georgia 30076, Attention: Investor Relations, Telephone: (678) 869-5116, or from the SEC through the SEC’s Internet website at the address provided under “Where You Can Find More Information.” Documents incorporated by reference into this prospectus are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.
DISCLOSURE OF SEC POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES
While indemnification for liabilities under the Securities Act is permitted to our directors, officers, and controlling people, we have been advised that, in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim of indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers, or controlling people in a successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with our securities, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, ask a court of appropriate jurisdiction to decide whether or not such indemnification is against public policy as expressed in the Securities Act.  We will be governed by the final adjudication of the issue.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.  Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses payable by the registrant in connection with the securities being registered.  All amounts are estimates except the SEC registration statement filing fee.

SEC registration statement filing fee	$929
Legal fees and expenses	25,000
Accounting fees and expenses	10,000
Total	$35,929
____________________

Item 14.  Indemnification of Directors and Officers
Our Articles of Incorporation and Bylaws limit the liability of our officers and directors to the extent currently permitted by the GBCC.
Subsection (a) of Section 14-2-851 of the GBCC provides that a corporation may indemnify an individual who is party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (i) such individual conducted himself or herself in good faith; and (ii) such individual reasonably believed (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation, and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe that such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the GBCC, a court may order a corporation to indemnify a director if such court determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify or advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GBCC, failed to comply with Section 14-2-853 of the GBCC, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the GBCC but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.
Section 14-2-852 of the GBCC provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.
Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director. If the officer is not a director (or if the officer is a director but the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer), the corporation may also indemnify and advance expenses to such officer to such further extent as may be provided by the articles of incorporation or the bylaws of the corporation, by a resolution of the board of directors of the corporation, or by contract, except for liability arising out of conduct that constitutes: (1) the appropriation, in violation of their duties, of any business opportunity of the corporation; (2) acts or omissions which involve intentional misconduct or a knowing violation of law; (3) the types of liability set forth in Section 14-2-832 of the GBCC; or (4) receipt of an improper personal benefit. An officer of a corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 of the GBCC and may apply to a court under Section 14-2-854 of the GBCC for indemnification or advances, in each case to the same extent to which a director may be entitled to indemnification under those provisions. Finally, a corporation may also indemnify an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation or bylaws, by general or specific action by its board of directors or by contract.
Our Bylaws provide that, to the fullest extent permitted by the GBCC, we shall indemnify an individual who is a party to a proceeding because he or she is or was a director or officer of the Company, provided that this limitation of liability does not apply to any liability: (i) for any transaction in which the individual appropriated a business opportunity of the Company; (ii) for any acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) under Section 14-2-832 of the GBCC (governing unlawful distributions to shareholders); or (iv) for any transaction from which the individual derived an improper personal benefit. Furthermore, our Bylaws provide for mandatory advancement of expenses provided that a director or officer provides: (A) a written affirmation of his good faith belief that his conduct does not constitute the kind of behavior with respect to which the Bylaws do not provide indemnification; and (B) his written undertaking to repay any funds advanced if it is ultimately determined that he is not entitled to indemnification under our Bylaws or the GBCC.
Item 15.    Recent Sales of Unregistered Securities
The following information related to all securities issued or sold by us within the past three years and not registered under the Securities Act. Each of the transactions described below was conducted in reliance upon the available exemptions from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D as promulgated by the SEC which related to transactions exempt from registration under the Securities Act. The Company relied upon such exemption based upon representations made by such holder regarding, among other things, the holder’s status as an accredited investor (as such term is defined in the Securities Act). Other than as disclosed below, there were not underwriters employed in connection with any of the transactions described below.

•
On January 10, 2011, we issued to Boyd Gentry, as an inducement to become our Chief Executive Officer, a ten-year warrant to purchase 250,000 shares of common stock at an initial exercise price of $4.13 per share, which vests as to one-third of the underlying shares on the issue date and as to one-third of the underlying shares on each of the successive two anniversaries of the issue date. The warrant is subject to certain anti-dilution adjustments.

•
On March 31, 2011, we entered into a Securities Purchase Agreement with certain accredited investors pursuant to which we issued and sold such investors an aggregate of $2.1 million in principal amount of the Company’s 10% subordinated convertible promissory notes. The notes mature on March 31, 2014. On April 29, 2011, we issued an additional $1.8 million in principal amount of the notes. On May 6, 2011, we issued an additional $0.6 million in principal amount of the notes. The initial conversion price of the notes is $4.13 per share. The conversion price of the notes is subject to certain anti-dilution adjustments.

•
On March 31, 2011, we issued to Cantone Research, Inc. (“CRI”), as partial consideration for serving as placement agent for the sale of the 10% subordinated convertible promissory notes, a three-year warrant to purchase 250,000 shares of common stock at an initial exercise price of $5.30 per share. The exercise price of the warrant is subject to certain anti-dilution adjustments.

•	On July 5, 2011, we issued to a holder of the Company’s 10% convertible promissory notes an aggregate of 18,160 shares of common stock upon conversion of $75,000 in principal amount thereof.

•	On October 27, 2011, we issued to a holder of the Company’s 10% convertible promissory notes an aggregate of 19,132 shares of common stock upon conversion of $75,000 in principal amount thereof.

•
On December 19, 2011, we issued to David Rubenstein, as an inducement to become the Company’s Chief Operating Officer: (i) a ten-year warrant to purchase 100,000 shares of common stock at an exercise price of $4.13 per share and (ii) a ten-year warrant to purchase 100,000 shares of common stock at an initial exercise price of $4.97 per share. The first warrant vests as to one-third of the underlying shares on each of the first, second and third anniversaries of the issue date and the second warrant vests as to one-third of the underlying shares on each of the second, third and fourth anniversaries of the issue date. The warrants are subject to certain anti-dilution adjustments.

•
On March 30, 2012, we issued to Cantone Asset Management LLC, as partial consideration for certain bridge financing to the Company in March 2012, a three-year warrant to purchase 300,000 shares of common stock at an initial exercise price of $4.00. The warrant is subject to certain anti-dilution adjustments.

•
On April 1, 2012, we issued to Strome Alpha Offshore Ltd. (“Strome”), as partial consideration for providing certain financing to the Company in April 2012, a three-year warrant to purchase 312,500 shares of common stock at an initial exercise price of $4.00. The warrant is subject to certain anti-dilution adjustments.

•
On June 28, 2012, we entered into a Securities Purchase Agreement with certain accredited investors pursuant to which we issued and sold such investors on July 2, 2012 an aggregate of $7.5 million in principal amount of the Company's 8% subordinated convertible promissory notes. The notes mature on July 31, 2015. The initial conversion price of the notes is $4.17 per share. The conversion price of the notes is subject to certain anti-dilution adjustments.

•
On July 2, 2012, we issued to CRI, as partial consideration for serving as placement agent for the sale of the 8% subordinated convertible promissory notes, a three-year warrant to purchase 100,000 shares of common stock at an initial exercise price of $4.00 per share. The warrant is subject to certain anti-dilution adjustments.

•	On August 17, 2012, we issued 186,986 shares of common stock as partial consideration in connection with the Company’s acquisition of a skilled nursing facility located in Tulsa, Oklahoma.

•
On August 31, 2012, we issued to an investor relations firm, as partial consideration for providing certain investor relations services to the Company, a three-year warrant to purchase 15,000 shares of our common stock at an initial exercise price of $4.59. The warrant is subject to certain anti-dilution adjustments.

•
On December 28, 2012, we issued to Strome, as partial consideration for providing certain financing to the Company in April 2012, a ten-year warrant to purchase 50,000 shares of common stock at an initial exercise price of $3.80. The warrant is subject to certain anti-dilution adjustments.

•	On February 19, 2013, we issued to a holder of the Company’s 10% convertible promissory notes 6,635 shares of common stock upon conversion of $24,748 in principal amount thereof.

•	On March 4, 2013, we issued to a holder of the 10% convertible promissory notes 6,635 shares of common stock upon conversion of $24,749 in principal amount thereof.

•	On April 24, 2013, we issued to a holder of the 10% convertible promissory notes 67,024 shares of common stock upon conversion of $250,000 in principal amount thereof.

•	On April 25, 2013, we issued to a holder of the 10% convertible promissory notes 10,438 shares of common stock upon conversion of $50,000 in principal amount thereof.

•
On May 15, 2013, we issued to Ronald Fleming, our Chief Financial Officer, a ten-year warrant to purchase 70,000 shares of common stock at an initial exercise price of $5.90 per share, which vests as to one-third of the underlying shares on each of May 15, 2014, May 15, 2015 and May 15, 2016. The warrant is subject to certain anti-dilution adjustments.

•	On August 6, 2013, we issued to a holder of the 10% convertible promissory notes 81,211 shares of common stock upon conversion of $300,000 in principal amount thereof plus accrued interest thereon.

•
On August 14, 2013, we issued to three holders of the 10% convertible promissory notes an aggregate of 40,215 shares of common stock (13,405 shares of common stock to each holder individually) upon conversion of $150,000 in principal amount thereof.

•
On August 29, 2013, we issued to six holders of the 10% convertible promissory notes an aggregate of 163,452 shares of common stock (27,242 shares of common stock to each holder individually) upon conversion of $600,000 in principal amount thereof plus accrued interest thereon.

•
On September 9, 2013, we issued to five holders of the 10% convertible promissory notes an aggregate of 136,580 shares of common stock (27,316 shares of common stock to each holder individually) upon conversion of $500,000 in principal amount thereof plus accrued interest thereon.

•
On September 23, 2013, we issued to four holders of the 10% convertible promissory notes an aggregate of 109,684 shares of common stock (27,421 shares of common stock to each holder individually) upon conversion of $400,000 in principal amount thereof plus accrued interest thereon.

•	On October 18, 2013, we issued to a holder of the 10% convertible promissory notes 134,048 shares of common stock upon conversion of $500,000 in principal amount thereof.

•	On October 22, 2013, we issued to a holder of the 10% convertible promissory notes 268,097 shares of common stock upon conversion of $1,000,000 in principal amount thereof.

•	On October 25, 2013, we issued to a holder of the 10% convertible promissory notes 46,070 shares of common stock upon conversion of $170,503 in principal amount thereof plus accrued interest thereon.

•
On October 26, 2013, we issued to CRI, pursuant to terms of a settlement agreement, a warrant to purchase 75,000 shares of common stock. The warrant has an initial exercise price of $3.96 per share and expires on October 26, 2015. The warrant is subject to certain anti-dilution adjustments.

•
On November 27, 2013, we issued to a holder of the 10% convertible promissory notes an aggregate of 136,402 shares of common stock upon conversion of $500,000 in principal amount thereof plus accrued interest thereon.

•
On December 16, 2013, we issued to three holders of the 10% convertible promissory notes an aggregate of 82,326 shares of common stock (27,442 shares of common stock to each holder individually) upon conversion of $300,000 in principal amount thereof plus accrued interest thereon.

Item 16.    Exhibits and Financial Statement Schedules
The agreements included as exhibits to or incorporated by reference into this registration statement are included or incorporated, as applicable, to provide information regarding the terms of these agreements and are not intended to provide any other factual or disclosure information about the Company, its business or the other parties to these agreements. These agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.
Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time, and should not be relied upon by investors.
The exhibits required to be filed with this Registration Statement are set forth on the Exhibit Index, which is incorporated herein by reference.
Item 17.    Undertakings
(a)    The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)    The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roswell, State of Georgia, on December 31, 2013.
ADCARE HEALTH SYSTEMS, INC.

        By: /s/ Boyd P. Gentry
            Boyd P. Gentry
            President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ David A. Tenwick	Director, Chairman	December 31, 2013
David A. Tenwick

/s/ Boyd P. Gentry	Director, President and	December 31, 2013
Boyd P. Gentry	Chief Executive Officer
(Principal Executive Officer)

/s/ Ronald W. Fleming	Chief Financial Officer	December 31, 2013
Ronald W. Fleming	(Principal Financial and
Accounting Officer)

/s/ Christopher Brogdon (*)(**)	Director, Vice-Chairman	December 31, 2013
Christopher Brogdon

/s/ Peter J. Hackett (*)(**)	Director	December 31, 2013
Peter J. Hackett

/s/ Jeffrey L. Levine (*)(**)	Director	December 31, 2013
Jeffrey L. Levine

/s/ Joshua J. McClellan (*)(**)	Director	December 31, 2013
Joshua J. McClellan

/s/ Philip S. Radcliffe (*)(**)	Director	December 31, 2013
Philip S. Radcliffe

.

/s/ Laurence E. Sturtz (*)(**)	Director	December 31, 2013
Laurence E. Sturtz

/s/ Gary L. Wade (*)(**)	Director	December 31, 2013
Gary L. Wade

(*) By: /s/ David A. Tenwick
David A. Tenwick
Attorney-in-Fact

(**) By: Boyd P. Gentry
Boyd P. Gentry
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing
2.1	Purchase and Sale Agreement, dated as of January 3, 2012, between SCLR, LLC and AdCare Property Holdings, LLC	Incorporated by reference to Exhibit 2.9 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

2.2	Purchase and Sale Agreement, dated as of January 17, 2012, between Gyman Properties, LLC and AdCare Property Holdings, LLC	Incorporated by reference to Exhibit 2.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

2.3	Purchase and Sale Agreement, dated March 12, 2012, by and between Westlake Nursing Home Limited and AdCare Property Holdings, LLC	Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed March 15, 2012

2.4	Purchase and Sale Agreement, dated March 14, 2012, by and between F & F Ventures, LLC, Tulsa Christian Care, Inc., d/b/a/ Companions Specialized Care Center and AdCare Property Holdings, LLC	Incorporated by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed March 15, 2012

2.5	Purchase and Sale Agreement, dated as of April 3, 2012, between Evans Memorial Hospital, Inc. and AdCare Property Holdings, LLC	Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed April 9, 2012

2.6	Third Amendment to Purchase and Sale Agreement, dated as of April 17, 2012, by and between First Commercial Bank and AdCare Property Holdings, LLC.	Incorporated by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed April 23, 2012

2.7	Purchase Agreement, dated as of April 27, 2012, between AdCare Property Holdings, LLC and 1761 Pinewood Holdings, LLC	Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed May 3, 2012

2.8	Second Amendment to Purchase and Sale Agreement, dated April 30, 2012, by and between Gyman Properties, LLC and AdCare Property Holdings, LLC	Incorporated by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed May 3, 2012

2.9	First Amendment to Purchase and Sale Agreement, dated May 15, 2012, by and between AdCare Property Holdings, LLC and Westlake Nursing Home Limited	Incorporated by reference to Exhibit 2.6 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

Exhibit No.	Description	Method of Filing
2.10	Purchase Agreement, dated June 4, 2012, by and between AdCare Hembree Road Property, LLC and JRT Group Properties, LLC	Incorporated by reference to Exhibit 2.7 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

2.11
Second Amendment to Purchase and Sale Agreement, dated June 19, 2012, by and among F & F Ventures, LLC, Tulsa Christian Care, Inc., d/b/a Companions Specialized Care Center, George Perry Farmer, Jr., Jessica L. Farmer and AdCare Property Holdings, LLC
Incorporated by reference to Exhibit 2.5 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

2.12	Amendment to Purchase Agreement, dated July 19, 2012, between 1761 Pinewood Holdings, LLC and AdCare Property Holdings, LLC	Incorporated by reference to Exhibit 2.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

2.13	Purchase and Sale Agreement, dated as of August 9, 2012, between Winyah Nursing Home, Inc. and AdCare Property Holdings, LLC	Incorporated by reference from Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed August 15, 2012

2.14	Second Amendment to Purchase Agreement, dated as of August 31, 2012, between Winyah Nursing Home, Inc. and AdCare Property Holdings, LLC	Incorporated by reference to Exhibit 2.3 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

2.15	Third Amendment to Purchase Agreement, dated as of September 27, 2012, between 1761 Pinewood Holdings, LLC and AdCare Property Holdings, LLC	Incorporated by reference to Exhibit 2.4 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

2.16	Agreement of Sale, dated October 11, 2012, between AdCare Health Systems, Inc., certain of its subsidiaries named therein and CHP Acquisition Company, LLC	Incorporated by reference to Exhibit 2.5 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

2.17	Assignment of Purchase and Sale Agreement, dated October 12, 2012, executed by AdCare Property Holdings, LLC in favor of Edwards Redeemer Property Holdings, LLC and ER Nursing, LLC	Incorporated by reference to Exhibit 2.6 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

2.18	Assignment of Purchase and Sale Agreement, dated October 12, 2012, executed by AdCare Property Holdings, LLC in favor of WP Oklahoma Nursing, LLC	Incorporated by reference to Exhibit 2.7 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

Exhibit No.	Description	Method of Filing
2.19	Membership Interest Power (transferring membership interests of Edwards Redeemer Property Holdings, LLC from AdCare Property Holdings, LLC to Christopher Brogdon), dated October 12, 2012	Incorporated by reference to Exhibit 2.8 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

2.20	Fourth Amendment to Purchase and Sale Agreement, dated October 8, 2012, between AdCare Property Holdings, LLC and First Commercial Bank	Incorporated by reference from Exhibit 2.5 to the Registrant’s Current Report on Form 8-K filed October 10, 2012

2.21	Membership Interest Purchase Agreement, dated as of September 25, 2012, by and between John B. Montgomery and Michael Morton and AdCare Property Holdings, LLC	Incorporated by reference from Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed October 1, 2012

2.22	Addendum to Membership Interest Purchase Agreement, dated as of September 26, 2012, by and between John B. Montgomery and Michael Morton and AdCare Property Holdings, LLC	Incorporated by reference from Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed October 1, 2012

2.23	First Amendment to Purchase and Sale Agreement, effective as of October 31, 2012, between AdCare Property Holdings, LLC and Winyah Nursing Home, LLC	Incorporated by reference to Exhibit 2.12 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

2.24	Fifth Amendment to Purchase and Sale Agreement, dated as of November 30, 2012, by and between First Commercial Bank and AdCare Property Holdings, LLC	Incorporated by reference to Exhibit 2.6 of the Registrant’s Current Report on Form 8-K filed December 19, 2012

2.25	First Amendment to Asset Purchase Agreement, dated December 28, 2012, among CHP Acquisition Company, LLC, AdCare Health Systems Inc. and certain of its subsidiaries named therein	Incorporated by reference to Exhibit 2.25 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

2.26	Assignment of Purchase and Sale Agreement, dated December 31, 2012, by and between AdCare Property Holdings, LLC, Northwest Property Holdings, LLC and NW 61st Nursing, LLC	Incorporated by reference to Exhibit 2.26 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

2.27	Purchase and Sale Agreement, dated February 15, 2013, between AdCare Property Holdings, LLC and Avalon Health Care, LLC	Incorporated by reference to Exhibit 2.27 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

Exhibit No.	Description	Method of Filing
2.28	First Amendment to Purchase and Sale Agreement, dated March 14, 2013, between AdCare Property Holdings, LLC and Avalon Health Care, LLC	Incorporated by reference to Exhibit 2.28 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

2.29	Second Amendment to Purchase and Sale Agreement, dated August 31, 2012, by and between AdCare Property Holdings, LLC and 1761 Pinewood Holdings, LLC	Incorporated by reference to Exhibit 2.3 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

2.30	First Amendment to Purchase and Sale Agreement, dated March 20, 2012, by and between Gyman Properties, LLC and AdCare Property Holdings, LLC	Incorporated by reference to Exhibit 2.30 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

2.31
First Amendment to Purchase and Sale Agreement, dated April 19, 2012, by and among AdCare Property Holdings, LLC, F & F Ventures, LLC and Tulsa Christian Care, Inc., d/b/a Companions Specialized Care Center
Incorporated by reference to Exhibit 2.31 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

2.32
Third Amendment to Purchase and Sale Agreement, dated July 31, 2012, by and among AdCare Property Holdings, LLC, F & F Ventures, LLC and Tulsa Christian Care, Inc., d/b/a Companions Specialized Care Center
Incorporated by reference to Exhibit 2.32 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

2.33	Reinstatement, Sixth Amendment and Assignment of Purchase and Sale Agreement, dated May 7, 2013, by and among First Commercial Bank, Brogdon Family, LLC and AdCare Property Holdings, LLC	Incorporated by reference to Exhibit 2.3 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013

3.1	Articles of Incorporation	Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on December 27, 2013
3.2	Articles of Correction to Articles of Incorporation filed December 18, 2013	Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on December 27, 2013

3.3	Bylaws	Incorporated by reference from Exhibit 3.3 of the Registrant’s Current Report on Form 8-K filed on December 27, 2013

Exhibit No.	Description	Method of Filing
3.4	Certificate for Conversion for Entities Converting Within or Off the Records of the Ohio Secretary of State	Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on December 18, 2013

3.5	Certificate of Conversion of AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on December 18, 2013

3.6	Certificate of Amendment to Amended and Restated Articles of Incorporation of AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 3.5 of the Registrant’s Registration Statement on Form 8-A filed on November 7, 2012

4.1	Specimen Common Stock Certificate of AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on December 18, 2013

4.2	Form of Subordinated Convertible Note, issued October 26, 2010, by AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed November 1, 2010
4.3	Form of Subordinated Convertible Note, issued April 29, 2011, by AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 4.2 to the Registrant’s Form S-3 (File No. 333-175541)

4.4	Form of Subordinated Convertible Note issued July 2, 2012, by AdCare Health Systems, Inc.	Incorporated by reference from Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed July 5, 2012

4.5	Form of Subordinated Convertible Note, issued March 31, 2011, by AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed April 6, 2011

4.6	Warrant to Purchase 70,000 shares of Common Stock, dated May 15, 2013, issued by AdCare Health Systems, Inc. to Ronald W. Fleming*	Incorporated by reference from Exhibit 4.23 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

4.7	Warrant to Purchase 75,000 shares of Common Stock, dated October 26, 2013, issued by AdCare Health Systems, Inc. to Cantone Research, Inc.	Incorporated by reference from Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013

5.1	Opinion of Carlile Patchen & Murphy LLP	Previously filed

10.1	Employment Agreement between AdCare Health Systems, Inc. and David A. Tenwick, dated September 1, 2008*	Incorporated by reference to Exhibit 99.1 of the Registrant’s Form 8-K filed September 8, 2008

Exhibit No.	Description	Method of Filing
10.2	2004 Stock Option Plan of AdCare Health Systems, Inc.*	Incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-131542) filed October 27, 2011
10.3	2005 Stock Option Plan of AdCare Health Systems, Inc.*	Incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-131542) filed October 27, 2011

10.4	AdCare Health Systems, Inc. 2011 Stock Incentive Plan*	Incorporated by reference to Exhibit 4.3 of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-131542) filed October 27, 2011
10.5	Form of Non-Statutory Stock Option Agreement*	Incorporated by reference to Exhibit 4.4 of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-131542) filed October 27, 2011

10.6	Form of Incentive Stock Option Agreement*	Incorporated by reference to Exhibit 4.5 of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-131542) filed October 27, 2011
10.7	Warrant to Purchase Shares of Common Stock, dated March 31, 2011, issued by AdCare Health Systems, Inc. to Cantone Research, Inc.	Incorporated by reference to Exhibit 4.3 to the Registrant’s Form S-3 (File No. 333-175541)

10.8	Registration Rights Agreement, dated April 29, 2011, by and among AdCare Health Systems, Inc. and the investors named therein	Incorporated by reference to Exhibit 4.5 to the Registrant’s Form S-3 (File No. 333-175541)

10.9	Registration Rights Agreement, dated March 31, 2011, by and among AdCare Health Systems, Inc. and the investors named therein	Incorporated by reference to Exhibit 10.2 to the Registrant’s Form S-3 (File No. 333-175541)

10.10	Form of Registration Rights Agreement, dated as of June 28, 2012, between AdCare Health Systems, Inc. and the Buyers signatory thereto	Incorporated by reference from Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed July 5, 2012

10.11	Registration Rights Agreement dated October 26, 2010, by and among AdCare Health Systems, Inc. and the investors named therein	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed April 6, 2011

Exhibit No.	Description	Method of Filing

10.12	Form of Warrant to Purchase Common Stock of the Company	Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed April 6, 2011
10.13	Warrant to Purchase 312,500 Shares of Common Stock, dated April 1, 2012, issued by AdCare Health Systems, Inc. to Strome Alpha Offshore Ltd.	Incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012

10.14	Warrant to Purchase 300,000 Shares of Common Stock, dated March 30, 2012, issued by AdCare Health Systems, Inc. to Cantone Asset Management LLC	Incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012

10.15	Warrant to Purchase 100,000 Shares of Common Stock, dated July 2, 2012, issued by AdCare Health Systems, Inc. to Cantone Research, Inc.	Incorporated by reference to Exhibit 4.3 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.16	Warrant to Purchase 50,000 Shares of Common Stock, dated December 28, 2012, issued by AdCare Health Systems, Inc. to Strome Alpha Offshore Ltd.	Incorporated by reference to Exhibit 4.21 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.17	Warrant to Purchase 15,000 Shares of Common Stock, dated August 31, 2012, issued by AdCare Health Systems, Inc. to Hayden IR, LLC	Incorporated by reference to Exhibit 4.22 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.18	Warrant to Purchase 70,000 Shares of Common Stock, dated May 15, 2013, issued by AdCare Health Systems, Inc. to Ronald W. Fleming*	Incorporated by reference to Exhibit 4.23 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.19	Form of Warrant granted to management to Purchase Shares of AdCare Health Systems, Inc. dated November 20, 2007*	Incorporated by reference to Exhibit 10.19 of the Registrant’s annual report on form 10-KSB as amended March 31, 2008

10.20	Warrant to Purchase Shares of Common Stock, dated January 10, 2011, issued by AdCare Health Systems, Inc. to Boyd P. Gentry*	Incorporated by reference to Exhibit 10.158 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.21	Reimbursement Agreement between Community’s Hearth & Home, Ltd. and The Huntington National Bank dated September 13, 2007	Incorporated by reference to Exhibit 10.19 of the Registrant’s annual report on Form 10-KSB as amended March 31, 2008

Exhibit No.	Description	Method of Filing
10.22	Regulatory Agreement and Mortgage Note between The Pavilion Care Center, LLC and Red Mortgage Capital, Inc., in the original amount of $2,108,800 dated November 27, 2007	Incorporated by reference to Exhibit 10.19 of the Registrant’s annual report on Form 10-KSB as amended March 31, 2008
10.23	Regulatory Agreement and Mortgage Note between Hearth & Home of Urbana and Red Mortgage Capital, Inc. in the original amount of $2,142,700 dated June 26, 2008	Incorporated by reference to Exhibit 10.26 of the Registrant’s annual report on Form 10-K filed March 31, 2009
10.24	Regulatory Agreement and Mortgage Note between Community’s Hearth & Home and Red Mortgage Capital, Inc. in the original amount of $1,863,800 dated June 26, 2008	Incorporated by reference to Exhibit 10.27 of the Registrant’s annual report on Form 10-K filed March 31, 2009
10.25	Promissory Note between Assured Health Care and Huntington National Bank in the original amount of $760,000 dated July 24, 2008	Incorporated by reference to Exhibit 10.28 of the Registrant’s annual report on Form 10-K filed March 31, 2009
10.26	Promissory Note between AdCare Health Systems, Inc. and Huntington National Bank in the original amount of $300,000 dated October 17, 2008	Incorporated by reference to Exhibit 10.29 of the Registrant’s annual report on Form 10-K filed March 31, 2009
10.27	Regulatory Agreement and Mortgage Note between Heath & Care of Greenfield and Red Mortgage Capital, Inc., in the original amount of $2,524,800, dated July 29, 2008	Incorporated by reference to Exhibit 10.31 of the Registrant’s annual report on Form 10-K filed March 31, 2009
10.28	Promissory Note between AdCare Health Systems and the AdCare Deferred Compensation Plan for a $150,000 line of credit dated January 2008	Incorporated by reference to Exhibit 10.32 of the Registrant’s annual report on Form 10-K filed March 31, 2009
10.29	Loan Agreement and Secured Promissory Note between Coosa Nursing ADK, LLC and Metro City Bank in the original amount of $7,500,000 dated September 30, 2010	Incorporated by reference to Exhibits 10.1 and 10.2 of the Registrant’s Form 8-K filed October 6, 2010

10.30	Promissory Note between Coosa Nursing ADK, LLC, and Coosa Valley Health Care Inc. in the original amount of $600,000 dated September 30, 2010	Incorporated by reference to Exhibits 10.1 and 10.2 of the Registrant’s Form 8-K filed October 6, 2010

Exhibit No.	Description	Method of Filing
10.31	Loan Agreement and Secured Promissory Note between Attalla Nursing ADK, LLC, and Metro City Bank in the original amount of $8,320,000 dated September 30, 2010	Incorporated by reference to Exhibits 10.1 and 10.6 of the Registrant’s Form 8-K filed October 6, 2010

10.32	Credit Agreement between Gemino Healthcare Finance, LLC and certain subsidiaries of the Registrant named therein dated October 29, 2010	Incorporated by reference to Exhibit 10.3 of the Registrant’s Form 8-K filed November 4, 2010

10.33	Employment Agreement between AdCare Health Systems, Inc. and Boyd Gentry, effective as of January 10, 2011*	Incorporated by reference to Exhibit 99.1 of the Registrant’s Form 8-K filed January 14, 2011

10.34	Securities Purchase Agreement dated March 31, 2011, by and among AdCare Health Systems, Inc. and the investors named therein	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed April 6, 2011

10.35	Form of Lock-Up Agreement, dated March 31, 2011	Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed April 6, 2011

10.36	Promissory Note dated March 31, 2011, by and among AdCare Health Systems, Inc. and Anthony Cantone	Incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed April 6, 2011

10.37	Promissory Note dated April 29, 2011, between Erin Property Holdings, LLC, Erin Nursing, LLC and Regions Bank	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed May 5, 2011

10.38	Erin Property Holdings, LLC Deed to Secure Debt, Assignment of Rents and Security Agreement dated April 29, 2011	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed May 5, 2011

10.39	Promissory Note, dated April 29, 2011, between Mt. Kenn Property Holdings, LLC, Mt. Kenn Nursing, LLC, and Regions Bank	Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed May 5, 2011

10.40	Mt. Kenn Property Holdings, LLC Deed to Secure Debt, Assignment of Rents and Security Agreement dated April 29, 2011	Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed May 5, 2011

10.41	CP Property Holdings, LLC Business Loan Agreement dated May 25, 2011	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed June 6, 2011

Exhibit No.	Description	Method of Filing
10.42	CP Property Holdings, LLC Loan Agreement dated May 27, 2011	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed June 6, 2011

10.43	Form of Promissory Note, issued by Mount Trace Nursing ADK, LLC	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed June 16, 2011

10.44	Amendment, dated June 22, 2011, between Hearth & Home of Ohio, Inc. and Christopher F. Brogdon	Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed June 22, 2011

10.45	Guaranty, dated May 26, 2011, made by Christopher F. Brogdon	Incorporated by reference to Exhibit 10.34 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011

10.46	Guaranty, dated May 26, 2011, made by Connie B. Brogdon	Incorporated by reference to Exhibit 10.35 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011

10.47	Operations Transfer Agreement, dated May 1, 2011, between Five Star Quality Care-GA, LLC and Erin Nursing, LLC	Incorporated by reference to Exhibit 10.36 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011

10.48	Operations Transfer Agreement, dated May 1, 2011, between Five Star Quality Care-GA, LLC and Mt. Kenn Nursing, LLC	Incorporated by reference to Exhibit 10.37 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011

10.49	Operations Transfer Agreement, dated May 1, 2011, between Five Star Quality Care-GA, LLC and Mt. Kenn Nursing, LLC	Incorporated by reference to Exhibit 10.38 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011

10.50	Commercial Guaranty, dated May 25, 2011, made by Christopher F. Brogdon	Incorporated by reference to Exhibit 10.39 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011

10.51	Commercial Guaranty, dated May 25, 2011, made by Connie B. Brogdon	Incorporated by reference to Exhibit 10.40 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011

Exhibit No.	Description	Method of Filing
10.52	Joinder Agreement, Third Amendment and Supplement to Credit Agreement, dated June 2, 2011, among Gemino Healthcare Finance, LLC and the subsidiaries of the Company named therein	Incorporated by reference to Exhibit 10.41 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011

10.53	Loan Agreement, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the SBA Loan #47671350-10	Incorporated by reference to Exhibit 10.42 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011

10.54	Term Note, dated July 27, 2011, made by Erin Property Holdings, LLC in favor of Bank of America, with respect to the USDA Loan	Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011

10.55	Note, dated July 27, 2011, made by Erin Property Holdings, LLC, in favor of Bank of America, with respect to the SBA Loan	Incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011

10.56	Term Loan Agreement, dated July 27, 2011, among Erin Property Holdings, LLC, Erin Nursing, LLC, AdCare Health Systems, Inc. and Bank of Atlanta, with respect to the USDA Loan	Incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011

10.57	Loan Agreement, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the SBA Loan	Incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011

10.58	Deed to Secure Debt and Security Agreement, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the USDA Loan	Incorporated by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011

10.59	Deed to Secure Debt and Security Agreement, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the SBA Loan	Incorporated by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011

10.60	Deed to Secure Debt and Security Agreement, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the SBA Loan	Incorporated by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011

10.61	Assignment of Leases and Rents, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the USDA Loan	Incorporated by reference to Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011

Exhibit No.	Description	Method of Filing

10.62	Assignment of Leases and Rents, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the SBA Loan	Incorporated by reference to Exhibit 10.8 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011

10.63	Indemnity Agreement, Regarding Hazardous Materials, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the USDA Loan	Incorporated by reference to Exhibit 10.9 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011

10.64	Indemnity Agreement, Regarding Hazardous Materials, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the USDA Loan	Incorporated by reference to Exhibit 10.10 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011

10.65	Security Agreement, dated July 27, 2011, between Erin Property Holdings, LLC, Erin Nursing, LLC and Bank of Atlanta, with respect to the USDA Loan	Incorporated by reference to Exhibit 10.11 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011

10.66	Security Agreement, dated July 27, 2011, between Erin Property Holdings, LLC, Erin Nursing, LLC and Bank of Atlanta, with respect to the SBA Loan	Incorporated by reference to Exhibit 10.12 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011

10.67	Guaranty, dated July 27, 2011, made by Erin Nursing, LLC, with respect to the USDA Loan	Incorporated by reference to Exhibit 10.13 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011

10.68	Guaranty, dated July 27, 2011, made by AdCare Health Systems, Inc., with respect to the USDA Loan	Incorporated by reference to Exhibit 10.14 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011

10.69	Unconditional Guarantee Business and Industry Guarantee Loan Program, dated July 27, 2011, made by Erin Nursing, LLC, with respect to the USDA Loan	Incorporated by reference to Exhibit 10.15 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011

10.70	Unconditional Guarantee Business and Industry Guarantee Loan Program, dated July 27, 2011, made by AdCare Health Systems, Inc., with respect to the USDA Loan	Incorporated by reference to Exhibit 10.16 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011

Exhibit No.	Description	Method of Filing
10.71	Unconditional Guarantee, dated July 27, 2011, made by Erin Nursing, LLC, with respect to the SBA Loan	Incorporated by reference to Exhibit 10.17 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011

10.72	Unconditional Guarantee, dated July 27, 2011, made by AdCare Health Systems, Inc., with respect to the SBA Loan	Incorporated by reference to Exhibit 10.18 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011

10.73	Escrow Agreement, dated July 27, 2011, between Erin Property Holdings, LLC, Bank of Atlanta, and Bank of Atlanta as Escrow Agent, with respect to the USDA Loan and the SBA Loan	Incorporated by reference to Exhibit 10.19 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011

10.74	Loan Agreement, dated July 27, 2011, between Erin Property Holdings, LLC and Bank of Atlanta, with respect to the SBA Loan #47671350-10	Incorporated by reference to Exhibit 10.20 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011

10.75	Securities Purchase Agreement dated April 29, 2011, by and among AdCare Health Systems, Inc. and the investors named therein	Incorporated by reference to Exhibit 10.2 of the Registrant’s Form S-3 (File No. 333-175541)

10.76	Loan Agreement, made and entered into September 1, 2011, by and between Homestead Property Holdings, LLC and Metro City Bank	Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed September 7, 2011

10.77	Promissory Note, dated September 1, 2011, issued by Homestead Property Holdings, LLC, in favor of Metro City Bank, in the amount of $3,600,000	Incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed September 7, 2011

10.78	Mortgage and Security Agreement, dated September 1, 2011, between Homestead Property Holdings, LLC and Metro City Bank	Incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed September 7, 2011

10.79	Security Agreement, dated September 1, 2011, between Homestead Property Holdings, LLC and Homestead Nursing, LLC, as the debtor, and Metro City Bank, as the secured party	Incorporated by reference to Exhibit 99.4 to the Registrant’s Current Report on Form 8-K filed September 7, 2011

10.80	Guaranty, dated as of September 1, 2011, issued by Homestead Nursing, LLC in favor of Metro City Bank	Incorporated by reference to Exhibit 99.5 to the Registrant’s Current Report on Form 8-K filed September 7, 2011

Exhibit No.	Description	Method of Filing

10.81	Guaranty, dated as of September 1, 2011, issued by AdCare Health Systems, Inc., in favor of Metro City Bank	Incorporated by reference to Exhibit 99.6 to the Registrant’s Current Report on Form 8-K filed September 7, 2011

10.82	Guaranty, dated as of September 1, 2011, issued by AdCare Health Systems, Inc., in favor of Metro City Bank	Incorporated by reference to Exhibit 99.6 to the Registrant’s Current Report on Form 8-K filed September 7, 2011

10.83	Guaranty, dated as of September 1, 2011, issued by Christopher F. Brogdon in favor of Metro City Bank	Incorporated by reference to Exhibit 99.7 to the Registrant’s Current Report on Form 8-K filed September 7, 2011

10.84
Loan Agreement, dated as of September 1, 2011, by and among Benton Property Holdings, LLC; Park Heritage Property Holdings, LLC and Valley River Property Holdings, LLC, as borrowers, and The PrivateBank and Trust Company, as lender
Incorporated by reference to Exhibit 99.8 to the Registrant’s Current Report on Form 8-K filed September 7, 2011

10.85
Promissory Note, dated September 1, 2011, issued by Benton Property Holdings, LLC; Park Heritage Property Holdings, LLC and Valley River Property Holdings, LLC, in favor of The PrivateBank and Trust Company, in the amount of $11,800,000
Incorporated by reference to Exhibit 99.9 to the Registrant’s Current Report on Form 8-K filed September 7, 2011

10.86	Term Loan Agreement, dated July 27, 2011, among Erin Property Holdings, LLC, Erin Nursing, LLC, AdCare Health Systems, Inc. and Bank of Atlanta, with respect to the USDA Loan	Incorporated by reference to Exhibit 99.10 to the Registrant’s Current Report on Form 8-K filed September 7, 2011

10.87
Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of September 1, 2011, executed by Benton Property Holdings, LLC, to and for the benefit of The PrivateBank and Trust Company
Incorporated by reference to Exhibit 99.11 to the Registrant’s Current Report on Form 8-K filed September 7, 2011

10.88
Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing, dated as of September 1, 2011, executed by Valley River Property Holdings, LLC, to and for the benefit of The PrivateBank and Trust Company
Incorporated by reference to Exhibit 99.12 to the Registrant’s Current Report on Form 8-K filed September 7, 2011

Exhibit No.	Description	Method of Filing
10.89
Guaranty of Payment and Performance, dated as of September 1, 2011, issued by AdCare Health Systems, Inc.; Benton Nursing, LLC; Park Heritage Nursing, LLC; and Valley River Nursing, LLC in favor of The PrivateBank and Trust Company
Incorporated by reference to Exhibit 99.13 to the Registrant’s Current Report on Form 8-K filed September 7, 2011

10.90
Guaranty of Payment and Performance, dated as of September 1, 2011, issued by AdCare Health Systems, Inc.; Benton Nursing, LLC; Park Heritage Nursing, LLC; and Valley River Nursing, LLC in favor of The PrivateBank and Trust Company
Incorporated by reference to Exhibit 99.13 to the Registrant’s Current Report on Form 8-K filed September 7, 2011

10.91
Secured Promissory Note, dated August 31, 2011, issued by Benton Property Holdings, LLC; Valley River Property Holdings, LLC; Homestead Property Holdings, LLC; Park Heritage Property Holdings, LLC and Home Office Property Holdings, LLC, in favor of KMJ Management, LLC (d/b/a Pinnacle Healthcare, LLC), in the amount of $2,400,000
Incorporated by reference to Exhibit 99.14 to the Registrant’s Current Report on Form 8-K filed September 7, 2011

10.92	Mortgage, made and entered into as of August 31, 2011, by and between Benton Property Holdings, LLC and KMJ Management, LLC	Incorporated by reference to Exhibit 99.15 to the Registrant’s Current Report on Form 8-K filed September 7, 2011

10.93	Mortgage, made and entered into as of August 31, 2011, by and between Park Heritage Property Holdings, LLC and KMJ Management, LLC	Incorporated by reference to Exhibit 99.16 to the Registrant’s Current Report on Form 8-K filed September 7, 2011

10.94	Mortgage, made and entered into as of August 31, 2011, by and between Valley River Property Holdings, LLC and KMJ Management, LLC	Incorporated by reference to Exhibit 99.17 to the Registrant’s Current Report on Form 8-K filed September 7, 2011

10.95
Pledge and Security Agreement with Power of Sale, entered into and executed as of August 31, 2011, by and between AdCare Property Holdings, LLC and KMJ Management, LLC, with respect to one hundred percent (100%) of the ownership interest in Benton Property Holdings, LLC
Incorporated by reference to Exhibit 99.18 to the Registrant’s Current Report on Form 8-K filed September 7, 2011

Exhibit No.	Description	Method of Filing
10.96
Pledge and Security Agreement with Power of Sale, entered into and executed as of August 31, 2011, by and between AdCare Property Holdings, LLC and KMJ Management, LLC, with respect to one hundred percent (100%) of the ownership interest in Valley River Property Holdings, LLC
Incorporated by reference to Exhibit 99.19 to the Registrant’s Current Report on Form 8-K filed September 7, 2011

10.97
Pledge and Security Agreement with Power of Sale, entered into and executed as of August 31, 2011, by and between AdCare Property Holdings, LLC and KMJ Management, LLC, with respect to one hundred percent (100%) of the ownership interest in Homestead Property Holdings, LLC
Incorporated by reference to Exhibit 99.20 to the Registrant’s Current Report on Form 8-K filed September 7, 2011

10.98
Pledge and Security Agreement with Power of Sale, entered into and executed as of August 31, 2011, by and between AdCare Property Holdings, LLC and KMJ Management, LLC, with respect to one hundred percent (100%) of the ownership interest in Park Heritage Property Holdings, LLC
Incorporated by reference to Exhibit 99.21 to the Registrant’s Current Report on Form 8-K filed September 7, 2011

10.99
Pledge and Security Agreement with Power of Sale, entered into and executed as of August 31, 2011, by and between AdCare Property Holdings, LLC and KMJ Management, LLC, with respect to one hundred percent (100%) of the ownership interest in Home Office Property Holdings, LLC
Incorporated by reference to Exhibit 99.22 to the Registrant’s Current Report on Form 8-K filed September 7, 2011

10.100	Loan Agreement, dated September 6, 2011, by and between CP Property Holdings, LLC; CP Nursing, LLC; and Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.43 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011

10.101	Promissory Note, dated September 6, 2011, issued by CP Property Holdings, LLC, in favor of Economic Development Corporation of Fulton County, in the amount of $2,034,000	Incorporated by reference to Exhibit 10.44 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011

10.102	Deed to Secure Debt and Security Agreement, made an entered into September 6, 2011, by and between CP Property Holdings, LLC and Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.45 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011

Exhibit No.	Description	Method of Filing

10.103
Security Agreement, made and entered into as of September 6, 2011, between CP Property Holdings, LLC and CP Nursing, LLC, as grantors, and Economic Development Corporation of Fulton County, as the secured party
Incorporated by reference to Exhibit 10.46 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011

10.104	Unconditional Guarantee, dated September 6, 2011, issued by AdCare Health Systems, Inc. in favor of Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.47 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011

10.105	Unconditional Guarantee, dated September 6, 2011, issued by CP Nursing, LLC in favor of Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.48 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011

10.106	Unconditional Guarantee, dated September 6, 2011, issued by Hearth and Home of Ohio, Inc. in favor of Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.49 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011

10.107
Loan Agreement, dated as of September 30, 2011, by and among Benton Nursing, LLC, Park Heritage Nursing, LLC and Valley River Nursing, LLC, as borrowers, and The PrivateBank and Trust Company, as lender
Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed October 6, 2011

10.108
Promissory Note, dated September 30, 2011, issued by Benton Nursing, LLC, Park Heritage Nursing, LLC and Valley River Nursing, LLC, in favor of The PrivateBank and Trust Company, in the amount of $2,000,000
Incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed October 6, 2011

10.109
Guaranty of Payment and Performance, dated September 30, 2011, executed by AdCare Health Systems, Inc., Benton Property Holdings, LLC, Park Heritage Property Holdings, LLC and Valley River Property Holdings, LLC, in favor of The PrivateBank and Trust Company
Incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed October 6, 2011

10.110
Term Loan Agreement, dated as of October 14, 2011, by and among Homestead Property Holdings, LLC and Homestead Nursing, LLC, as borrowers; AdCare Health Systems, Inc., as guarantor; and Square 1 Bank, as lender
Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed October 20, 2011

Exhibit No.	Description	Method of Filing
10.111	Term Note, dated October 14, 2011, issued by Homestead Property Holdings, LLC and Homestead Nursing, LLC, in favor of Square 1 Bank, in the amount of $3,600,000	Incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed October 20, 2011

10.112	Mortgage and Security Agreement, dated October 14, 2011, by and between Homestead Property Holdings, LLC and Square 1 Bank	Incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed October 20, 2011

10.113	Security Agreement, dated October 14, 2011, by and between Homestead Property Holdings, LLC and Homestead Nursing, LLC, as debtors, and Square 1 Bank, as the secured party	Incorporated by reference to Exhibit 99.4 to the Registrant’s Current Report on Form 8-K filed October 20, 2011

10.114	Guaranty, dated October 14, 2011, issued by AdCare Health Systems, Inc. in favor of Square 1 Bank	Incorporated by reference to Exhibit 99.5 to the Registrant’s Current Report on Form 8-K filed October 20, 2011

10.115
United States Department of Agriculture Rural Development, Unconditional Guarantee, Business and Industry Guaranteed Loan Program, on Form RD 4279-14, dated October 13, 2011, issued by AdCare Health Systems, Inc. in favor of Square 1 Bank
Incorporated by reference to Exhibit 99.6 to the Registrant’s Current Report on Form 8-K filed October 20, 2011

10.116	Escrow Agreement, dated October 14, 2011, by and among Homestead Property Holdings, LLC and Homestead Nursing, LLC, as borrowers, and Square 1 Bank, as both lender and escrow agent	Incorporated by reference to Exhibit 99.7 to the Registrant’s Current Report on Form 8-K filed October 20, 2011

10.117	Guaranty of AdCare Health Systems, Inc., dated August 31, 2011, issued in favor of KMJ Management, LLC	Incorporated by reference to Exhibit 10.63 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011

10.118
Assignment of Lease and Landlord’s Consent, made and entered into as of October 31, 2011, by and among Cassville Real Estate, Inc. (f/k/a Cassville Manor, Inc.), KMJ Enterprises Cassville, LLC and Rose Missouri Nursing, LLC
Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed November 4, 2011

Exhibit No.	Description	Method of Filing
10.119	Operations Transfer Agreement, dated as of November 1, 2011, by and between KMJ Management, LLC (d/b/a Pinnacle Healthcare, LLC) and Rose Missouri Nursing, LLC	Incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed November 4, 2011

10.120	Guaranty of Lease, made as of November 1, 2011, issued by each of AdCare Health Systems, Inc., Christopher F. Brogdon and Connie B. Brogdon in favor of Cassville Real Estate, Inc.	Incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed November 4, 2011

10.121	Loan Agreement, made and entered into November 30, 2011, issued by Mt. V Property Holdings, LLC, Mountain View Nursing, LLC and Metro City Bank	Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed December 6, 2011

10.122	Promissory Note, dated November 30, 2011, issued by Mt. V Property Holdings, LLC and Mountain View Nursing, LLC in favor of Metro City Bank in the amount of $3,114,000	Incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed December 6, 2011

10.123	Mortgage and Security Agreement, dated as of November 30, 2011, between Mt. V Property Holdings, LLC and Metro City Bank	Incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed December 6, 2011

10.124	Security Agreement, dated November 30, 2011, between Mt. V Property Holdings, LLC, Mountain View Nursing, LLC and Metro City Bank	Incorporated by reference to Exhibit 99.4 to the Registrant’s Current Report on Form 8-K filed December 6, 2011

10.125	Guaranty, dated as of November 30, 2011, issued by Mt. V Property Holdings, LLC and Mountain View Nursing, LLC in favor of Metro City Bank	Incorporated by reference to Exhibit 99.5 to the Registrant’s Current Report on Form 8-K filed December 6, 2011

10.126	Term Note, dated as of November 29, 2011, issued by Mountain Top AFL, LLC and Mountain Top Property Holdings, LLC, in favor of White River Health System, Inc., in the amount of $750,000	Incorporated by reference to Exhibit 99.6 to the Registrant’s Current Report on Form 8-K filed December 6, 2011

10.127
Mortgage (with Security Agreement and Absolute Assignment of Rents and Leases) and Fixture Filing, dated as of November 30, 2011, executed by Mountain Top Property Holdings, LLC in favor of White River Health System, Inc.
Incorporated by reference to Exhibit 99.7 to the Registrant’s Current Report on Form 8-K filed December 6, 2011

Exhibit No.	Description	Method of Filing
10.128	Employment Agreement, dated December 1, 2011, between AdCare Health Systems, Inc. and David Rubenstein*	Incorporated by reference to Exhibit 10.118 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.129	Amendment to Employment Agreement, dated December 16, 2011, between AdCare Health Systems, Inc. and David Rubenstein*	Incorporated by reference to Exhibit 10.119 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.130	Promissory Note, dated November 4, 2011, issued by Mt. Kenn Property Holdings, LLC in favor of The Bank of Las Vegas, in the amount of $3,175,200	Incorporated by reference to Exhibit 10.120 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.131	Loan Agreement, dated November 4, 2011, by and between Mt. Kenn Property Holdings, LLC and The Bank of Las Vegas	Incorporated by reference to Exhibit 10.121 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.132	Guaranty, dated November 4, 2011, issued by Mt. Kenn Nursing, LLC in favor of The Bank of Las Vegas	Incorporated by reference to Exhibit 10.122 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.133	Guaranty, dated November 4, 2011, issued by Hearth & Home of Ohio, Inc. in favor of The Bank of Las Vegas	Incorporated by reference to Exhibit 10.123 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.134	Guaranty, dated November 4, 2011, issued by AdCare Health Systems, Inc. in favor of The Bank of Las Vegas	Incorporated by reference to Exhibit 10.124 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.135	Promissory Note, dated November 4, 2011, issued by Mt. Kenn Property Holdings, LLC in favor of Apax Capital, LLC, in the amount of $2,222,640	Incorporated by reference to Exhibit 10.125 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.136	Loan Agreement, dated November 4, 2011, by and between Mt. Kenn Property Holdings, LLC and Apax Capital, LLC	Incorporated by reference to Exhibit 10.126 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.137	Guaranty, dated November 4, 2011, issued by Mt. Kenn Nursing, LLC in favor of Apax Capital, LLC	Incorporated by reference to Exhibit 10.127 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

Exhibit No.	Description	Method of Filing
10.138	Guaranty, dated November 4, 2011, issued by Hearth & Home of Ohio, Inc. in favor of Apax Capital, LLC	Incorporated by reference to Exhibit 10.128 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.139	Guaranty, dated November 4, 2011, issued by AdCare Health Systems, Inc. in favor of Apax Capital, LLC	Incorporated by reference to Exhibit 10.129 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.140	Promissory Note, dated November 4, 2011, issued by Mt. Kenn Property Holdings, LLC in favor of Economic Development Corporation of Fulton County, in the amount of $2,274,000	Incorporated by reference to Exhibit 10.130 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.141	Loan Agreement, dated November 4, 2011, by and between Mt. Kenn Property Holdings, LLC and Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.131 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.142	Unconditional Guarantee, dated November 4, 2011, issued by Mt. Kenn Nursing, LLC in favor of Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.132 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.143	Unconditional Guarantee, dated November 4, 2011, issued by Hearth & Home of Ohio, Inc. in favor of Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.133 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.144	Unconditional Guarantee, dated November 4, 2011, issued by AdCare Health Systems, Inc. in favor of Economic Development Corporation of Fulton County	Incorporated by reference to Exhibit 10.134 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.145	Joinder Agreement, Fifth Amendment and Supplement to Credit Agreement, dated November 29, 2011, by and among Gemino Healthcare Finance, LLC and the subsidiaries of the Company named therein	Incorporated by reference to Exhibit 10.135 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.146	Third Amended and Restated Revolving Note, dated November 29, 2011, dated November 29, 2011, by and among Gemino Healthcare Finance, LLC and the subsidiaries of the Company named therein	Incorporated by reference to Exhibit 10.136 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

Exhibit No.	Description	Method of Filing
10.147	Guaranty, dated as of November 29, 2011, issued by AdCare Operations, LLC in favor of Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.137 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.148	Loan Agreement, dated as of December 30, 2011, by and between Woodland Manor Property Holdings, LLC and The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.138 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.149	Promissory Note, dated as of December 30, 2011, issued by Woodland Manor Property Holdings, LLC in favor of The PrivateBank and Trust Company in the amount of $4,800,000	Incorporated by reference to Exhibit 10.139 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.150	Guaranty of Payment and Performance, dated as of December 30, 2011, executed by Woodland Manor Property Holdings, LLC and AdCare Health Systems, Inc. in favor of The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.140 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.151	Cognovit Promissory Note, dated as of January 1, 2012, issued by Eaglewood Property Holdings, LLC and Eaglewood Village, LLC in favor of Eaglewood Villa, Ltd. in the amount of $500,000	Incorporated by reference to Exhibit 10.141 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.152	Cognovit Promissory Note, dated as of January 1, 2012, issued by Eaglewood Property Holdings, LLC and Eaglewood Village, LLC in favor of Eaglewood Villa, Ltd. in the amount of $4,500,000	Incorporated by reference to Exhibit 10.142 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.153	Guaranty Agreement, dated as of December 30, 2011, executed by AdCare Health Systems, Inc. and AdCare Property Holdings, LLC in favor of Eaglewood Villa, Ltd	Incorporated by reference to Exhibit 10.143 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.154	Third Amended And Restated Multiple Facilities Lease, dated October 29, 2010, between Georgia Lessor—Bonterra/Parkview, Inc. and ADK Bonterra/Parkview, LLC	Incorporated by reference to Exhibit 10.144 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.155	Guaranty, dated October 29, 2010, executed by AdCare Health Systems, Inc. in favor of Georgia Lessor—Bonterra/Parkview, Inc.	Incorporated by reference to Exhibit 10.145 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

Exhibit No.	Description	Method of Filing
10.156	Guaranty, dated October 29, 2010, executed by Hearth & Home of Ohio, Inc. in favor of Georgia Lessor—Bonterra/Parkview, Inc.	Incorporated by reference to Exhibit 10.146 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.157	Security Agreement, dated October 29, 2010, by and between AdCare Health Systems, Inc. and Georgia Lessor—Bonterra/Parkview, Inc.	Incorporated by reference to Exhibit 10.147 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.158	Security Agreement, dated October 29, 2010, by and between ADK Bonterra/Parkview, LLC and Georgia Lessor—Bonterra/Parkview, Inc.	Incorporated by reference to Exhibit 10.148 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.159	Security Agreement, dated October 29, 2010, by and between Hearth & Home of Ohio, Inc. and Georgia Lessor—Bonterra/Parkview, Inc.	Incorporated by reference to Exhibit 10.149 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.160	Pledge Agreement, dated October 29, 2010, between Hearth & Home of Ohio, Inc. and Georgia Lessor—Bonterra/Parkview, Inc.	Incorporated by reference to Exhibit 10.150 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.161	Subordination Agreement, dated October 29, 2010, between AdCare Health Systems, Inc., ADK Bonterra/Parkview, LLC and Georgia Lessor—Bonterra/Parkview, Inc.	Incorporated by reference to Exhibit 10.151 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.162	Letter of Credit Agreement, dated October 29, 2010, by and between ADK Bonterra/Parkview, LLC and Georgia Lessor—Bonterra/Parkview, Inc.	Incorporated by reference to Exhibit 10.152 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.163	Subordination, Non-Disturbance and Attornment Agreement, dated October 29, 2010, by and among Omega Healthcare Investors, Inc., ADK Bonterra/Parkview, LLC and Georgia Lessor—Bonterra/Parkview, Inc.	Incorporated by reference to Exhibit 10.153 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

Exhibit No.	Description	Method of Filing
10.164
Assignment and Assumption of Second Amended and Restated Multiple Facilities Lease And Consent of Lessor, dated October 29, 2010, by and among Georgia Lessor—Bonterra/Parkview, Inc., Triad Health Management of Georgia II, LLC, AdCare Health Systems, Inc., Hearth & Home of Ohio, Inc., ADK Bonterra/Parkview, LLC and the other entities signatory thereto
Incorporated by reference to Exhibit 10.154 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.165	Lease Agreement, dated August 1, 2010, between William M. Foster and ADK Georgia, LLC	Incorporated by reference to Exhibit 10.155 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.166	First Amendment to Lease, dated August 31, 2010, between William M. Foster and ADK Georgia, LLC	Incorporated by reference to Exhibit 10.156 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.167	Employment Offer Letter, dated May 15, 2011, from AdCare Health Systems, Inc. to Martin Brew	Incorporated by reference to Exhibit 10.157 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.168	Guaranty Agreement, dated as of June 1, 2010, entered into by AdCare Health Systems, Inc. to and for the benefit of Bank of Oklahoma, N.A.	Incorporated by reference to Exhibit 10.159 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011

10.169	Mortgage Note, dated January 1, 2012, entered into by Hearth & Home of Vandalia, Inc. in favor of Red Mortgage Capital, LLC	Incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012

10.170	Security Agreement, dated January 1, 2012, by and between Hearth and Home of Vandalia, Inc. and Red Mortgage Capital, LLC	Incorporated by reference to Exhibit 10.3 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012

10.171	Lessee Security Agreement, dated January 1, 2012, by and among AdCare Health Systems, Inc., Hearth & Home of Vandalia, Inc. and Red Mortgage Capital, LLC	Incorporated by reference to Exhibit 10.4 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012

10.172	Mortgage Deed, recorded January 31, 2012, executed by Hearth and Home of Vandalia, Inc. in favor of Red Mortgage Capital, LLC	Incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012

Exhibit No.	Description	Method of Filing

10.173
Modification Agreement, dated as of March 9, 2012, by and among Benton Nursing, LLC, Park Heritage Nursing, LLC, Valley River Nursing, LLC, Homestead Nursing, LLC, Woodland Manor Nursing, LLC, Mountain View Nursing, LLC, AdCare Health Systems, Inc. and the PrivateBank and Trust Company
Incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed March 15, 2012

10.174
Loan Agreement, dated as of March 30, 2012, by and among Little Rock HC&R Property Holdings, LLC, Northridge HC&R Property Holdings, LLC, Woodland Hills HC Property Holdings, LLC and The PrivateBank and Trust Company
Incorporated by reference to Exhibit 10.6 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012

10.175
Promissory Note, dated as of March 30, 2012, issued by Little Rock HC&R Property Holdings, LLC, Northridge HC&R Property Holdings, LLC and Woodland Hills HC Property Holdings, LLC in favor of The PrivateBank and Trust Company in the amount of $21,800,000
Incorporated by reference to Exhibit 10.7 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012

10.176	Note Purchase Agreement, dated March 29, 2012, by and between AdCare Health Systems, Inc. and Cantone Asset Management LLC	Incorporated by reference to Exhibit 10.10 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012

10.177	Promissory Note, dated March 30, 2012, issued by AdCare Health Systems, Inc. in favor of Cantone Asset Management LLC, in the amount of $3,500,000	Incorporated by reference to Exhibit 10.9 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012

10.178
Guaranty of Payment and Performance, dated as of March 30, 2012, made by AdCare Health Systems, Inc., Little Rock HC&R Property Holdings, LLC, Northridge HC&R Property Holdings, LLC and Woodland Hills HC Property Holdings, LLC, to and for the benefit of The PrivateBank and Trust Company
Incorporated by reference to Exhibit 10.11 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012

10.179	Promissory Note, dated April 1, 2012, issued by AdCare Health Systems, Inc. in favor of Strome Alpha Offshore Ltd., in the amount of $5,000,000	Incorporated by reference to Exhibit 10.8 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012

Exhibit No.	Description	Method of Filing
10.180
Mortgage, Security Agreement, Assignment of Rents and Leases & Fixture Filing, dated as of April 1, 2012, executed by Little Rock HC&R Property Holdings, LLC to and for the benefit of The PrivateBank and Trust Company
Incorporated by reference to Exhibit 10.12 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012

10.181
Mortgage, Security Agreement, Assignment of Rents and Leases & Fixture Filing, dated as of April 1, 2012, executed by Northridge HC&R Property Holdings, LLC to and for the benefit of The PrivateBank and Trust Company
Incorporated by reference to Exhibit 10.13 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012

10.182
Mortgage, Security Agreement, Assignment of Rents and Leases & Fixture Filing, dated as of April 1, 2012, executed by Woodland Hills HC Property Holdings, LLC to and for the benefit of The PrivateBank and Trust Company
Incorporated by reference to Exhibit 10.14 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012

10.183	Absolute Assignment of Rents and Leases, dated as of April 1, 2012, executed by Little Rock HC&R Property Holdings, LLC to and for the benefit of The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.15 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012

10.184	Absolute Assignment of Rents and Leases, dated as of April 1, 2012, executed by Northridge HC&R Property Holdings, LLC to and for the benefit of The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.16 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012

10.185	Absolute Assignment of Rents and Leases, dated as of April 1, 2012, executed by Woodland Hills HC Property Holdings, LLC to and for the benefit of The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.17 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012

10.186	Loan Agreement, dated as of April 12, 2012, between the City of Springfield, Ohio and Eaglewood Property Holdings, LLC	Incorporated by reference to Exhibit 10.18 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012

10.187	Guaranty Agreement, dated as of April 12, 2012, made and entered into by AdCare Health Systems, Inc., to and for the benefit of BOKF, NA dba Bank of Oklahoma	Incorporated by reference to Exhibit 10.19 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012

Exhibit No.	Description	Method of Filing
10.188	Land Use Restriction Agreement, dated as of April 12, 2012, by and between BOKF, NA dba Bank of Oklahoma and Eaglewood Property Holdings, LLC	Incorporated by reference to Exhibit 10.20 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012

10.189	Open-End Mortgage, Assignment of Leases and Security Agreement, dated April 12, 2012, from Eaglewood Property Holdings, LLC to BOKF, NA dba Bank of Oklahoma	Incorporated by reference to Exhibit 10.21 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012

10.190	Assignment of Purchase and Sale Agreement, dated May 9, 2012, between AdCare Property Holdings, LLC and GL Nursing, LLC	Incorporated by reference to Exhibit 10.30 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012

10.191	Form of Securities Purchase Agreement, dated as of June 28, 2012, between AdCare Health Systems, Inc. and the Buyers signatory thereto	Incorporated by reference from Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed July 5, 2012

10.192	Assignment and Assumption Agreement, dated as of July 1, 2012, by and between Westlake Nursing Home Limited Partnership and QC Property Holdings, LLC	Incorporated by reference to Exhibit 10.37 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.193	Loan Agreement, dated as of July 2, 2012, by and between Glenvue H&R Property Holdings, LLC and the PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.32 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.194	Promissory Note, dated July 2, 2012, issued by Glenvue H&R Property Holdings, LLC in favor of the PrivateBank and Trust Company in the amount of $6,600,000	Incorporated by reference to Exhibit 10.33 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.195	Deed to Secure Debt, Security Agreement and Assignment of Leases and Rents, dated as of July 2, 2012, from Glenvue H&R Property Holdings, LLC to the PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.34 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.196	Assignment of Leases and Rents, dated as of July 2, 2012, from Glenvue H&R Property Holdings, LLC to the PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.35 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.197	Assignment and Assumption Agreement, dated as of July 1, 2012, by and between Westlake Nursing Home Limited Partnership and QC Property Holdings, LLC	Incorporated by reference to Exhibit 10.37 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

Exhibit No.	Description	Method of Filing

10.198
Loan Agreement and Indenture of First Mortgage, dated as of September 1, 1986, by and among Oklahoma County Industrial Authority, Westlake Nursing Home Limited Partnership and The Liberty National Bank and Trust Company of Oklahoma City, as Trustee
Incorporated by reference to Exhibit 10.38 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.199
First Amendment to Loan Agreement and Indenture of First Mortgage, dated September 1, 2001, by and among Oklahoma County Industrial Authority, Westlake Nursing Home, L.P. and Bank One Trust Company, N.A., as Trustee
Incorporated by reference to Exhibit 10.39 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.200	Loan Agreement, made as of August 17, 2012, by and among CSCC Property Holdings, LLC, CSCC Nursing, LLC and Contemporary Healthcare Senior Lien Fund I, L.P.	Incorporated by reference to Exhibit 10.12 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

10.201	Loan Agreement, made as of August 17, 2012, by and among CSCC Property Holdings, LLC, CSCC Nursing, LLC and Contemporary Healthcare Fund I, L.P.	Incorporated by reference to Exhibit 10.13 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

10.202	Promissory Note, dated August 17, 2012, issued by CSCC Nursing, LLC and CSCC Property Holdings, LLC in favor of Contemporary Healthcare Senior Lien Fund I, L.P. in the amount of $5,000,000	Incorporated by reference to Exhibit 10.14 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

10.203	Revolving Loan Promissory Note, made as of August 17, 2012, by and among CSCC Nursing, LLC and CSCC Property Holdings, LLC in favor of Contemporary Healthcare Fund I, L.P. in the amount of $600,000	Incorporated by reference to Exhibit 10.15 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

10.204	Assignment of Leases and Rents, dated as of August 17, 2012, by and among CSCC Property Holdings, LLC, CSCC Nursing, LLC and Contemporary Healthcare Senior Lien Fund I, L.P.	Incorporated by reference to Exhibit 10.16 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

10.205
Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated August 17, 2012, made and entered into by CSCC Property Holdings, LLC in favor of Contemporary Healthcare Senior Lien Fund I, L.P.
Incorporated by reference to Exhibit 10.17 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

Exhibit No.	Description	Method of Filing

10.206	Guaranty of Payment and Performance, made as of August 17, 2012, by AdCare Health Systems, Inc. in favor of Contemporary Healthcare Fund I, L.P.	Incorporated by reference to Exhibit 10.18 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

10.207	Guaranty of Payment and Performance, made as of August 17, 2012, by AdCare Oklahoma Management, LLC in favor of Contemporary Healthcare Fund I, L.P.	Incorporated by reference to Exhibit 10.19 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

10.208	Guaranty of Payment and Performance, made as of August 17, 2012, by AdCare Health Systems, Inc. in favor of Contemporary Healthcare Senior Lien Fund I, L.P.	Incorporated by reference to Exhibit 10.20 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

10.209	Guaranty of Payment and Performance, made as of August 17, 2012, by AdCare Oklahoma Management, LLC in favor of Contemporary Healthcare Senior Lien Fund I, L.P.	Incorporated by reference to Exhibit 10.21 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

10.210	Security Agreement, made as of August 17, 2012, by and among CSCC Property Holdings, LLC, CSCC Nursing, LLC and Contemporary Healthcare Fund I, L.P.	Incorporated by reference to Exhibit 10.22 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

10.211	Security Agreement, made as of August 17, 2012, by and among CSCC Property Holdings, LLC, CSCC Nursing, LLC and Contemporary Healthcare Senior Lien Fund I, L.P.	Incorporated by reference to Exhibit 10.23 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

10.212	Loan and Security Agreement, dated as of September 20, 2012, by and among The PrivateBank and Trust Company and the Borrowers named therein	Incorporated by reference to Exhibit 10.24 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

10.213	Modification Agreement, dated as of October 26, 2012, by and among The PrivateBank and Trust Company and the Borrowers named therein	Incorporated by reference to Exhibit 10.25 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

10.214	Promissory Note, dated September 20, 2012, issued by the subsidiaries of AdCare Health Systems, Inc. named therein in favor of The PrivateBank and Trust Company in the amount of $10,600,000	Incorporated by reference to Exhibit 10.26 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

Exhibit No.	Description	Method of Filing
10.215	Guaranty of Payment and Performance, made as of September 20, 2012, by AdCare Health Systems, Inc. in favor of The PrivateBank and Trust Company	Incorporated by reference to Exhibit 10.27 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

10.216	Release of Guarantees, dated September 20, 2012, from Gemino Healthcare Finance, LLC to certain subsidiaries of AdCare Health Systems, Inc. named therein	Incorporated by reference to Exhibit 10.29 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

10.217	Second Amendment to Credit Agreement, dated September 20, 2012, by and between ADK Bonterra/Parkview, LLC and Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.30 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

10.218	Temporary Extension Agreement, dated August 29, 2012, by and between APH & R Property Holdings, LLC and Metro City Bank	Incorporated by reference to Exhibit 10.31 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012

10.219	Loan Agreement, dated April 30, 2012, by and between APH&R Property Holdings, LLC and Metro City Bank	Incorporated by reference from Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed May 3, 2012

10.220	Promissory Note, dated April 30, 2012, issued by APH&R Property Holdings, LLC in favor of Metro City Bank in the amount of $3,425,500	Incorporated by reference from Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed May 3, 2012

10.221	Mortgage and Security Agreement, dated April 30, 2012, between APH&R Property Holdings, LLC and Metro City Bank	Incorporated by reference from Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed May 3, 2012

10.222	Security Agreement, dated April 30, 2012, between APH&R Property Holdings, LLC and Metro City Bank	Incorporated by reference from Exhibit 99.4 to the Registrant’s Current Report on Form 8-K filed May 3, 2012

10.223	Guaranty, dated as of April 30, 2012, between APH&R Property Holdings, LLC in favor of Metro City Bank	Incorporated by reference from Exhibit 99.5 to the Registrant’s Current Report on Form 8-K filed May 3, 2012

10.224	Guaranty, dated as of April 30, 2012, between AdCare Health Systems, Inc. in favor of Metro City Bank	Incorporated by reference from Exhibit 99.6 to the Registrant’s Current Report on Form 8-K filed May 3, 2012

10.225	Collateral Assignment of Certificate of Deposit, dated April 30, 2012, by and between APH&R Property Holdings, LLC and Metro City Bank	Incorporated by reference from Exhibit 99.7 to the Registrant’s Current Report on Form 8-K filed May 3, 2012

Exhibit No.	Description	Method of Filing
10.226	Promissory Note, dated April 27, 2012, issued by Cantone Asset Management LLC in favor of AdCare Health Systems, Inc. in the amount of $1,500,000	Incorporated by reference from Exhibit 99.8 to the Registrant’s Current Report on Form 8-K filed May 3, 2012

10.227	Promissory Note, dated June 8, 2012, issued by Mt. V Property Holdings, LLC in favor of Metro City Bank in the amount of $1,800,000	Incorporated by reference from Exhibit 10.13 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.228	Loan Agreement, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Metro City Bank	Incorporated by reference from Exhibit 10.14 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.229	Mortgage and Security Agreement, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Metro City Bank	Incorporated by reference from Exhibit 10.15 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.230	Assignment of Leases and Rents, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Metro City Bank	Incorporated by reference from Exhibit 10.16 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.231	Security Agreement, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Metro City Bank	Incorporated by reference from Exhibit 10.17 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.232	Guaranty, dated June 8, 2012, made by AdCare Health Systems, Inc. in favor of Metro City Bank	Incorporated by reference from Exhibit 10.18 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.233	Promissory Note, dated June 8, 2012, issued by Mt. V Property Holdings, LLC in favor of Metro City Bank in the amount of $1,267,000	Incorporated by reference from Exhibit 10.19 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.234	Loan Agreement, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Metro City Bank	Incorporated by reference from Exhibit 10.20 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.235	Mortgage and Security Agreement, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Metro City Bank	Incorporated by reference from Exhibit 10.21 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

Exhibit No.	Description	Method of Filing
10.236	Assignment of Leases and Rents, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Metro City Bank	Incorporated by reference from Exhibit 10.22 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.237	Security Agreement, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Metro City Bank	Incorporated by reference from Exhibit 10.23 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.238	Guaranty, dated June 8, 2012, made by AdCare Health Systems, Inc. in favor of Metro City Bank	Incorporated by reference from Exhibit 10.24 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.239	Promissory Note, dated June 8, 2012, issued by Mt. V Property Holdings, LLC in favor of Economic Development Corporation of Fulton County in the amount of $1,304,000	Incorporated by reference from Exhibit 10.25 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.240	Loan Agreement, dated June 8, 2012, by and between Mt. V Property Holdings, LLC, Mountain View Nursing, LLC and Economic Development Corporation of Fulton County	Incorporated by reference from Exhibit 10.26 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.241	Security Agreement, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Economic Development Corporation of Fulton County	Incorporated by reference from Exhibit 10.27 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.242	Mortgage and Security Agreement, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Economic Development Corporation of Fulton County	Incorporated by reference from Exhibit 10.28 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.243	Assignment of Leases and Rents, dated June 8, 2012, by and between Mt. V Property Holdings, LLC and Economic Development Corporation of Fulton County	Incorporated by reference from Exhibit 10.29 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.244	Unconditional Guarantee, dated June 8, 2012, issued by Mountain View Nursing, LLC in favor of Economic Development Corporation of Fulton County	Incorporated by reference from Exhibit 10.30 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.245	Unconditional Guarantee, dated June 8, 2012, issued by AdCare Health Systems, Inc. in favor of Economic Development Corporation of Fulton County	Incorporated by reference from Exhibit 10.31 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

Exhibit No.	Description	Method of Filing
10.246	Bond Purchase Agreement, dated April 10, 2012, among Lawson Financial Corporation, The City of Springfield, Ohio and Eaglewood Property Holdings, LLC	Incorporated by reference from Exhibit 10.40 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.247	Note Purchase Agreement, dated April 12, 2012, by and between Cantone Asset Management LLC and AdCare Health Systems, Inc.	Incorporated by reference from Exhibit 10.41 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.248	Employment Agreement, dated August 7, 2012, between AdCare Health Systems, Inc. and Martin D. Brew*	Incorporated by reference from Exhibit 10.42 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.249
Modification Agreement, dated June 15, 2012, among Little Rock HC&R Property Holdings, LLC, Northridge HC&R Property Holdings, LLC, Woodland Hills HC Property Holdings, LLC and The PrivateBank and Trust Company
Incorporated by reference from Exhibit 10.43 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.250	Amendment, entered into as of July 26, 2012, by and between Christopher F. Brogdon and Hearth & Home of Ohio, Inc.	Incorporated by reference from Exhibit 10.47 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.251	Employment Agreement, dated August 6, 2012, between AdCare Health Systems, Inc. and Melissa L. Green*	Incorporated by reference from Exhibit 10.48 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012

10.252	First Modification of Note and First Modification of Mortgage and Security Agreement, dated November 30, 2012, between Metro City Bank and APH&R Property Holdings, LLC	Incorporated by reference to Exhibit 10.244 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.253	Sublease Agreement, dated December 1, 2012, between ADK Georgia, LLC and Jeff Co. Nursing, LLC	Incorporated by reference to Exhibit 10.245 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.254	Sublease Termination Agreement, dated November 30, 2012, by and between ADK Georgia, LLC and ADK Jeffersonville Operator, LLC	Incorporated by reference to Exhibit 10.246 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

Exhibit No.	Description	Method of Filing
10.255
Management Fee Subordination Agreement, dated December 20, 2012, between AdCare Oklahoma Management, LLC, Gemino Healthcare Finance, LLC, Living Center, LLC, Kenmetal, LLC, Senior NH, LLC, Ban NH, LLC and Oak Lake, LLC
Incorporated by reference to Exhibit 10.247 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.256	Third Amendment to Credit Agreement, dated December 21, 2012, by and between ADK Bonterra/Parkview, LLC and Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.248 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.257	Management Agreement, dated December 28, 2012, between New Lincoln Ltd. And Chancellor Senior Management, Ltd.	Incorporated by reference to Exhibit 10.249 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.258	Management Agreement, dated December 28, 2012, between Community’s Hearth at Vandalia and Chancellor Senior Management, Ltd.	Incorporated by reference to Exhibit 10.250 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.259	Mortgage of Real Estate, Security Agreement and Financing Statement, dated as of December 31, 2012, by Sumter Valley Property Holdings, LLC in favor of Metro City Bank	Incorporated by reference to Exhibit 10.251 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.260	Assignment of Leases and Rents, dated December 31, 2012, by and between Sumter Valley Property Holdings, LLC and Metro City Bank	Incorporated by reference to Exhibit 10.252 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.261	Promissory Note, dated December 31, 2012, issued by Sumter Valley Property Holdings, LLC in favor of 1761 Pinewood Holdings, LLC in the amount of $250,000	Incorporated by reference to Exhibit 10.253 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.262	Guaranty Agreement, dated December 31, 2012 made by AdCare Health Systems, Inc. for the benefit of 1761 Pinewood Holdings, LLC	Incorporated by reference to Exhibit 10.254 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.263	Mortgage and Security Agreement, dated December 31, 2012, between Georgetown HC&R Property Holdings and Winyah Nursing Home, LLC	Incorporated by reference to Exhibit 10.255 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

Exhibit No.	Description	Method of Filing
10.264	Secured Subordinated Promissory Note, dated December 31, 2012, issued by Georgetown HC&R Property Holdings, LLC in favor of Winyah Nursing Home, LLC in the amount of $1,850,000	Incorporated by reference to Exhibit 10.256 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.265	Guaranty Agreement, dated December 31, 2012, by AdCare Health Systems, Inc. to and for the benefit of Winyah Nursing Home, LLC	Incorporated by reference to Exhibit 10.257 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.266	Guaranty, dated December 31, 2012, by Sumter N&R, LLC for the benefit of Metro City Bank	Incorporated by reference to Exhibit 10.258 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.267	Guaranty, dated December 31, 2012, by Georgetown HC&R Nursing, LLC for the benefit of Metro City Bank	Incorporated by reference to Exhibit 10.259 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.268	Guaranty, dated December 31, 2012, by AdCare Health Systems, Inc. to and for the benefit of Metro City Bank	Incorporated by reference to Exhibit 10.260 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.269	Security Agreement, dated December 31, 2012, by and between Sumter Valley Property Holdings, LLC, Georgetown HC&R Property Holdings, LLC and Metro City Bank	Incorporated by reference to Exhibit 10.261 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.270	Loan Agreement, dated December 31, 2012, by and between Sumter Valley Property Holdings, LLC, Georgetown HC&R Property Holdings, LLC, Sumter N&R, LLC, Georgetown HC&R Nursing, LLC and Metro City Bank	Incorporated by reference to Exhibit 10.262 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.271	Secured Loan Agreement, dated December 28, 2012, by and among KeyBank National Association and the subsidiaries of AdCare Health Systems, Inc. named therein	Incorporated by reference to Exhibit 10.263 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.272	Promissory Note, dated December 28, 2012, issued by subsidiaries of AdCare Health Systems, Inc. in favor of KeyBank National Association in the amount of $16,500,000	Incorporated by reference to Exhibit 10.264 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

Exhibit No.	Description	Method of Filing
10.273	Absolute Assignment of Leases and Rents, dated December 28, 2012, by Northridge HC&R Property Holdings, LLC to KeyBank National Association	Incorporated by reference to Exhibit 10.265 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.274	Absolute Assignment of Leases and Rents, dated December 28, 2012, by Woodland Hills HC Property Holdings, LLC to KeyBank National Association	Incorporated by reference to Exhibit 10.266 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.275	Absolute Assignment of Leases and Rents, dated December 28, 2012, by APH&R Property Holdings, LLC to KeyBank National Association	Incorporated by reference to Exhibit 10.267 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.276	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated December 28, 2012, made by APH&R Property Holdings, LLC to and for the benefit of KeyBank National Association	Incorporated by reference to Exhibit 10.268 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.277	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated December 28, 2012, made by Northridge HC&R Property Holdings, LLC to and for the benefit of KeyBank National Association	Incorporated by reference to Exhibit 10.269 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.278	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated December 28, 2012, made by Woodland Hills HC Property Holdings, LLC to and for the benefit of KeyBank National Association	Incorporated by reference to Exhibit 10.270 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.279	Payment Guaranty, made as of December 28, 2012, by AdCare Operations, LLC to and for the benefit of KeyBank National Association	Incorporated by reference to Exhibit 10.271 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.280	Payment Guaranty, made as of December 28, 2012, by AdCare Property Holdings, LLC to and for the benefit of KeyBank National Association	Incorporated by reference to Exhibit 10.272 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.281	Payment Guaranty, made as of December 28, 2012, by AdCare Health Systems, Inc. to and for the benefit of KeyBank National Association	Incorporated by reference to Exhibit 10.273 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

Exhibit No.	Description	Method of Filing
10.282	Pledge and Security Agreement, dated December 28, 2012, between AdCare Property Holdings, LLC and KeyBank National Association	Incorporated by reference to Exhibit 10.274 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.283	Pledge and Security Agreement, dated December 28, 2012, between AdCare Operations, LLC and KeyBank National Association	Incorporated by reference to Exhibit 10.275 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.284	Security Agreement, dated December 28, 2012, made by Woodland Hills HC Nursing, LLC, APH&R Nursing, LLC and Northridge HC&R Nursing, LLC in favor of KeyBank National Association	Incorporated by reference to Exhibit 10.276 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.285
Security Agreement, dated December 28, 2012, by and among Woodland Hills HC Property Holdings, LLC, Northridge HC&R Property Holdings, LLC and APH&R Property Holdings, LLC in favor of KeyBank National Association
Incorporated by reference to Exhibit 10.277 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.286	Second Modification Agreement, dated December 28, 2012, between The PrivateBank and Trust Company and the subsidiaries of AdCare Health Systems, Inc. named therein	Incorporated by reference to Exhibit 10.278 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.287	Consulting Agreement, dated December 31, 2012, between Christopher Brogdon and AdCare Health Systems, Inc.*	Incorporated by reference to Exhibit 10.279 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.288	Guaranty Indemnification Agreement, dated December 31, 2012, between AdCare Health Systems, Inc. and Christopher Brogdon	Incorporated by reference to Exhibit 10.280 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.289	Guaranty Indemnification Agreement, dated December 31, 2012, between AdCare Health Systems, Inc. and Christopher Brogdon	Incorporated by reference to Exhibit 10.281 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.290	Assignment of Rents, dated December 31, 2012, made and executed between Northwest Property Holdings, LLC and First Commercial Bank	Incorporated by reference to Exhibit 10.282 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

Exhibit No.	Description	Method of Filing
10.291	Mortgage, dated December 31, 2012, made and executed between Northwest Property Holdings, LLC and First Commercial Bank	Incorporated by reference to Exhibit 10.283 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.292	Promissory Note, dated December 31, 2012, issued by Northwest Property Holdings, LLC in favor of First Commercial Bank in the amount of $1,501,500	Incorporated by reference to Exhibit 10.284 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.293	Commercial Security Agreement, dated December 31, 2012, made and executed between Northwest Property Holdings, LLC and First Commercial Bank	Incorporated by reference to Exhibit 10.285 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.294	Commercial Security Agreement, dated December 31, 2012, made and executed between NW 61st Nursing, LLC and First Commercial Bank	Incorporated by reference to Exhibit 10.286 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.295	Commercial Guaranty, dated December 31, 2012, between AdCare Health Systems, Inc. and First Commercial Bank	Incorporated by reference to Exhibit 10.287 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.296	Commercial Guaranty, dated December 31, 2012, between Northwest Property Holdings, LLC and First Commercial Bank	Incorporated by reference to Exhibit 10.288 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.297	Memorandum of Agreement, dated January 25, 2013, between The PrivateBank and Trust Company, AdCare Health Systems, Inc. and its subsidiaries named therein	Incorporated by reference to Exhibit 10.289 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.298	Secured Promissory Note, dated December 28, 2012, issued by CHP Acquisition Company, LLC, in favor of AdCare Health Systems, Inc., in the amount of $3,600,000	Incorporated by reference to Exhibit 10.290 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.299	Pledge and Security Agreement, dated December 28, 2012, by and between CHP Acquisition Company, LLC and AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 10.291 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

Exhibit No.	Description	Method of Filing
10.300	Promissory Note, dated December 31, 2012, issued by Sumter Valley Property Holdings, LLC and Georgetown HC&R Property Holdings, LLC in favor of Metro City Bank, in the amount of $6,950,000	Incorporated by reference to Exhibit 10.292 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.301	Assignment of Leases and Rents, dated December 31, 2012, by and between Sumter Valley Property Holdings, LLC and Metro City Bank	Incorporated by reference to Exhibit 10.293 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.302	Management Agreement, dated June 22, 2010, by and between Riverchase Village ADK, LLC and AdCare Management Company, Inc.	Incorporated by reference to Exhibit 10.294 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.303	Management Agreement, dated September 19, 2011, by and among AdCare Oklahoma Management, LLC and the entities listed therein	Incorporated by reference to Exhibit 10.295 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.304	Employment Agreement, dated July 3, 2013, by and between AdCare Health Systems, Inc. and Ronald W. Fleming*	Incorporated by reference to Exhibit 10.296 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

10.305	Confidential Separation Agreement and Release, dated July 1, 2011, by and between AdCare Health Systems, Inc. and Gary L. Wade*	Incorporated by reference to Exhibit 10.297 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012
10.306	Amendment to Secured Promissory Note, dated February 28, 2013, by and between CHP Acquisition Company, LLC and AdCare Health Systems, Inc.	Incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013

10.307	Assignment and Assumption of Leases, Rents and Security Deposits, dated February 28, 2013, by and among AdCare Health Systems, Inc., New Lincoln Ltd. and Lincoln Lodge Retirement Residence LLC	Incorporated by reference to Exhibit 10.3 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013

10.308	Release and Assumption Agreement, dated May 6, 2013, by and among H & H of Vandalia LLC, Hearth & Home of Vandalia, Inc., Red Mortgage Capital, LLC and the Secretary of Housing and Urban Development	Incorporated by reference to Exhibit 10.4 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013

Exhibit No.	Description	Method of Filing
10.309	Assignment and Assumption Agreement, dated May 6, 2013, by and between Hearth & Home of Vandalia, Inc. and H & H of Vandalia LLC	Incorporated by reference to Exhibit 10.5 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013

10.310	Fourth Amendment to Credit Agreement, dated May 30, 2013, by and between ADK Bonterra/Parkview, LLC and Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.6 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013

10.311	Credit Agreement, dated May 30, 2012, by and among NW 61st Nursing, LLC and Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.7 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013

10.312	Revolving Note, dated May 30, 2013, issued by NW 61st Nursing, LLC in favor of Gemino Healthcare Finance, LLC in the amount of $1,000,000	Incorporated by reference to Exhibit 10.8 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013

10.313	Subordination Agreement, dated May 30, 2013, by and between First Commercial Bank and Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.9 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013

10.314	Guaranty Agreement, dated May 30, 2013, made by NW 61st Nursing, LLC in favor of Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.10 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013

10.315	Guaranty Agreement, dated May 30, 2013, made by AdCare Health Systems, Inc. in favor of Gemino Healthcare Finance, LLC	Incorporated by reference to Exhibit 10.11 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013

10.316
First Amendment to Secured Loan Agreement and Payment Guaranty, dated May 31, 2013, by and among AdCare Health Systems, Inc., its subsidiaries named therein, AdCare Property Holdings, LLC, AdCare Operations, LLC and KeyBank National Association
Incorporated by reference to Exhibit 10.12 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013

10.317	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated May 31, 2013, made by Mountain Top Property Holdings, LLC, to and for the benefit of KeyBank National Association	Incorporated by reference to Exhibit 10.13 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013

Exhibit No.	Description	Method of Filing
10.318	Absolute Assignment of Leases and Rents, dated May 31, 2013, by Mountain Top Property Holdings, LLC in favor of KeyBank National Association	Incorporated by reference to Exhibit 10.14 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013

10.319	Pledge and Security Agreement, dated May 31, 2013, between AdCare Health Systems, Inc. and KeyBank National Association	Incorporated by reference to Exhibit 10.15 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013

10.320	Separation and Release Agreement, dated May 31, 2013, by and between AdCare Health Systems, Inc. and Martin D. Brew	Incorporated by reference to Exhibit 10.16 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013

10.321
Second Amendment to Secured Loan Agreement and Payment Guaranty, dated June 27, 2013, by and among AdCare Health Systems, Inc., its subsidiaries named therein, AdCare Property Holdings, LLC, AdCare Operations, LLC and KeyBank National Association
Incorporated by reference to Exhibit 10.17 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013

10.322
Third Modification Agreement, dated as of June 26, 2013, by and among Little Rock HC&R Property Holdings, LLC, AdCare Health Systems, Inc., Little Rock HC&R Nursing, LLC and The PrivateBank and Trust Company
Incorporated by reference to Exhibit 10.18 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013

10.323
Joinder Agreement, Second Amendment and Supplement to Credit Agreement , dated June 28, 2013, by and among NW 61st Nursing, LLC, Georgetown HC&R Nursing, LLC, Sumter N&R, LLC and Gemino Healthcare Finance, LLC
Incorporated by reference to Exhibit 10.19 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013

10.324	Amended and Restated Revolving Note, dated June 28, 2013, issued by certain subsidiaries of AdCare Health Systems, Inc. in favor of Gemino Healthcare Finance, LLC in the amount of $1,500,000	Incorporated by reference to Exhibit 10.20 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013

10.325	Management Fee Subordination Agreement, dated June 28, 2013, by and among Gemino Healthcare Finance, LLC, Georgetown HC&R Nursing, LLC, Sumter N&R, LLC and AdCare Administrative Services, LLC	Incorporated by reference to Exhibit 10.21 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013

Exhibit No.	Description	Method of Filing
10.326	Sublease Termination Agreement, effective June 30, 2013, by and between ADK Georgia, LLC and ADK Oceanside Operator, LLC	Incorporated by reference to Exhibit 10.22 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013

10.327	Sublease Termination Agreement, effective June 30, 2013, by and between ADK Georgia, LLC and ADK Savannah Beach Operator, LLC	Incorporated by reference to Exhibit 10.23 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013

10.328	Sublease Agreement, effective June 30, 2013, by and between ADK Georgia, LLC and Tybee NH, LLC	Incorporated by reference to Exhibit 10.24 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013

10.329	Sublease Agreement, effective June 30, 2013, by and between ADK Georgia, LLC and Tybee NH, LLC	Incorporated by reference to Exhibit 10.25 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013

10.330	Waiver, Amendment and Forbearance, dated as of October 26, 2013, by and among the Company and Anthony J. Cantone and Attoosa Financial LLC	Incorporated by reference from Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on October 31, 2013.

10.331	Management Agreement, dated July 26, 2013, by and between MCL Nursing, LLC and AdCare Oklahoma Management, LLC	Incorporated by reference from Exhibit 10.28 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013

10.332	Management Agreement, dated July 26, 2013, by and between Meeker Nursing, LLC and AdCare Oklahoma Management, LLC	Incorporated by reference from Exhibit 10.29 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013

10.333	Loan and Security Agreement, dated September 27, 2013, by and between QC Property Holdings, LLC and Housing & Healthcare Funding, LLC	Incorporated by reference from Exhibit 10.30 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013
10.334	Promissory Note, dated September 27, 2013, issued by QC Property Holdings, LLC to Housing & Healthcare Funding, LLC in the amount of $5,000,000	Incorporated by reference from Exhibit 10.31 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013

Exhibit No.	Description	Method of Filing
10.335	Mortgage, Security Agreement Assignment of Leases and Rents and Fixture Filing, dated September 27, 2013, by QC Property Holdings, LLC to and for the benefit of Housing & Healthcare Funding, LLC	Incorporated by reference from Exhibit 10.32 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013
10.336	Guaranty, dated September 27, 2013, by AdCare Health Systems, Inc. to and for the benefit of Housing & Healthcare Funding, LLC	Incorporated by reference from Exhibit 10.33 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013

10.337	Assignment of Rents and Leases, dated September 27, 2013, by QC Property Holdings, LLC to and for the benefit of Housing & Healthcare Funding, LLC	Incorporated by reference from Exhibit 10.34 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013

10.338	Third Modification Agreement, dated as of September 30, 2013, by and among The PrivateBank and Trust Company, AdCare Health Systems, Inc. and its subsidiaries named therein	Incorporated by reference from Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed on October 17, 2013

10.339	Letter Agreement, dated October 1, 2013, among AdCare Health Systems, Inc., Park City Capital, LLC and Michael J. Fox	Incorporated by reference from Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed on October 17, 2013

10.340	Amendment to Employment Agreement, between AdCare Health Systems, Inc. and Boyd P. Gentry, dated as of December 11, 2013, but executed and delivered on December 30, 2013	Incorporated by reference from Exhibit 99.2 of the Registrant’s Current Report on Form 8-K filed on December 31, 2013

10.341	Amendment to Employment Agreement, between AdCare Health Systems, Inc. and Ronald W. Fleming, dated as of December 11, 2013, but executed and delivered on December 30, 2013	Incorporated by reference from Exhibit 99.3 of the Registrant’s Current Report on Form 8-K filed on December 31, 2013

10.342	Amendment to Employment Agreement, between AdCare Health Systems, Inc. and David Rubenstein, dated as of December 11, 2013, but executed and delivered on December 30, 2013	Incorporated by reference from Exhibit 99.4 of the Registrant’s Current Report on Form 8-K filed on December 31, 2013

10.343	Note, Mortgage and Loan Agreement Modification Agreement, dated as of December 31, 2013, by and among Sumter Valley Property Holdings, LLC, Georgetown HC&R Property Holdings, LLC and Metro City Bank	Incorporated by reference from Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed on December 31, 2013

Exhibit No.	Description	Method of Filing

16.1	Letter from Battelle Rippe Kingston LLP (formerly Battelle & Battelle LLP), dated November 21, 2012	Incorporated by reference to Exhibit 16.1 to the Registrant’s Current Report on Form 8-K filed November 21, 2012

21.1	Subsidiaries of the Registrant	Incorporated by reference to Exhibit 21.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012

23.1	Consent of Battelle Rippe Kingston LLP (formerly Battelle & Battelle LLP)	Filed herewith

23.2	Consent of KPMG LLP	Filed herewith

23.3	Consent of Carlile Patchen & Murphy LLP	Previously filed

24.1	Powers of Attorney (included on the signature page hereto)	Previously filed